                                                Registration No. 333-_________

     As filed with the Securities and Exchange Commission on August 20, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            MYLAN LABORATORIES INC.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                          2834                    25-1211621
(State or jurisdiction of        (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification No.)

                   130 Seventh Street, 1030 Century Building
                         Pittsburgh, Pennsylvania 15222
                                  412-232-0100
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                Mr. Milan Puskar
                            Mylan Laboratories Inc.
                   130 Seventh Street, 1030 Century Building
                         Pittsburgh, Pennsylvania 15222
                                  412-232-0100
(Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:

                        John R. Previs                                                     Henry Lesser
          Buchanan Ingersoll Professional Corporation                            Heller Ehrman White & McAuliffe
                       One Oxford Centre                                              525 University Avenue
                 301 Grant Street, 20th Floor                                        Palo Alto, CA 94301-1800
                   Pittsburgh, PA 15219-1410                                        Telephone:  (650) 324-7000
                  Telephone:  (412) 562-8800                                        Telecopy:  (650) 324-0638
                   Telecopy:  (412) 562-1041

Approximate date of commencement of the proposed sale of the securities to the
------------------------------------------------------------------------------
public: As soon as practicable after this Registration Statement becomes
------
effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
    Title of Each                               Proposed Maximum         Proposed Maximum          Amount of Registration
 Class of Securities       Amount to be          Offering Price         Aggregate Offering                  Fee
 to be Registered(1)      Registered(2)            Per Share                 Price(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.50
par value............             6,791,216           N/A                  $175,398,145                   $51,743
==========================================================================================================================

(1) This Registration Statement relates to Common Stock, par value $.50 per share ("Mylan Common Stock"), of the Registrant issuable to holders of Common Stock, par value $.01 per share ("Penederm Common Stock"), of Penederm Incorporated in connection with the merger of a wholly-owned subsidiary of the Registrant with and into Penederm Incorporated (the "Merger").

(2) The number of shares of Mylan Common Stock to be registered pursuant to this Registration Statement is based on the maximum number of shares of Mylan Common Stock issuable to holders of Penederm Common Stock and options to purchase shares of Penederm Common Stock in the Merger at an exchange ratio of 0.68 of a share of Mylan Common Stock in exchange for each share of Penederm Common Stock assuming the maximum number of shares of Penederm Common Stock to be acquired in the Merger for shares of Mylan Common Stock is 9,987,083.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the estimated value of the shares of Penederm Common Stock to be acquired by Mylan in the Merger (based upon the average of the high and low sales prices of Penederm Common Stock on the Nasdaq National Market on August 17, 1998 of $17.5625 per share).

                         ------------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                [Penederm Logo]
                          320 Lakeside Drive, Suite A
                        Foster City, California   94404


                              ______________, 1998

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders of Penederm Incorporated to be held at the Westin Hotel--San Francisco Airport, located at 1 Bayshore Highway, Millbrae, California, on [day], [date], 1998, at [time], local time.

   At the Special Meeting, stockholders will vote on a proposal to approve and adopt an Agreement and Plan of Merger which provides for the Company's acquisition by Mylan Laboratories Inc. In this transaction, 0.68 of a share of Mylan Common Stock will be exchanged for each Penederm share.

   Penederm's Board of Directors has unanimously decided that the Mylan acquisition is in your best interests and unanimously recommends that you vote "FOR" it at the Special Meeting.

   As I said in the joint press release announcing the proposed transaction on June 24, 1998:

       "The Penederm Board is very pleased to be able to offer our stockholders this opportunity to exchange their shares for a significant equity investment in Mylan. We believe this transaction will enhance significantly Penederm's ability to pursue its product development and marketing plans."

   In the same joint press release, Mylan's CEO and President, Milan Puskar, commented:

       "Penederm is an excellent strategic fit with Mylan. We expect their products and sales force to meaningfully add to our proprietary product line and marketing efforts. In addition, Penederm's current products under development offer significant opportunities for our combined shareholders. We see numerous opportunities to apply Penederm's patented drug delivery technology to products we have under development."

   Enclosed is our Proxy Statement relating to the Special Meeting, which also constitutes Mylan's Prospectus covering the shares offered to you in exchange for your Penederm shares. The Proxy Statement/Prospectus includes your Board's recommendation in favor of the Mylan acquisition and our reasons for it, as well as the background of the transaction, the conditions to closing and other important information regarding the proposed transaction (including a description of a stock option agreement with Mylan, voting agreements signed by the Penederm directors and a new co-promotion agreement with Mylan relating to our Avita(R) acne products).

   The enclosed Proxy Statement/Prospectus also includes the opinion of our financial advisor, Lehman Brothers Inc., that, as of June 24, 1998 (the date the Merger Agreement was signed) the exchange ratio of 0.68 of a Mylan share for each Penederm share was, from a financial point of view, fair to the Penederm stockholders. Please read the entire Proxy Statement/Prospectus, including the Lehman Brothers opinion, carefully.

   Approval of the Mylan acquisition requires the favorable vote of a majority of the outstanding Penederm shares. Your vote is important regardless of how many shares you own. In order to ensure that your shares are represented at the Special Meeting whether or not you are able to attend in person, we strongly urge you to complete the enclosed proxy card promptly and return it in the envelope provided.

   Please do not send us any of your stock certificates at this time. Following the closing of the Mylan transaction, you will receive information about the procedure for surrendering your Penederm stock certificates in exchange for Mylan stock certificates.

                              Sincerely,

                              /s/ LLOYD H. MALCHOW

                              LLOYD H. MALCHOW
                              President and Chief Executive Officer



                           If you have any questions
                              or need assistance
                          completing your proxy card
                                 please call:

                           MACKENZIE PARTNERS, INC.
                               156 Fifth Avenue
                          New York, New York   10010
                         (212) 929-5500 (call collect)
                                              or
                         call toll-free (800) 322-2885

                        [Logo of Penederm Incorporated]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of

Penederm Incorporated:

   NOTICE IS HEREBY GIVEN that Penederm Incorporated ("Penederm") will hold a special meeting of its stockholders on ____________, 1998, at _________, local time, at the Westin Hotel--San Francisco Airport, 1 Bayshore Highway, Millbrae, California (including any adjournments or postponements thereof, the "Special Meeting"), for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 24, 1998 (the "Merger Agreement"), by and among Penederm, Mylan Laboratories Inc., a Pennsylvania corporation ("Mylan"), and MLI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mylan ("Merger Sub"), and the transactions contemplated thereby, including the merger of Merger Sub with and into Penederm (the "Merger"). In the Merger, each outstanding share of the Common Stock, par value $.01 per share, of Penederm ("Penederm Common Stock") will be converted into the right to receive 0.68 of a share of the common stock, par value $.50, of Mylan, and Penederm will become a wholly-owned subsidiary of Mylan.

        2. To transact such other business as may properly come before the Special Meeting.

   Only holders of record of Penederm Common Stock at the close of business on _____________, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. The affirmative vote of a majority of the outstanding shares of Penederm Common Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement.

   If your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee on how to vote your shares, or else your shares will not be voted. If you attend the Special Meeting, you may vote your shares in person, which will revoke any previously executed proxy. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                    By Order of the Board of Directors


                                    Michael A. Bates
                                    Secretary

Foster City, California
             , 1998
-------------


     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                             PENEDERM INCORPORATED
                                PROXY STATEMENT

                               _________________

                     PROSPECTUS OF MYLAN LABORATORIES INC.
                                 ______________

   This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share ("Penederm Common Stock"), of Penederm Incorporated, a Delaware corporation ("Penederm"), in connection with the solicitation of proxies by the Board of Directors of Penederm (the "Penederm Board") for use at the special meeting of stockholders of Penederm ("Penederm Stockholders") to be held on ___________, 1998, at the Westin Hotel--San Francisco Airport, 1 Bayshore Highway, Millbrae, California, at [time], local time, and at any adjournments or postponements thereof (the "Special Meeting").

   At the Special Meeting, Penederm Stockholders as of the close of business on _____________, 1998 (the "Record Date") will consider and vote on the proposed merger of MLI Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Mylan Laboratories Inc., a Pennsylvania corporation ("Mylan"), with and into Penederm (the "Merger"), whereby Penederm will become a wholly-owned subsidiary of Mylan, pursuant to the terms of the Agreement and Plan of Merger, dated June 24, 1998, among Mylan, Merger Sub and Penederm (the "Merger Agreement"). If the Merger is consummated, each outstanding share of Penederm Common Stock will be converted into the right to receive 0.68 of a share (the "Exchange Ratio") of common stock of Mylan, $.50 par value per share (the "Mylan Common Stock").

   This Proxy Statement/Prospectus also constitutes a Prospectus of Mylan with respect to up to 6,791,216 shares of Mylan Common Stock to be issued in the Merger in exchange for outstanding shares of Penederm Common Stock. Mylan Common Stock is listed on the New York Stock Exchange ("NYSE") and trades under the symbol "MYL." Penederm Common Stock is quoted on the Nasdaq National Market ("NASDAQ") and trades under the symbol "DERM."

   All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Mylan and to the transactions described herein has been supplied by Mylan, and all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Penederm has been supplied by Penederm.

   This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to Penederm Stockholders on or about ___________, 1998.

   The Merger involves certain risks to Penederm Stockholders. See "RISK FACTORS," beginning on page __.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
  STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            _______________________

      The date of this Proxy Statement/Prospectus is ______________, 1998.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(Inside Front Cover)

                             AVAILABLE INFORMATION

   Mylan and Penederm are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet web-site at http://www.sec.gov that contains reports, proxy statements and other information. Reports, proxy statements and other information concerning Mylan can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which Mylan Common Stock is listed. Reports, proxy statements and other information concerning Penederm can be inspected at the Nasdaq National Market, Operations, 1735 K Street, N.W., Washington D.C. 20006.

   Mylan has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Mylan Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE INCORPORATED BY REFERENCE AT THE LOCATIONS IN THIS PROXY STATEMENT/PROSPECTUS WHERE SUCH INFORMATION IS REQUIRED TO BE SET FORTH. THE DOCUMENTS RELATING TO MYLAN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO MYLAN LABORATORIES INC., 130 SEVENTH STREET, 1030 CENTURY BUILDING, PITTSBURGH, PENNSYLVANIA 15222 (TELEPHONE NUMBER (412) 232-
0100), ATTENTION: PATRICIA SUNSERI, VICE PRESIDENT--INVESTOR AND PUBLIC RELATIONS. THE DOCUMENTS RELATING TO PENEDERM (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO PENEDERM INCORPORATED, 320 LAKESIDE DRIVE, SUITE A, FOSTER CITY, CALIFORNIA 94404 (TELEPHONE NUMBER (650) 358-0100), ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY ________________, 1998.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by Mylan and Penederm, respectively, with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

   1. Mylan's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 ("Mylan's 1998 Form 10-K"); Mylan's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 ("Mylan's Most Recent 10-Q"); Mylan's Current Report on Form 8-K dated June 30, 1998; and the description of Mylan Common Stock in Mylan's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

   2. Penederm's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Penederm's 1997 Form 10-K"); Penederm's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; Penederm's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and Penederm's Current Report on Form 8-K dated June 29, 1998.

   In addition, the Merger Agreement and the Stock Option Agreement (as hereinafter defined), copies of which are attached hereto as Appendix A and Appendix B, respectively, are incorporated herein by reference.

   All documents filed by Mylan and Penederm pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of any securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This Proxy Statement/Prospectus contains and incorporates by reference certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this Proxy Statement/Prospectus (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, trends for the continued growth of the businesses of Mylan and Penederm, the realization of anticipated revenues, profitability and cost synergies of the combined companies and other risks and uncertainties described in "RISK FACTORS." Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, Mylan's or Penederm's actual results, performance or achievements in 1998 and beyond could differ materially from those expressed in, or implied by, such forward-looking statements.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MYLAN OR PENEDERM. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OR THE SOLICITATION OF ANY PROXY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY

STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MYLAN OR PENEDERM SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

   As used herein, unless the context otherwise clearly requires, "Mylan" refers to Mylan Laboratories Inc. and its consolidated subsidiaries, and "Penederm" refers to Penederm Incorporated and its consolidated subsidiary.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

AVAILABLE INFORMATION.........................................................Inside Front Cover
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................................ii
SUMMARY........................................................................................1
 Risk Factors..................................................................................1
 The Companies.................................................................................1
 The Special Meeting...........................................................................1
 The Merger....................................................................................2
 Selected Historical Consolidated Financial Data of Mylan......................................7
 Selected Historical Consolidated Financial Data of Penederm...................................7
 Selected Unaudited Pro Forma Combined Financial Data..........................................8
 Comparative Per-Share Data of Mylan and Penederm..............................................9
 Market Price Information.....................................................................10
RISK FACTORS..................................................................................12
 Fixed Exchange Ratio Despite Possible Changes in Stock Prices................................12
 Federal Trade Commission Investigation.......................................................12
 Uncertainties in Realizing Synergies of the Merger...........................................12
THE SPECIAL MEETING...........................................................................13
 Matters to Be Considered at the Special Meeting..............................................13
 Record Date and Quorum.......................................................................13
 Required Vote................................................................................13
 Proxies......................................................................................14
 Solicitation of Proxies......................................................................14
 Independent Auditors.........................................................................14
 Recommendation of Penederm Board.............................................................14
THE MERGER....................................................................................15
 Background of the Merger.....................................................................15
 Penederm's Reasons for the Merger; Recommendation of the Penederm Board......................19
 Opinion of Penederm's Financial Advisor......................................................22
 Mylan's Reasons for the Merger...............................................................27
 Regulatory Approvals.........................................................................27
 Interests of Certain Persons in the Merger...................................................28
 Accounting Treatment.........................................................................29
 Certain Federal Income Tax Consequences......................................................29
 Absence of Appraisal Rights..................................................................30
THE MERGER AGREEMENT AND THE RELATED AGREEMENTS...............................................30
 General......................................................................................30
 Consideration to Be Received in the Merger...................................................31
 Exchange of Shares...........................................................................31
 Treatment of Options.........................................................................32
 Representations and Warranties...............................................................32
 Conduct of Penederm's Business...............................................................33
 Exclusivity..................................................................................33
 Resales of Mylan Common Stock................................................................34
 Conditions to the Merger.....................................................................34
 Termination of the Merger Agreement..........................................................35
 Termination Fee; Expenses of the Merger......................................................35
 Benefit Plans................................................................................36
 The Stock Option Agreement...................................................................37
  The Option..................................................................................37
  Purchase Events.............................................................................38
  Mylan's Put Rights..........................................................................39

  Mylan's Registration Rights..................................................................39
  Termination..................................................................................39
  Profit Limitation............................................................................39
 The Voting Agreements.........................................................................40
  Voting and Proxies...........................................................................40
  Prohibited Actions...........................................................................40
  Alternate Voting Agreement...................................................................40
  Other Provisions.............................................................................41
 Co-Promotion Agreements.......................................................................41
COMPARISON OF SHAREHOLDER RIGHTS...............................................................41
 Shareholder Rights Generally..................................................................41
 Shareholder Voting Rights.....................................................................42
 Shareholder Appraisal Rights..................................................................43
 Rights With Respect to Shares.................................................................44
 Fiduciary Duties of Directors.................................................................44
 Director and Officer Liability and Indemnification............................................44
 Charter Amendments............................................................................45
 Bylaw Amendments..............................................................................45
DESCRIPTION OF MYLAN CAPITAL STOCK.............................................................46
 Mylan Common Stock............................................................................46
 Mylan Preferred Stock.........................................................................46
 Special Considerations........................................................................46
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.............................................47
EXPERTS........................................................................................52
LEGAL MATTERS..................................................................................52
STOCKHOLDER PROPOSALS..........................................................................52
APPENDIX A  AGREEMENT AND PLAN OF MERGER......................................................A-1
APPENDIX B  STOCK OPTION AGREEMENT............................................................B-1
APPENDIX C  VOTING AGREEMENTS.................................................................C-1
APPENDIX D  OPINION OF LEHMAN BROTHERS INC....................................................D-1


                                     SUMMARY

   The following is a summary of certain important terms of the proposed Merger and related information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus and the Appendices hereto. Except as otherwise indicated, all financial information in this Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Penederm Stockholders are urged to read this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

Risk Factors

   The completion of the Merger and an investment in Mylan Common Stock each involve substantial risks. Before voting on the Merger and acquiring the securities offered hereby, Penederm Stockholders should carefully consider the information set forth in "RISK FACTORS" and other information contained or incorporated by reference herein.

The Companies

Mylan.......................................  Mylan is engaged in the development, licensing, manufacturing and marketing of numerous generic and proprietary finished
                                              pharmaceutical and wound care products. The principal executive offices of Mylan are located at 130 Seventh Street, 1030 Century
                                              Building, Pittsburgh, Pennsylvania 15222, and its telephone number at that address is (412) 232-0100.

Penederm....................................  Penederm is engaged in the development and commercialization of topically administered prescription dermatology products that use
                                              Penederm's proprietary drug delivery technology or drug compounds to achieve enhanced patient safety or clinical efficacy. The principal executive offices of Penederm are located at 320 Lakeside Drive,
                                              Foster City, California 94404, and its telephone number at that address is (650) 358-0100.


The Special Meeting

Time, Date and Place........................  The Special Meeting will be held on __________________, 1998, at the
                                              Westin Hotel--San Francisco Airport, 1 Bayshore Highway, Millbrae,
                                              California, commencing at [time], local time.

Purpose of the Special Meeting..............  The purpose of the Special Meeting is (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) to transact such other business as may properly be brought before the
                                              Special Meeting. See "THE SPECIAL MEETING--Matters to Be Considered
                                              at the Special Meeting."
Record Date; Shares Entitled to Vote;
Quorum......................................  Penederm Stockholders at the close of business on _____________,
                                              1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were ___________
                                              shares of Penederm Common Stock outstanding and entitled to vote.
                                              Each holder of record of shares of Penederm Common Stock on the
                                              Record Date is entitled to cast, either in person or by properly executed



                                              proxy, one vote per share on the approval and adoption of
                                              the Merger Agreement and other matters, if any, properly submitted for the vote of Penederm Stockholders at the Special Meeting. See
                                              "THE SPECIAL MEETING."

                                              The presence, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of the Penederm Common Stock at the Special
                                              Meeting is necessary to constitute a quorum at the Special Meeting.
                                              See "THE SPECIAL MEETING."

Vote Required; Voting Agreements............  The approval by Penederm Stockholders of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Penederm Common Stock entitled to vote thereon. As an inducement to Mylan to enter into the Merger
                                              Agreement, each of the directors of Penederm, who collectively hold approximately 3.8% of the outstanding Penederm Common Stock, has entered into an agreement with Mylan (the "Voting Agreements")
                                              pursuant to which each director has agreed to vote all of the shares of Penederm Common Stock beneficially owned by such director and all shares of Penederm Common Stock subsequently acquired (i) in favor of the Merger, the adoption by Penederm of the Merger Agreement and the approval of the other transactions contemplated by the Merger
                                              Agreement at any meeting of Penederm Stockholders at which such matters are considered and at every adjournment or postponement thereof and (ii) against any action or proposal that would impede, frustrate, prevent or nullify the Merger or the Merger Agreement.
                                              However, shares representing approximately 3.1% of the outstanding
                                              Penederm Common Stock are held by a director who has entered into an
                                              Alternate Voting Agreement permitting those shares to be
                                              distributed, as close to September 15, 1998 as possible, to the individual investors of the investment fund which owns such shares, and if such distribution occurs before the Penederm Stockholders vote on the Merger Agreement, there is no assurance as to how those shares will be voted. See "THE MERGER AGREEMENT AND THE RELATED
                                              AGREEMENTS--The Voting Agreements."

The Merger

Merger Consideration........................  If the Merger is consummated, holders of Penederm Common Stock will receive, in exchange for each share of Penederm Common Stock they own, the right to receive 0.68 of a share of Mylan Common Stock.
                                              Fractional shares of Mylan Common Stock will not be issuable in connection with the Merger. Holders of Penederm Common Stock otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described herein under "THE
                                              MERGER AGREEMENT AND THE RELATED AGREEMENTS."  The Mylan Common
                                              Stock to be issued to Penederm Stockholders pursuant to Merger and any cash to be paid in lieu of fractional shares of Mylan Common
                                              Stock are referred to collectively as the "Merger Consideration."

                                              As soon as practicable after the filing of a certificate of merger with respect to the Merger in the office of the Delaware Secretary of State (the "Effective Time"), a letter of transmittal (including instructions



                                              setting forth the procedures for exchanging such
                                              holder's certificates representing Penederm Common Stock for the
                                              Merger Consideration payable to such holder pursuant to the Merger
                                              Agreement) will be sent to each holder of record, as of the
                                              Effective Time, of shares of Penederm Common Stock. Upon surrender of such certificates to the Exchange Agent (as defined herein)
                                              together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of Penederm Common Stock previously represented by the certificates so surrendered. See "THE MERGER AGREEMENT AND THE
                                              RELATED AGREEMENTS--Exchange of Shares."

Treatment of Existing Options...............  All rights under any stock option granted by Penederm pursuant to
                                              Penederm's Equity Incentive Plan, Employee Stock Option Plan,
                                              Consultant Stock Option Plan or Nonemployee Directors Stock Option
                                              Plan (collectively, the "Penederm Stock Option Plans") that remain unexercised immediately prior to the Effective Time will, together with the Penederm Stock Option Plans, be assumed by Mylan, and will thereafter represent the right to acquire that number of shares of
                                              Mylan Common Stock to which the holder would have been entitled pursuant to the Exchange Ratio if, immediately prior to the
                                              Effective Time, the holder had fully exercised the option and had been a stockholder of record of Penederm. The duration and other terms of the options will be the same as the original Penederm options, except that the references to Penederm in the Penederm
                                              Stock Option Plans will be deemed to be references to Mylan. The option price per share of Mylan Common Stock will be equal to the exercise price per share of Penederm Common Stock provided therein divided by the Exchange Ratio rounded up to the nearest cent. See
                                              "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--Treatment of
                                              Options."

Reasons for the Merger; Recommendation
of the Penederm Board.......................  The Penederm Board has unanimously determined that the Merger is in the best interests of Penederm and Penederm Stockholders and has approved the Merger Agreement. THE PENEDERM BOARD UNANIMOUSLY
                                              RECOMMENDS THAT THE PENEDERM STOCKHOLDERS VOTE IN FAVOR OF APPROVAL
                                              AND ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. For a
                                              discussion of the factors considered by the Penederm Board in approving the Merger, see "THE MERGER--Penederm's Reasons for the Merger;
                                              Recommendation of the Penederm Board."

Opinion of Penederm's Financial
Advisor.....................................  Lehman Brothers Inc. ("Lehman Brothers") has delivered its written opinion to the Penederm Board that, as of June 24, 1998, the
                                              Exchange Ratio is fair, from a financial point of view, to the
                                              Penederm Stockholders.

                                              The full text of the written opinion of Lehman Brothers, setting forth assumptions made, procedures followed, other matters considered and review undertaken in connection with the opinion, is attached hereto as Appendix D and is incorporated herein by reference. Holders of Penederm Common Stock are urged to, and should, read such opinion in its entirety. See "THE MERGER--Opinion of Penederm's Financial Advisor" and Appendix D.

Interests of Certain Persons in the Merger..  For a discussion of the interests of certain executive officers and directors of Penederm in addition to their interests as Penederm
                                              Stockholders generally and information regarding Penederm Stock
                                              Options and other rights of certain members of the Penederm Board, see "THE MERGER--Interests of Certain Persons in the Merger."

Effective Time of the Merger................  The Effective Time will occur upon the filing of a Certificate of
                                              Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger.
                                              See "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS."

Conditions to the Merger....................  The obligations of Mylan and Penederm to consummate the Merger are subject to the satisfaction of certain conditions, including, without limitation, obtaining the requisite approval of Penederm
                                              Stockholders, delivery to Mylan and Penederm of tax opinions, the continued accuracy of the representations and warranties contained in the Merger Agreement and the receipt of certain consents and approvals, including, without limitation, certain consents and approvals required under agreements to which Penederm is a party.
                                              Consummation of the Merger is also subject to compliance with
                                              Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
                                              (the "HSR Act"). The notifications required under the HSR Act have been furnished to the Federal Trade Commission (the "FTC") and the
                                              Antitrust Division of the Department of Justice (the "Antitrust
                                              Division") and the parties have been granted early termination of the waiting period. However, the Antitrust Division and the FTC will continue to have the authority to challenge the Merger on antitrust grounds before or after the Merger is complete. See "THE
                                              MERGER--Regulatory Approvals" and "THE MERGER AGREEMENT AND THE
                                              RELATED AGREEMENTS--Conditions to the Merger."

Termination of the Merger Agreement.........  The Merger Agreement may be terminated at any time prior to the
                                              Effective Time under certain circumstances, including, among others:
                                              (i) by mutual written consent of Mylan and Penederm; (ii) by either
                                              Mylan or Penederm if an event or circumstance shall have occurred which has, or is reasonably expected to have, a Material Adverse
                                              Effect on the other or if there has been a Material Adverse Change with respect to the other; (iii) by either Mylan or Penederm if the
                                              Merger has not been effected prior to the close of business on
                                              November 30, 1998, subject to certain limitations; (iv) by either
                                              Mylan or Penederm if the requisite approval of Penederm Stockholders is not obtained; (v) by Mylan or Penederm if Penederm enters into a merger, acquisition or other agreement to effect a Superior Proposal
                                              (as defined below); and (vi) by Mylan if the Penederm Board, in breach of the Merger Agreement, withdraws or modifies its
                                              recommendation of the Merger, recommends a competing transaction or fails to recommend against a tender or exchange offer by a third party. See "THE MERGER AGREEMENT AND THE RELATED
                                              AGREEMENTS--Termination of the Merger Agreement."


Termination Fee; Expenses...................  Under certain circumstances, including a termination by Mylan if the
                                              Penederm Board withdraws or modifies its recommendation of the
                                              Merger or a termination by Penederm to execute a definitive agreement to implement another transaction, a termination of the
                                              Merger Agreement will require Penederm to pay Mylan a termination fee of $9 million (the "Termination Fee"). Other than expenses incurred in connection with the filing, printing and mailing of this
                                              Proxy Statement/Prospectus, which shall be borne equally between
                                              Mylan and Penederm, expenses incurred in connection with the Merger and Merger Agreement will be paid by the party incurring such expenses.

Stock Option Agreement......................  In connection with the execution of the Merger Agreement, Mylan and
                                              Penederm entered into the Stock Option Agreement pursuant to which
                                              Penederm granted Mylan an option (the "Mylan Option") to purchase up to 1,717,878 shares of Penederm Common Stock (the "Option Shares")
                                              (approximately 19.9% of the outstanding shares of Penederm Common
                                              Stock as of the date of the Merger Agreement) at an exercise price of $20.00 per share (the "Option Price"). The Mylan Option is exercisable only upon the occurrence of certain events and provides
                                              Mylan the right, under certain circumstances, to require Penederm to purchase for cash the unexercised portion of the Mylan Option. The
                                              Mylan Option was a condition to Mylan's entering into the Merger
                                              Agreement, and it might increase the likelihood of consummation of the Merger by discouraging competing offers for Penederm. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in Penederm from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to Penederm
                                              Stockholders that had a higher current market price than the shares of Mylan Common Stock to be received for each share of Penederm
                                              Common Stock pursuant to the Merger Agreement. In addition, if Mylan were to become entitled to, and did, exercise the Mylan Option, such exercise could preclude a third party from acquiring Penederm in a transaction intended to be accounted for as a "pooling of
                                              interests," and the potential for such preclusion could further discourage competing offers for Penederm. Pursuant to the terms of the Stock Option Agreement, the aggregate maximum value of the
                                              Termination Fee and the Mylan Option is limited to $24 million. See
                                              "THE MERGER--Background of the Merger" and "--Penederm's Reasons for
                                              the Merger; Recommendation of the Penederm Board" and "THE MERGER
                                              AGREEMENT AND THE RELATED AGREEMENTS--The Stock Option Agreement."

                                              A copy of the Stock Option Agreement is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated by reference herein.

Absence of Appraisal Rights.................  Penederm Stockholders are not entitled to exercise any appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the Merger. See "THE MERGER--Absence of Appraisal
                                              Rights."


Certain Federal Income Tax
Consequences................................  It is expected that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as
                                              amended (the "Code"), for federal income tax purposes, and accordingly, no gain or loss will be recognized by Penederm
                                              Stockholders upon their exchange of Penederm Common Stock for Mylan
                                              Common Stock (except to the extent of any cash received in lieu of a fractional share interest in Mylan Common Stock). See "THE
                                              MERGER--Certain Federal Income Tax Consequences."

Accounting Treatment........................  The Merger is expected to be accounted for under the purchase method of accounting in accordance with GAAP. Under this method of accounting, the value of the consideration to be paid by Mylan in the Merger will be allocated to the assets acquired and the liabilities assumed based upon their estimated fair market values at the date of the consummation of the Merger. The results of operations of Penederm prior to the Merger will not be included in the reported results of the combined company thereafter. See "THE
                                              MERGER--Accounting Treatment."

Comparison of Shareholder Rights............  Upon consummation of the Merger, Penederm Stockholders will become shareholders of Mylan. There are certain material differences between the rights of holders of Mylan Common Stock and the rights of holders of Penederm Common Stock. These differences arise from the distinctions between the laws of the jurisdictions in which
                                              Mylan and Penederm are incorporated (Pennsylvania and Delaware, respectively) and the distinctions between the articles of incorporation and bylaws of Mylan and the certificate of
                                              incorporation and bylaws of Penederm. See "COMPARISON OF SHAREHOLDER
                                              RIGHTS."

Selected Historical Consolidated Financial Data of Mylan


   The selected historical consolidated financial data for Mylan are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Mylan. The selected historical financial data for Mylan for each of the years ended March 31, 1996, 1995 and 1994 are derived from audited financial statements of Mylan for those years. Mylan's consolidated balance sheets at March 31, 1998 and 1997, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1998, were audited by Deloitte & Touche LLP, independent auditors, and are included in Mylan's 1998 Form 10-K which is incorporated by reference herein. The selected historical consolidated financial data for Mylan should be read in conjunction with Mylan's 1998 Form 10-K. The selected historical consolidated financial data for Mylan set forth for each of the three month periods ended June 30, 1998 and 1997 are derived from the unaudited financial statements of Mylan which, in the opinion of Mylan's management, contain all adjustments, consisting only of normal recurring items, necessary to present fairly the selected financial data for such periods. The results of operations for the three months ended June 30, 1998 may not be indicative of the results of operations to be expected for a full year. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                  Three months ended June 30,                    Year ended March 31,
                                                  ---------------------------   ----------------------------------------------------

                                                        1998           1997       1998       1997       1996       1995       1994
                                                                   (Amounts in thousands, except for per share data)
Statement of Earnings Data:(1)
 Total Revenues                                     $166,718       $109,188     $555,423   $440,192   $392,860   $396,120   $251,773


 Net Earnings                                         34,182         16,598      100,777     63,127    102,325    120,869     73,067


Per Common Share:(2)
  Net Earnings-Basic                                    0.28           0.14         0.83       0.52       0.86       1.02       0.62

  Net Earnings-Diluted                                  0.28           0.13         0.82       0.51       0.85       1.01       0.61

  Dividends Declared(3)(4)                              0.04           0.04         0.16       0.16       0.15       0.19       0.10


 Shares Used in Net Earnings Per Common Share
  Computation-Basic                                  122,295        122,065      122,094    121,926    119,530    118,963    118,423

 Shares Used in Net Earnings Per Common Share        124,078        123,039      123,043    122,727    120,706    119,912    119,502
  Computation-Diluted

                                                                June 30,                           March 31,
                                                        ---------------------   ----------------------------------------------------

                                                            1998       1997       1998       1997       1996       1995       1994
Balance Sheet Data:(1)
 Working Capital                                          $381,711   $298,372   $358,752   $300,274   $330,733   $275,032   $191,647

 Total Assets                                              890,899    787,492    847,753    777,580    692,009    546,201    403,325

 Long-term Obligations (includes long-term debt and
  post-retirement compensation)                             26,417     32,936     26,218     32,593     18,002      7,122      4,609



 Shareholders' Equity                                      774,705    672,627    744,465    659,740    616,441    482,728    379,969


 Book Value Per Common Share                                  6.33       5.51       6.10       5.40       5.06       4.06       3.20


(1) The acquisition of UDL Laboratories, Inc. is reflected in the financial data effective for the periods subsequent to February 28, 1996.

(2) The above financial information gives retroactive effect to the three-for-two stock split effective August 15, 1995.

(3) Mylan's current dividend program totals $.16 per share per year.

(4) For the year ended March 31, 1995, Mylan declared a special one-time dividend of $.067 per share.

Selected Historical Consolidated Financial Data of Penederm

   The selected consolidated financial data for Penederm are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Penederm. Penederm's historical consolidated balance sheets at December 31, 1997 and 1996, and the consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1995 through 1997, and notes thereto, were audited by Ernst & Young LLP, independent auditors, and are included in Penederm's 1997 Form 10-K which is incorporated by reference herein. Penederm's consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993 and 1994, and notes thereto, were audited by PricewaterhouseCoopers LLP, independent auditors. The selected historical consolidated financial data for Penederm should be read in conjunction with Penederm's 1997 Form 10-K. The selected historical unaudited consolidated financial data for Penederm set forth for each of the six-month periods ended June 30, 1998 and 1997 have been prepared on the same basis as the selected historical information derived from such audited financial statements and, in the opinion of Penederm's management, include all adjustments, consisting only of normal recurring items, necessary to present fairly the selected financial data for such periods. The results of operations for the six months ended June 30, 1998 may not be indicative of the results of operations to be expected for a full year. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                            Six months ended  June 30,            Year ended December 31,
                                                            -------------------------- ---------------------------------------------
                                                                 1998       1997         1997      1996     1995     1994     1993
                                                                         (Amounts in thousands, except for per share data)
Statement of Operations Data:
 Total Revenues                                               $10,325     $ 4,904      $  9,005  $ 2,905  $ 5,401  $ 5,123  $ 1,378

 Net (Loss)                                                    (2,570)     (3,839)      (12,717)  (7,643)  (5,036)  (4,993)  (5,539)

Per Common Share:(1)
 Net (Loss)-Basic and Diluted                                   (0.31)      (0.49)        (1.59)   (1.05)   (0.70)   (0.71)   (4.61)

 Dividends Declared                                                --          --            --       --       --       --       --
 Shares Used in Net (Loss) Per Common Share
  Computation-Basic and Diluted                                 8,351       7,848         7,995    7,275    7,171    6,990    1,202

                                                                     June 30,                          December 31,
                                                               -------------------    ----------------------------------------------

                                                                  1998      1997       1997     1996      1995      1994      1993
Balance Sheet Data:
 Working Capital                                                 $ 5,532  $11,236     $ 2,574  $ 5,710  $13,164   $17,307   $23,972
 Total Assets                                                     14,769   15,900      10,231   10,694   17,968    23,538    27,498
 Long-term Obligations                                                 5       20          10       28       54        15        70
 Stockholders' Equity                                              7,517   13,923       5,194    8,591   15,934    20,659    26,160
 Book Value Per Common Share                                        0.87     1.72        0.64     1.17     2.20      2.95      3.75

(1) Net (Loss) Per Common Share for the year ended December 31, 1993 has been retrospectively restated to apply Staff Accounting Bulletin (SAB) 98. SAB 98 had no impact on any other year presented.

Selected Unaudited Pro Forma Combined Financial Data

   The following selected unaudited pro forma combined financial information has been derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and notes thereto included elsewhere in this Proxy Statement/Prospectus. Mylan has a fiscal year ending on March 31, and Penederm has a fiscal year ending on December 31. The following selected unaudited pro forma combined financial information is based on the historical consolidated balance sheets and related historical consolidated statements of income of Mylan and Penederm as adjusted to give effect to the Merger using the purchase method of accounting for business combinations, and for purposes of such selected pro forma financial data, the Penederm financial information has been recast to conform to the March 31 fiscal year used by Mylan. The information set forth in the unaudited pro forma combined financial data should be read in connection with the unaudited pro forma combined financial statements and notes thereto appearing elsewhere herein. See "Unaudited Pro Forma Combined Financial Information." The pro forma amounts are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the fiscal year presented, nor are they necessarily indicative of future results of operations or financial position of Mylan.

                                                                    Three months ended June 30, 1998    Year ended March 31, 1998
                                                                  ----------------------------------    -------------------------
                                                                         (Amounts in thousands, except for per share data)
Statement of Earnings Data:
 Total Revenues                                                                             $173,042                     $565,528

 Net Earnings(1)                                                                              33,838                       91,022
 Per Common Share:(1)
  Net Earnings-Basic                                                                            0.26                         0.71
  Net Earnings-Diluted                                                                          0.26                         0.71
  Dividends Declared                                                                            0.04                         0.16

 Shares Used in Net Earnings Per Common Share Computation-Basic                              128,082                      127,634
 Shares Used in Net Earnings Per Common Share Computation-Diluted                            130,200                      128,661

                                                                                        June 30, 1998
                                                                  --------------------------------------------------------
Balance Sheet Data:
 Working Capital                                                                                                  $384,743
 Total Assets                                                                                                      976,251
 Long-term Obligations (includes long-term debt and
  post-retirement compensation)                                                                                     26,422


 Shareholders' Equity                                                                                              844,205

 Book Value Per Common Share                                                                                          6.59

(1) As required by Article 11 of Regulation S-X under the Securities Exchange Act of 1934, the pro forma income statements exclude the nonrecurring charges for in-process research and development estimated at $145,000 and $900 of nonrecurring merger costs incurred by Penederm during the three months ended June 30, 1998. Had the pro forma income statements included these charges, Pro Forma Net (Loss) and Pro Forma Net (Loss) Per Common Share-Basic and Diluted would have been $(112,062) million, $(.87) for the three months ended June 30, 1998 and $(53,978) million, $(.42) for the year ended March 31, 1998.

Comparative Per-Share Data of Mylan and Penederm

   The following table presents: (i) the selected comparative per-share data for each of Mylan and Penederm on an historical basis and (ii) the selected unaudited pro forma combined comparative per-share data reflecting the consummation of the Merger. The unaudited pro forma comparative per-share data assume the Merger has been consummated at the beginning of the periods presented. The unaudited pro forma data have been prepared giving effect to the Merger under the purchase method of accounting.

   Under the purchase method of accounting, the total value of the Mylan Common Stock issued in the Merger and the fair value of the vested stock options granted by Penederm and assumed by Mylan are allocated among assets of Penederm based upon their fair market values, and any value in excess of such fair market values is recorded as goodwill.

   The Penederm pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share of Mylan Common Stock by the Exchange Ratio.

   The comparative per-share data presented herein are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of each of Mylan and Penederm included in the documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Pro forma amounts are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the fiscal year presented or indicative of the future earnings of Mylan.

                                                               Three Months Ended                           Year Ended
                                                                 June 30, 1998                            March 31, 1998
                                                             -------------------                      -------------------
                                                                   (Amounts in thousands, except for per share data)

Mylan Historical:

 Net Earnings-Basic                                                     $   0.28                                 $   0.83
 Net Earnings-Diluted                                                       0.28                                     0.82
 Dividends Declared                                                         0.04                                     0.16
 Book Value                                                                 6.33                                     6.10
 Shares Used in Net Earnings Per Common Share                            122,295                                  122,094
  Computation-Basic
 Shares Used in Net Earnings Per Common Share                            124,078                                  123,043
  Computation-Diluted

Penederm Historical:

 Net (Loss)-Basic                                                       $  (0.14)                                $  (1.55)
 Net (Loss)-Diluted                                                        (0.14)                                   (1.55)
 Dividends Declared                                                           --                                       --
 Book Value                                                                 0.87                                     0.58
 Shares Used in Net (Loss) Per Common Share                                8,511                                    8,147
  Computation-Basic and Diluted

Mylan Pro Forma:(1)(4)

 Net Earnings-Basic                                                     $   0.26                                 $   0.71
 Net Earnings-Diluted                                                       0.26                                     0.71
 Dividends Declared                                                         0.04                                     0.16
 Book Value                                                                 6.59                                      N/C
 Shares Used in Net Earnings Per Common Share                            128,082                                  127,634
  Computation-Basic
 Shares Used in Net Earnings Per Common Share                            130,200                                  128,661
  Computation-Diluted

Penederm Equivalent Pro Forma:(2)(4)

 Net Earnings-Basic                                                     $   0.18                                 $   0.48
 Net Earnings-Diluted                                                       0.18                                     0.48
 Dividends Declared                                                         0.03                                     0.11
 Book Value                                                                 4.49                                      N/C
 Shares Used in Net Earnings Per Common Share                            188,356                                  187,697
  Computation-Basic(3)
 Shares Used in Net Earnings Per Common Share                            191,471                                  189,207
  Computation-Diluted(3)

----------------
(1) The pro forma information was calculated by combining the historical amounts from Mylan and Penederm after considering the pro forma adjustments divided by the sum of Mylan's historical share information and the additional shares of Mylan Common Stock estimated to be issued upon consummation of the Merger. Pro forma book value per share is presented for the interim period only.

(2) Represents the pro forma information (as calculated in note 1) adjusted to reflect the value of one share of Penederm Common Stock.

(3) Penederm equivalent pro forma shares represent the Mylan pro forma shares divided by the conversion ratio of .68.

(4) Had the pro forma income statements included the nonrecurring charges for in-process research and development estimated at $145,000 and $900 of nonrecurring merger costs incurred by Penederm during the three months ended June 30, 1998, Pro Forma Net (Loss) Per Common Share-Basic and Diluted would have been $(.87) for the three months ended June 30, 1998 and $(.42) for the year ended March 31, 1998.

   Additionally, Penederm equivalent Pro Forma Net (Loss) Per Common Share-Basic and Diluted would have been $(.59) for the three months ended June 30, 1998 and $(.29) for the year ended March 31, 1998.

N/C = Not computed.

Market Price Information

   Mylan Common Stock is traded on the NYSE under the symbol "MYL." The table below sets forth for the periods indicated the high and low closing sale prices per share of Mylan Common Stock and the dividends paid per share of Mylan Common Stock. For current price information with respect to the Mylan Common Stock, Penederm Stockholders are urged to consult publicly available sources. No assurance can be given as to future prices of, or markets for, Mylan Common Stock. See "RISK FACTORS--Fixed Exchange Rate Despite Possible Changes in Stock Prices" and "--Federal Trade Commission Investigation."

                                              Mylan Common Stock
                                              ------------------
                                         High        Low       Dividends
                                     -----------------------------------
Fiscal Year Ended March 31, 1997
First Quarter........................    $21.63      $16.25         $.04
Second Quarter.......................     17.50       14.25          .04
Third Quarter........................     17.50       14.00          .04
Fourth Quarter.......................     18.25       14.38          .04
Fiscal Year Ended March 31, 1998
First Quarter........................     16.88       11.50          .04
Second Quarter.......................     24.75       14.63          .04
Third Quarter........................     25.25       17.44          .04
Fourth Quarter.......................     24.31       17.06          .04
Fiscal Year Ending March 31, 1999
First Quarter........................     32.75       22.06          .04
Second Quarter
  (through August 19, 1998)..........     35.13       24.50          .04

   Penederm Common Stock is quoted on NASDAQ and traded under the symbol "DERM." The table below sets forth for the periods indicated the high and low sales prices per share of Penederm Common Stock. For current price information with respect to the Penederm Common Stock, Penederm Stockholders are urged to consult publicly available sources. Penederm has never declared or paid any cash dividends on Penederm Common Stock.

                                                                           Penederm Common Stock
                                                                           ----------------------
                                                              High                                             Low
                                            ---------------------------------------------       ----------------------------------
Fiscal Year Ended December 31, 1996
First Quarter........................                       $18.25                                              $10.75
                                                            ------                                              ------
Second Quarter.......................                        17.75                                               12.50
                                                            ------                                              ------
Third Quarter........................                        16.50                                                4.88
Fourth Quarter.......................                        12.50                                                6.75
Fiscal Year Ended December 31, 1997
First Quarter........................                        17.25                                               10.50
Second  Quarter......................                        13.50                                               10.00
Third  Quarter.......................                        14.88                                               10.00
Fourth  Quarter......................                        13.88                                                9.13
Fiscal Year Ending December 31, 1998
First  Quarter.......................                        13.00                                                9.56
Second Quarter.......................                        21.31                                               10.25
Third Quarter
  (through August 19, 1998)..........                        23.50                                               16.25

   Set forth below are the last reported sale prices of the Mylan Common Stock and the Penederm Common Stock on June 23, 1998, the last trading day prior to the public announcement of the Merger Agreement, and on August 19, 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, as well as the equivalent pro forma sale prices of the Penederm Common Stock on such dates, as determined by multiplying the applicable last reported sale price of the Mylan Common Stock on the NYSE by the Exchange Ratio.

                                                                     Penederm
                                  Mylan Common Stock               Common Stock               Penederm Equivalent
                                  ------------------               ------------               -------------------
June 23, 1998..............             $32.19                         $15.75                        $21.88
August 19, 1998............             $30.625                        $20.25                        $20.825

                                   RISK FACTORS

   The following factors should be considered carefully by the Penederm Stockholders in evaluating whether to approve and adopt the Merger Agreement. These factors should be considered in conjunction with any additional risk factors in documents incorporated by reference in this Proxy Statement/Prospectus and any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

   Fixed Exchange Ratio Despite Possible Changes in Stock Prices. The Exchange Ratio establishing the percentage of a share of Mylan Common Stock into which each share of Penederm Common Stock will be converted is a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of Mylan Common Stock or the price or value of Penederm Common Stock. In addition, neither party has the right to terminate the Merger Agreement or elect not to consummate the Merger as a result of changes in the prices of such stocks. The price of Mylan Common Stock at the Effective Time or at any time thereafter may vary from its price at the date of execution of the Merger Agreement, the date of this Proxy Statement/Prospectus or the date of the Special Meeting. Such variations may be the result of changes in the business, operations or prospects of Mylan or Penederm, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Special Meeting, there can be no assurance that the price of Mylan Common Stock on the date of the Special Meeting will be indicative of its price at the Effective Time or at any time thereafter. The Effective Time will occur as soon as practicable following the Special Meeting and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Penederm Stockholders are urged to obtain current market quotations for Mylan Common Stock. See "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--Consideration to Be Received in the Merger" and "--Conditions to the Merger." For a discussion of the risk of unusual volatility in the market price of Mylan Common Stock, see "--Federal Trade Commission Investigation." For information with respect to the market prices of Penederm Common Stock and Mylan Common Stock during certain periods and on certain dates, see "SUMMARY--Market Price Information."

   Federal Trade Commission Investigation. Mylan has received from the Federal
   --------------------------------------
Trade Commission (the "FTC") a non-public subpoena requiring Mylan to provide certain information in connection with a pending FTC investigation to determine whether Mylan or others had engaged in unlawful activities restricting competition in the manufacture or sale of active pharmaceutical ingredients or pharmaceutical products. Four states have also notified Mylan that they are conducting their own investigations. Mylan understands that the FTC investigation was prompted by price increases initiated by it on certain of its products. However, Mylan does not know whether the focus of the investigation is Mylan's price increases or is (or might lead to) a broader investigation into pricing in the generic drug industry generally. Mylan's Most Recent 10-Q (see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE") reported that Mylan is cooperating fully with the FTC and is providing all information requested by it. As with all governmental investigations, the process is inherently uncertain. However, Mylan has stated in Mylan's Most Recent 10-Q that it believes that its management has acted properly and in full compliance with the Federal Trade Commission Act and all other laws and regulations governing trade and competition in the marketplace, and that the ultimate resolution of the matter will not have a material adverse effect on Mylan's financial position, results of operations or cash flows. Mylan's Most Recent 10-Q contains additional discussion relating to the FTC investigation.

   Uncertainty as to the effects or outcome of the FTC investigation is one of many factors that can adversely affect the market price of Mylan Common Stock. In addition, public reports about the investigation that may appear from time to time in the future (whether or not correct) may cause the market price of Mylan Common Stock to decline. As a consequence, the FTC investigation, until resolved, may cause unusual volatility in the market price of Mylan Common Stock irrespective of other factors that could positively or negatively affect such market price, including the possible continuation of the volatility that has characterized stock prices in the generic drug sector and the stock market generally during the period following the public announcement of the Merger on June 24, 1998. See "SUMMARY--Market Price Information."

   Uncertainties in Realizing Synergies of the Merger. In determining that the Merger is advisable and in the best interests of Penederm Stockholders, the Penederm Board considered, among other things, special opportunities for synergistic benefits to be realized from a combination of Penederm and Mylan, including those enumerated in paragraph 2 under "THE MERGER--Penederm's Reasons for the Merger; Recommendation of the Penederm Board." The realization of these synergistic opportunities presents significant management challenges. There can be no assurance that such opportunities will be successfully realized, realized as expeditiously as currently expected or realized in any meaningful way. Moreover, there can be no assurance of the extent to which any synergies will be achieved. See "THE MERGER--Penederm's Reasons for the Merger; Recommendation of the Penederm Board."

                               THE SPECIAL MEETING

   The Special Meeting will be held on _________, 1998, at [time], local time, at the Westin Hotel--San Francisco Airport, 1 Bayshore Highway, Millbrae, California. This Proxy Statement/Prospectus is also being used in the solicitation of proxies from the Penederm Stockholders by the Penederm Board for use at the Special Meeting.

   This Proxy Statement/Prospectus is first being mailed to Penederm Stockholders, and the accompanying forms of proxies are first being mailed on or about _______________, 1998.

Matters to Be Considered at the Special Meeting

   At the Special Meeting, holders of Penederm Common Stock will (i) consider and vote upon the approval and adoption of the Merger Agreement and (ii) transact such other business as may properly come before the Special Meeting.

Record Date and Quorum

   The Penederm Board has fixed ________________, 1998 as the Record Date for the determination of the Penederm Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only Penederm Stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of _______________, 1998, there were _______________ shares of Penederm Common
Stock outstanding, entitled to vote and held by _______________ holders of record. Each Penederm Stockholder of record on the Record Date is entitled to cast one vote per share on each proposal properly submitted for the vote of the Penederm Stockholders, either in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Penederm Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting.

Required Vote

   The approval by Penederm Stockholders of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Penederm Common Stock entitled to vote thereon. A failure to vote or an abstention or a broker non-vote will have the same legal effect as a vote by a Penederm Stockholder against the approval of the Merger and approval and adoption of the Merger Agreement.

   Each Penederm director has advised Penederm that he intends to vote or direct the vote of all shares of Penederm Common Stock over which he has voting control FOR approval of the Merger Agreement pursuant to the terms of the voting agreements entered into between Mylan and each such director at the time of the execution of the Merger Agreement. Directors of Penederm own beneficially approximately 3.8% of the outstanding shares of Penederm Common Stock. See "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--The Voting Agreements."

   As of _______________, 1998, neither Mylan nor any of its subsidiaries owned any shares of Penederm Common Stock.

Proxies

   This Proxy Statement/Prospectus is being furnished to Penederm Stockholders in connection with the Special Meeting. In addition, it is being used in the solicitation of proxies (individually a "Solicited Proxy" and collectively the "Solicited Proxies") from the Penederm Stockholders for use at the Special Meeting.

   All shares of Penederm Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed Solicited Proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such Solicited Proxies. If no instructions are indicated, such Solicited Proxies will be voted FOR approval of the Merger and approval and adoption of the Merger Agreement.

   If any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the Special Meeting to another time and/or place (including for the purpose of soliciting additional Solicited Proxies), unless otherwise indicated on such Solicited Proxies, the person named in the enclosed forms of Solicited Proxies and acting thereunder will have discretion to vote on such matters in accordance with his best judgment.

   Any Solicited Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Solicited Proxies may be revoked by (i) filing with the Secretary of Penederm, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the Solicited Proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Penederm before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of the Solicited Proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Michael A. Bates, Secretary, Penederm Incorporated, 320 Lakeside Drive, Foster City, California 94404, or hand-delivered to the Secretary of Penederm, at or before the taking of the vote at the Special Meeting.

Solicitation of Proxies

   The entire cost of soliciting the proxies from Penederm Stockholders will be borne by Penederm, except that Mylan and Penederm have each agreed to pay one half of the printing and mailing costs associated with this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS-- Termination Fee; Expenses of the Merger." In addition to the solicitation of the proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Penederm in soliciting proxies for the meeting and will be paid a fee of $7,500 plus out-of-pocket expenses. Penederm will also request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Penederm will reimburse such record holders for their reasonable expenses in so doing. Proxies may also be solicited personally or by telephone or other means of communication by directors, officers and regular employees of Penederm without additional compensation therefor.

Independent Auditors

   One or more representatives of Ernst & Young LLP, independent auditors for Penederm, are expected to be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of Penederm Board

   The Penederm Board has unanimously approved the Merger Agreement and recommended a vote FOR approval of the Merger Agreement by the Penederm Stockholders.

                PENEDERM STOCKHOLDERS SHOULD NOT SEND ANY STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS.

                                    THE MERGER

Background of the Merger

   In early 1997, the Chief Executive Officer of Bertek Pharmaceuticals, Inc. ("Bertek"), a wholly-owned subsidiary of Mylan engaged in the development and sale of proprietary pharmaceutical products, approached Penederm to explore the possibility of a collaboration with respect to Penederm's proprietary dermatology products. Following additional intermittent discussion, in March 1997, Bertek and Penederm signed a confidentiality agreement providing for Penederm to furnish to Bertek proprietary information regarding certain of Penederm's products with a view to a possible product development and commercialization collaboration. Further discussion on that subject took place in June 1997 during a visit to Penederm by Bertek's Chief Executive Officer and Chief Financial Officer.

   During the next several months, discussions regarding a possible product development collaboration continued intermittently. Lloyd H. Malchow, Penederm's President and Chief Executive Officer, and Penederm's Vice President for Business Development led the discussions on behalf of Penederm, and in addition to the two senior executives of Bertek, the discussions also involved Roderick
P. Jackson, Mylan's Senior Vice President. By October 1997, the discussions had focused on a proposed co-promotion agreement (the "Mentax(R) Co-Promotion Agreement") under which Bertek would promote Penederm's Mentax(R) topical prescription anti-fungal product to primary care physicians in the United States. There was also some discussion of the possibility that, in conjunction with the execution of the Mentax(R) Co-Promotion Agreement, Mylan would make an equity investment in Penederm in the range of $3$10 million. These proposed arrangements were approved by the Penederm Board at a regular meeting on October 13, 1997 and were discussed at a meeting among representatives of Penederm, Bertek and Mylan on October 16, 1997.

   During the next several weeks, Penederm and Bertek finalized the terms of the Mentax(R) Co-Promotion Agreement while deferring discussion of a possible equity investment by Mylan in Penederm. The Mentax(R) Co-Promotion Agreement was signed on December 2, 1997 and jointly announced by Penederm and Mylan on December 9, 1997.

   At a meeting held on December 2, 1997 among representatives of Penederm, Bertek and Mylan, the possibility of Mylan making a $3-$10 million equity investment in Penederm was again discussed, and Mylan also expressed interest in a broader relationship with Penederm, including not only a possible co-promotion arrangement for Penederm's Avita(R) cream and gel acne products but also an acquisition of Penederm. Mr. Malchow indicated that Penederm was interested in discussing the possible equity investment as a means of financing Penederm's operations until Penederm began to generate positive cash flow from product revenues. However, he advised that Penederm was not in a position to discuss any broader collaboration at that time because the Penederm Board had scheduled strategic planning sessions with senior management for December 1997 and February 1998 and, pending the outcome of those sessions, Penederm was focused on completing its financing arrangements and continuing to implement its internal business plan, which called for continued dedication to product development and marketing.

   At a regularly scheduled meeting held on December 15, 1997, the Penederm Board received a presentation from Penederm's senior management regarding Penederm's strategic alternatives for its future direction, including the possibility of changing Penederm's product development and commercialization strategies, seeking a partner for a strategic "merger of equals," selling Penederm and continuing to operate under the current business plan. Each of these possibilities was discussed as a general matter but no decision was made and no action was authorized. The Penederm Board decided to resume the discussion at its regularly scheduled February 1998 meeting. The Penederm Board also discussed Penederm's capital needs and financing alternatives, and authorized Mr. Malchow to continue exploring a sale of a minority equity position in Penederm to one of Penederm's product collaboration partners (including Mylan).

   During the next few weeks, Penederm and Mylan again discussed a possible equity investment by Mylan in Penederm. However, the companies could not agree on mutually acceptable terms, the discussions were discontinued and on January 21, 1998, Penederm entered into definitive agreements with another party (not one of Penederm's product collaboration partners) for a $10 million equity line of credit.

   On February 10, 1998, at a meeting between Messrs. Malchow and Jackson, Mr. Jackson expressed Mylan's interest in acquiring Penederm for a price of up to $18.00 per share, subject to due diligence and definitive documentation. Mr. Malchow undertook to convey Mylan's interest to the Penederm Board at its regularly scheduled February 1998 meeting.

   At a regularly scheduled meeting of the Penederm Board held on February 25, 1998, Mr. Malchow advised the Penederm Board of his conversation with Mr. Jackson. After discussing the matter and conferring with Penederm's outside counsel, Heller Ehrman White & McAuliffe ("HEWM"), the Penederm Board unanimously decided to engage a nationally recognized investment banking firm to assist in the Penederm Board's evaluation of Penederm's strategic alternatives, including an independent analysis of senior management's long-term business plan, an examination of equity financing possibilities and an assessment of the possibility of Penederm pursuing a business combination. The Penederm Board also decided that, unless and until it determined otherwise after the evaluation was completed, Penederm was not for sale and Penederm's senior management should continue to focus on implementing Penederm's own business plan. However, the Penederm Board concluded that it would be desirable to pursue Mylan's interest in a possible development and commercialization agreement for other Penederm products and authorized Mr. Malchow to convey the Penederm Board's position to Mr. Jackson. To facilitate the selection of an investment banking firm prior to the Penederm Board's next regularly scheduled meeting in April 1998, the Penederm Board appointed a committee consisting of Mr. David Collins (Penederm's Chairman), Dr. Harvey Sadow (another of Penederm's outside directors) and Mr. Malchow (the "Investment Banker Selection Committee").

   Shortly following the February 25, 1998 meeting of the Penederm Board, Mr. Malchow advised Mr. Jackson of the outcome of that meeting.

   On March 6, 1998, the Investment Banker Selection Committee met to interview representatives of Lehman Brothers Inc. ("Lehman Brothers") and another nationally recognized investment banking firm. Lehman Brothers and the other firm were selected as candidates both because of their excellent reputations in assisting public companies in evaluating strategic alternatives and because each firm was widely recognized as expert in the pharmaceutical products and healthcare industries. At the conclusion of the meeting, the Investment Banker Selection Committee approved the engagement of Lehman Brothers and authorized Mr. Malchow to execute an engagement agreement with Lehman Brothers on behalf of Penederm on the basis of the terms proposed by Lehman Brothers at the meeting (the "Lehman Brothers Engagement Agreement"). The Lehman Brothers Engagement Agreement was executed on March 10, 1998 (see "--Opinion of Penederm's Financial Advisor").

   Thereafter, for the next several weeks, Lehman Brothers examined Penederm's business, financial condition, prospects and strategic alternatives with a view to making a presentation to the Penederm Board at its regularly scheduled April 1998 meeting, and in connection with this examination, Lehman Brothers representatives met with Penederm's senior management.

   On March 27, 1998, Penederm and Mylan entered into a confidentiality agreement (the "Initial Confidentiality Agreement") to facilitate Penederm's delivery of proprietary information to Mylan in connection with a possible collaboration for product development and commercialization with respect to one or more of three specified Penederm products. Thereafter, proprietary information about these products was provided to Mylan. During discussions between representatives of the two companies, the Mylan representatives indicated heightened interest, on the basis of Mylan's review of this information, in a possible acquisition of Penederm.

   At a regularly scheduled meeting of the Penederm Board held on April 23, 1998, Lehman Brothers made a presentation regarding its work in connection with Penederm's evaluation of its strategic alternatives. A general discussion of those matters ensued. It was the unanimous consensus of the Penederm Board that it would not be in the best interests of Penederm Stockholders for Penederm to initiate a process of actively soliciting possible buyers because such a process would divert senior management's attention from Penederm's operations at a crucial stage in Penederm's development, when the possibility of Penederm generating operating profits in the near term appeared reasonably likely and Penederm was critically dependent on the retention of its established research and development staff and of its newly-hired sales force. However, the Penederm Board unanimously concluded that there was some significant possibility, which should be pursued, that Mylan--because of its existing familiarity with Penederm's products and potential as well as its own stature in the pharmaceutical products industry and its repeatedly expressed view that Penederm represented a highly attractive acquisition candidate that could advance Mylan's strategy of expanding into dermatological products--might be in a position to formulate, very quickly, a proposal at a purchase price that the Penederm Board would view as sufficiently attractive to warrant negotiating a sale of Penederm to Mylan. The Penederm Board also concluded that dialogue with Mylan, even if it did not result in an acquisition of Penederm, could advance the possibility of Mylan and Penederm entering into a product development and commercialization arrangement that could be attractive to Penederm. The Penederm Board authorized Mr. Malchow, in collaboration with Lehman Brothers and HEWM, to convey to Mylan the Penederm Board's decision that Penederm was not for sale but would be willing to permit Mylan expanded due diligence on Penederm for a 30-day period if Mylan was willing to indicate immediately that it could realistically envision the possibility of such due diligence enabling it to make an acquisition proposal at a price exceeding $20 per share (on April 22, 1998, the day before the meeting, the closing price of Penederm Common Stock on NASDAQ was $11-7/8).

   Within a few days of the April 23, 1998 meeting of the Penederm Board, the position of the Penederm Board was conveyed to Mylan and its representatives. Mylan's response, directly and through its financial advisor, Warburg Dillon Read LLC ("Warburg Dillon Read"), was that it was willing to accept the offer of expedited and expanded due diligence on the basis outlined by the Penederm Board. A Supplement to the Confidentiality Agreement, dated May 6, 1998, was thereafter executed in order to permit Mylan to receive proprietary information about Penederm that was not limited to the three possible product collaborations contemplated by the Initial Confidentiality Agreement.

   For the next four weeks, Mylan and Warburg Dillon Read carried out a due diligence investigation regarding Penederm. In response to a request by Mylan for an exclusivity agreement, Penederm representatives responded that such an agreement would not be considered unless and until Mylan made a proposal to Penederm that reflected a valuation of Penederm consistent with the Penederm Board's views.

   On June 5, 1998, Warburg Dillon Read advised Lehman Brothers that Mylan was prepared to move forward with a proposal in which Mylan would acquire Penederm for $20 per share payable in Mylan Common Stock in a tax-free reorganization, subject to additional due diligence, mutually acceptable agreements and certain arrangements to enhance the prospects of the transaction being consummated (including an option on unissued shares of Penederm Common Stock constituting approximately 19.9% of the outstanding Penederm Common Stock, irrevocable proxies from Penederm's directors and a cash fee in the event the transaction was terminated because of the activities of another bidder).

   Also on June 5, 1998, Mr. Jackson wrote a letter to Mr. Malchow confirming the discussion that had occurred earlier that day between Warburg Dillon Read and Lehman Brothers. The letter indicated that Mylan's valuation remained subject to mutual due diligence in order to verify the facts upon which it was based. The letter listed several material matters upon which mutual agreement would have to be reached. The letter proposed that the parties' respective due diligence reviews be completed concurrently with the negotiation of the transaction documents and indicated that drafts of the Merger Agreement, a stock option agreement, the Voting Agreements and a reciprocal confidentiality agreement (to facilitate Penederm performing due diligence on Mylan) were being delivered that day.

   Later on June 5, 1998, the Penederm Board considered Mylan's proposal at a special meeting. After receiving presentations from HEWM and Lehman Brothers, and discussing the matter, the Penederm Board unanimously concluded that it was willing to authorize Penederm to continue negotiations with Mylan only if Mylan was willing to increase the per-share consideration to a level the Penederm Board considered commensurate with Penederm's prospects and sufficient to justify deviating from Penederm's own business plan. The Penederm Board directed Lehman Brothers to convey this position to Warburg Dillon Read and to advise Warburg Dillon Read that unless Mylan was willing to raise its valuation of Penederm, the Penederm Board was not willing to authorize negotiation of definitive agreements.

   On June 9, 1998, Warburg Dillon Read advised Lehman Brothers that Mylan was now willing to exchange 0.68 of a share of Mylan Common Stock for each share of Penederm Common Stock, which constituted a price of $21.12 per share of Penederm Common Stock based on the closing price of Mylan Common Stock on the NYSE the previous day (the closing price of Penederm Common Stock on NASDAQ that day had been $14-3/4). Warburg Dillon Read also informed Lehman Brothers that this offer represented Mylan's maximum and final offer and that Mylan had raised its price as a final incentive to Penederm to move towards finalizing definitive agreements immediately. At a special meeting of the Penederm Board held later that day, the Penederm Board, after a presentation from Lehman Brothers and a general discussion, unanimously authorized Mr. Malchow, with the assistance of Lehman Brothers and HEWM, to conduct immediate negotiations with Mylan and its representatives and perform the necessary related due diligence, with a view to bringing back to the Penederm Board for its evaluation definitive agreements based upon Mylan's increased offer.

   On June 11, 1998, at a meeting at Mylan's headquarters between Mr. Malchow and representatives of Lehman Brothers, on the one hand, and Mr. Jackson, other representatives of Mylan and Bertek, and Warburg Dillon Read, on the other hand, a reciprocal confidentiality agreement was signed to facilitate Penederm's receipt of proprietary information from Mylan, and Mylan provided proprietary information to Penederm's representatives regarding its business, financial condition and prospects.

   At the conclusion of this meeting the representatives of Penederm and Mylan jointly concluded that it was in the respective best interests of both companies to seek to complete the negotiations and submit definitive agreements to their respective boards of directors as soon as possible. Recognizing, however, the possibility that open issues might not necessarily be resolved immediately, and in response to Mylan's request for a brief exclusivity period (which request had, as indicated above, been declined at an earlier stage in the negotiations), Penederm and Mylan entered into a letter agreement pursuant to which Penederm agreed that, until July 10, 1998 or such earlier date as Penederm and Mylan either executed definitive agreements or mutually agreed to discontinue discussions of the proposed transaction, Penederm would not solicit any proposal from, furnish any information to or participate in any negotiations with any third party regarding any acquisition of Penederm or any material portion of its stock or assets.

   During the week of June 15, 1998, Mylan completed its due diligence on Penederm, Penederm completed its due diligence on Mylan, and intensive negotiations continued between the two companies and their respective financial and legal advisors.

   At a special meeting held on June 17, 1998, the Penederm Board received from Mr. Malchow and Lehman Brothers a summary of the information that had been provided by Mylan at the due diligence meeting on June 9, as well as an interim report from Lehman Brothers and HEWM regarding the progress of negotiations on the definitive agreements.

   On June 19, 1998, the Mylan Board received detailed presentations from its senior management and Warburg Dillon Read regarding the status of the due diligence and the negotiations. The Mylan Board also received a due diligence report from its outside counsel, Buchanan Ingersoll Professional Corporation ("Buchanan Ingersoll"). The Mylan Board unanimously concluded that it was willing to authorize its senior management to continue negotiations on the definitive agreements.

   On June 21, 1998, the Penederm Board received detailed presentations from Mr. Malchow, Lehman Brothers and HEWM regarding the proposed transaction, and Lehman Brothers indicated that it was willing to render an opinion that, as of the date the opinion was rendered, from a financial point of view the Exchange Ratio was fair to Penederm Stockholders. After discussing the matter, the Penederm Board unanimously directed Mr. Malchow, with the assistance of Lehman Brothers and HEWM, to negotiate further on certain provisions of the various agreements. The Penederm Board also unanimously authorized Mr. Malchow to pursue Mylan's recent suggestion that, in conjunction with the execution of the definitive agreements, the companies commit to completing negotiations on a co-promotion agreement for Penederm's Avita(R) cream and gel products modeled on the Mentax(R) Co-Promotion Agreement, but with certain royalty and licensing payments to be paid to Penederm upon execution of the agreement (the "Avita(R) Co-Promotion Agreement").

   Negotiations continued over the next two days. On June 23, 1998, the Mylan Board received a report from Warburg Dillon Read and Buchanan Ingersoll as to the progress of the negotiations and the tentative terms which had been negotiated since June 19, 1998. Warburg Dillon Read indicated that it was willing to render an opinion that, as of June 23, 1998, from a financial point of view the Exchange Ratio was fair to Mylan. The Mylan Board unanimously authorized the execution of definitive agreements on the basis that had been negotiated.

   At a special meeting held later on June 23, 1998, the Penederm Board received a presentation from Mr. Malchow, Lehman Brothers and HEWM regarding the outcome of those negotiations. The Penederm Board also received Lehman Brothers' written opinion that, as of that date, from a financial point of view the Exchange Ratio was fair to Penederm Stockholders (see "--Opinion of Penederm's Financial Advisor"). After discussion, the Penederm Board unanimously approved the Merger Agreement, the Stock Option Agreement and the terms of the Avita(R) Co-Promotion Agreement.

   Before the opening of trading on June 24, 1998, the Merger Agreement, the Stock Option Agreement between Mylan and Penederm dated June 24, 1998 (as amended and restated, the "Stock Option Agreement") and the Voting Agreements were executed and publicly announced in a joint press release, which Mr. Malchow read at the annual meeting of Penederm Stockholders held later that morning (this meeting had previously been scheduled in a notice of meeting and proxy statement dated May 11, 1998, preceding the negotiations between Penederm and Mylan). The Avita(R) Co-Promotion Agreement was separately negotiated, and executed and publicly announced on July 10, 1998.

Penederm's Reasons for the Merger; Recommendation of the Penederm Board

   On June 23, 1998, the Penederm Board unanimously determined the Merger to be advisable and fair to, and in the best interests of, Penederm and the Penederm Stockholders. The Penederm Board unanimously approved the Merger Agreement and unanimously decided to recommend that Penederm Stockholders approve and adopt the Merger Agreement. In making this decision, the Penederm Board considered the factors listed below:

   1. As indicated above (see "--Background of the Merger"), at its April 23, 1998 meeting the Penederm Board determined that initiating an active process of soliciting possible buyers for Penederm would be detrimental to senior management's ability to focus on the pursuit of Penederm's business plan at a crucial stage in Penederm's development. In approving the Merger Agreement on June 23, 1998, the Penederm Board also concluded that there was substantial uncertainty as to the prospect that such a process would yield value for Penederm Stockholders in excess of the Merger in light of the uncertainty that would necessarily continue, for some substantial time into the future, to affect Penederm's attractiveness as an acquisition candidate in light of (i) Penederm's dependence on a limited number of products, several of which, while they could prove key to Penederm's future profitability, were still in the development or testing stage and may take years to reach the marketplace, and (ii) the presence of competitors with substantially greater resources to devote to product development, testing and marketing and with substantially more diversified lines of products, many of which were already in the marketplace. The Penederm Board determined that, but for Mylan's unsolicited overture to Penederm and its willingness to acquire Penederm on the terms of the Merger Agreement, Penederm would more likely enhance long-term value for Penederm Stockholders by continuing to develop, test and market its line of products and to seek partners (such as Mylan, in the case of the Mentax(R) Co-Promotion Agreement and the Avita(R) Co-Promotion Agreement) with which to enter into product-specific collaborative arrangements, and that the risks of deviating from this plan to pursue possible buyers outweigh the potential and speculative benefits of that process.

   2. However, the Penederm Board determined that the Merger presented Penederm Stockholders with a unique strategic opportunity to maximize the long-term value of their investment in Penederm by exchanging their shares of Penederm Common Stock for Mylan Common Stock, giving them the opportunity to continue to participate in Penederm's potential growth while (i) substantially reducing the risk that such growth will be impeded by Penederm's limited resources as an independent entity; (ii) substantially reducing the risks associated with transitioning from a product development-oriented company to a commercial sales and marketing-oriented enterprise; and (iii) simultaneously offering them the chance to benefit from Mylan's substantially greater capacity to develop, test and market Penederm's products as part of Mylan's broader strategy of expanding its range of products beyond seasoned generic drugs to innovative proprietary pharmaceuticals. The Penederm Board also believes there are special opportunities for synergistic benefits to be realized from a combination of Penederm and Mylan, including (i) reduction in overhead relating to distribution and manufacturing activities; (ii) efficiencies in the management of trade relations and managed care contracting; (iii) expanded distribution of Penederm's products into new market segments such as hospitals and institutions; and (iv) development and commercialization of new oral dermatological dosage forms, although the Penederm Board also recognizes the risk that such benefits may not be realized (see "RISK FACTORS--Uncertainties in Realizing Synergies of the Merger").

   3. In reaching this conclusion, the Penederm Board considered not only the value of the consideration being offered to Penederm Stockholders in the Merger (see paragraph 4 below), but also certain other specific aspects of Mylan's proposal, including:

     (i) Mylan's existing familiarity with Penederm and its product line as a result of the discussions that started in early 1997 and led to the Mentax(R) Co-Promotion Agreement (see "--Background of the Merger");

     (ii) Mylan's repeatedly expressed interest, throughout that period, in broadening its relationship with Penederm through additional product collaborations (such as the Avita(R) Co-Promotion Agreement) and its demonstrated commitment to the acquisition of Penederm as an integral step in Mylan's own business strategy;

     (iii)Mylan's willingness to complete due diligence on Penederm in a short period and to increase substantially its offer for Penederm (from a price of up to $18 per share to an exchange ratio representing, on the date it was offered, approximately $21 per share);

     (iv) Mylan's willingness to reduce the risk that adverse developments in Penederm's business would give Mylan the right to terminate the Merger Agreement by agreeing to a stringent articulation, in the Merger Agreement, of the material adverse events that would trigger a termination right on Mylan's part (see "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--Conditions to the Merger");

     (v) Mylan's intention to retain Penederm's own workforce to continue developing, testing and marketing Penederm's existing and potential products; and

     (vi) the vigorous nature of the arm's length negotiations that resulted in the final terms of the transaction.

   4. The Penederm Board also took into account: (i) its own, Lehman Brothers' and Mylan's respective assessments of Penederm's business, financial condition, existing products, pipeline of potential products, contractual arrangements, plans and prospects; (ii) its own, Lehman Brothers' and Mylan's respective assessments of Mylan's business, financial condition, prospects and capacity, as a major participant in the pharmaceutical products industry, to exploit Penederm's potential; and (iii) the perception of Mylan's prospects on the part of professional securities analysts who follow both Mylan and its competitors.

   5. The Penederm Board viewed the Exchange Ratio as an attractive price for Penederm. Among other factors, the Penederm Board took into consideration:

     (i) The Penederm Board's evaluation of financial data presented in connection with Lehman Brothers' analysis (see "--Opinion of Penederm's Financial Advisor"). On the basis of this data, the Penederm Board concluded that the Exchange Ratio compared favorably to the per-share prices negotiated in recent comparable acquisitions in Penederm's industry and to any reasonable estimate of the near-term value of Penederm if it were to remain independent;

     (ii) The relationship of the Exchange Ratio to the historical market prices for Penederm Common Stock, including the fact that the Exchange Ratio represented (based on the closing prices of Penederm Common Stock and Mylan Common Stock, respectively, on the relevant dates) a premium of approximately 43.2% over the closing price of Penederm Common Stock on June 8, 1998 (the last day preceding Mylan's offer of the Exchange Ratio), approximately 36.5% over the closing price of Penederm Common Stock on June 19, 1998 (the last trading day preceding the meeting of the Penederm Board at which Lehman Brothers presented the financial analysis supporting its fairness opinion), approximately 39.0% over the closing price of Penederm Common Stock on June 23, 1998 (the last trading day preceding the meeting of the Penederm Board at which the Merger Agreement was approved), and approximately 77.6%, 88.5% and 84.1% over the average closing prices of Penederm Common Stock during the 90-day, 180-day and 52-week periods, respectively, preceding the execution of the Merger Agreement (see paragraph 7 below);

     (iii)The trading history and pattern of Mylan Common Stock, which indicated to the Penederm Board that the shares of Mylan Common Stock that Penederm Stockholders would receive in the Merger (and that would represent approximately 4.8% of the shares of Mylan Common Stock outstanding immediately after the Effective Time) would be readily tradeable by those Penederm Stockholders who do not wish to make a long-term investment in Mylan and would therefore offer immediate liquidity to such Penederm Stockholders; and

     (iv) The facts that (i) the Merger is conditioned upon the receipt of opinions of counsel that it will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and, (ii) assuming such treatment, no gain or loss will be recognized by Penederm Stockholders upon their exchange of Penederm Common Stock for Mylan Common Stock (except with respect to any cash received in lieu of fractional shares).

   6. The Penederm Board took into consideration Lehman Brothers' oral opinion that, as of June 23, 1998 (the date the Merger Agreement was approved by the Penederm Board), the Exchange Ratio was from a financial point of view fair to Penederm Stockholders (see "--Opinion of Penederm's Financial Advisor"). A copy of Lehman Brothers' confirmatory written opinion dated June 23, 1998, setting forth the assumptions made, matters considered and review undertaken, is attached to this Proxy Statement/Prospectus as Appendix D. The full text of such written opinion is incorporated herein by reference, and the foregoing description thereof is qualified in its entirety by such reference. Penederm Stockholders are urged to read such opinion carefully in its entirety.

   7. The Penederm Board took note of the fact that the Merger Agreement provides for a fixed Exchange Ratio of 0.68 of a share of Mylan Common Stock for each share of Penederm Common Stock, without any so-called "collar" provision, floating exchange ratio or termination provision designed to ensure a minimum value to Penederm Stockholders at the instant of the Effective Time. The Penederm Board recognized that a fixed exchange ratio posed some risk to Penederm Stockholders in the event of a decline in the value of Mylan Common Stock (see "RISK FACTORS--Fixed Exchange Ratio Despite Possible Changes in Stock Prices" and "--Federal Trade Commission Investigation" and "SUMMARY--Market Price Information"), and that, if such a decline occurred, the Exchange Ratio might represent less of a premium over the market price of Penederm Common Stock than it represented on June 23, 1998, when the Penederm Board approved the Merger Agreement. However, the Penederm Board concluded that, from a long-term perspective as distinguished from the market price of Mylan Common Stock on any given day, the Exchange Ratio represented an attractive price for Penederm, in part, because it preserved for Penederm Stockholders the "upside" opportunity to benefit from any future increase in the market price of Mylan Common Stock, whether due to the combination of the two companies (see paragraph 2 above) or otherwise. After discussing with Lehman Brothers the pharmaceutical products industry generally and professional securities analysts' perceptions of Mylan specifically, the Penederm Board determined that the benefits of a fixed exchange ratio at least equalled and possibly outweighed the risks.

   8. The Penederm Board considered generally the material terms of the Merger and concluded that such terms were appropriate for a transaction of the nature of the Merger. The Penederm Board recognized that the conditions to Mylan's obligations to consummate the Merger include conditions beyond the ability of Penederm to control (see "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS-- Conditions to the Merger") and concluded that the risk of nonconsummation of the Merger has been appropriately limited and is outweighed by the potential advantages of the Merger to Penederm Stockholders.

   9. The Penederm Board considered the termination provisions of the Merger Agreement, including the obligation of Penederm to pay Mylan a termination fee of $9 million under certain circumstances involving an acquisition of Penederm by a competing bidder (see "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS-- Termination Fee; Expenses of the Merger"), as well as the provisions of the Stock Option

Agreement, under which Mylan has the right to buy, at $20 per share, newly issued shares of Penederm Common Stock representing approximately 19.9% of the presently outstanding shares under certain generally similar circumstances and certain other circumstances involving a competing bid for Penederm (see "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--The Stock Option Agreement"). The Penederm Board noted that these provisions had been insisted upon by Mylan as a condition to entering into the Merger Agreement in order to enhance the likelihood that Mylan would achieve its objective of acquiring Penederm. The Penederm Board recognized that these provisions would increase the cost to a competing bidder of acquiring Penederm and might therefore deter competing bids. However, in light of its decision that Penederm was not for sale (see paragraph 1 above), that the Merger represented a unique strategic opportunity for Penederm Stockholders (see paragraph 2 above) and that, for a number of reasons, Mylan was the most likely bidder able to satisfy itself promptly that Penederm's value as an acquisition candidate was consistent with the Penederm Board's view of the long-term value of Penederm (see paragraphs 1 and 3 above), the Penederm Board decided that it was appropriate to accede to Mylan's requirements, as they had been modified in the process of the vigorous negotiation between the two companies.

   The foregoing discussion of the factors considered by the Penederm Board is not intended to be exhaustive, but summarizes all material factors considered. The Penederm Board did not assign any relative or specific weights to the foregoing factors nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others. Throughout its deliberations, the Penederm Board received the advice of HEWM, its legal advisor, and Lehman Brothers, its financial advisor.

   The Penederm Board unanimously recommends that Penederm Stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Opinion of Penederm's Financial Advisor

   Lehman Brothers has acted as financial advisor to Penederm in connection with the Merger. As part of its role as financial advisor to Penederm, Lehman Brothers rendered to the Penederm Board an opinion dated June 23, 1998 (the "Lehman Brothers Opinion") as to the fairness, from a financial point of view, to Penederm Stockholders of the Exchange Ratio to be offered to Penederm Stockholders in the Merger.

   On June 21, 1998, in connection with an evaluation of the Merger by the Penederm Board, Lehman Brothers made a presentation to the Penederm Board with respect to the Merger. At that time, Lehman Brothers reviewed the information and financial data described below with the Penederm Board, and advised the Penederm Board that it was prepared to render its opinion that the proposed Exchange Ratio to be offered to Penederm Stockholders in the Merger was fair from a financial point of view, as of that date, to Penederm Stockholders (see "--Background of the Merger"). At the June 23, 1998 meeting of the Penederm Board, Lehman Brothers delivered its written opinion that the proposed Exchange Ratio to be offered to Penederm Stockholders in the Merger was fair from a financial point of view to such Penederm Stockholders as of the date of such opinion. A copy of the Lehman Brothers Opinion, which sets forth assumptions made and matters considered therein and limitations thereof, is attached as Appendix D to this Proxy Statement/Prospectus and is incorporated by reference. Penederm Stockholders should read the Lehman Brothers Opinion for a discussion of such assumptions, matters and limitations. The summary of the Lehman Brothers Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Lehman Brothers Opinion. There is no requirement in the Merger Agreement or otherwise that the Lehman Brothers Opinion be updated to any date subsequent to June 23, 1998.

   No limitations were imposed by Penederm on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering the Lehman Brothers Opinion, except that Lehman Brothers was not authorized to, and did not, solicit any indications of interest from any third party with respect to the purchase of all or part of Penederm's business. Lehman Brothers was not requested to and did not make any recommendation to the Penederm Board as to the form or amount of the consideration to be offered to Penederm Stockholders in the Merger, which was determined through arm's length negotiations between the parties. In arriving at the Lehman Brothers Opinion, Lehman Brothers did not ascribe a specific range of value to Penederm, but made its determination as to the fairness from a financial point of view of the Exchange Ratio to be offered to Penederm

Stockholders in the Merger on the basis of the financial and comparative analyses described below. The Lehman Brothers Opinion is for the use and benefit of the Penederm Board and was rendered to the Penederm Board in connection with its consideration of the Merger. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any Penederm Stockholders as to how such Penederm Stockholders should vote with respect to the Merger. Lehman Brothers was not requested to opine to, and the Lehman Brothers Opinion does not address, Penederm's underlying business decision to proceed with, or the effect of, the Merger.

   In arriving at the Lehman Brothers Opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger, (ii) Penederm's 1997 Form 10-K and such other publicly available information concerning Penederm and Mylan that Lehman Brothers believed to be relevant to its analysis, (iii) financial and operating information with respect to the business, operations, assets, financial condition and prospects of Penederm furnished to Lehman Brothers by Penederm, (iv) financial and operating information with respect to the business, operations, assets, financial condition and prospects of Mylan furnished to Lehman Brothers by Mylan, (v) a trading history of Penederm Common Stock from June 17, 1996 to June 17, 1998, and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vi) a trading history of Mylan Common stock from June 17, 1996 to June 17, 1998, and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vii) a comparison of Penederm's historical financial results and financial condition as of the date of the Lehman Brothers Opinion with those of other companies that Lehman Brothers deemed relevant, (viii) a comparison of Mylan's historical financial results and financial condition as of the date of the Lehman Brothers Opinion with those of other companies that Lehman Brothers deemed relevant, (ix) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant, and (x) published estimates of third-party research analysts with respect to the future financial performance of Mylan. In addition, Lehman Brothers had discussions with the respective management of Penederm and Mylan concerning its businesses, operations, assets, financial condition and prospects and the operating synergies expected by such management to result from the Merger, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at the Lehman Brothers Opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the advice of the management of Penederm and Mylan that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Penederm, upon advice of Penederm, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best available estimates and judgments of the management of Penederm as to the future financial performance of Penederm, and Lehman Brothers relied upon such projections in arriving at the Lehman Brothers Opinion. With respect to the future financial performance of Mylan, upon advice of Mylan, Lehman Brothers assumed that the published estimates of third-party research analysts were a reasonable basis upon which to evaluate the future financial performance of Mylan. In arriving at the Lehman Brothers Opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Penederm or Mylan, and did not make or obtain any evaluations or appraisals of the assets or liabilities of Penederm. In addition, Penederm did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of the business of Penederm. In addition, Lehman Brothers assumed that, as contemplated by the Merger Agreement, the Merger will qualify as a reorganization within the
                       -
meaning of Section 368(a) of the Code, and therefore as a tax-free transaction to Penederm Stockholders. The Lehman Brothers Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers Opinion.

   In connection with the preparation and delivery of the Lehman Brothers Opinion to the Penederm Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Lehman Brothers Opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevancy of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create an incomplete or misleading view of the process underlying the Lehman Brothers Opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Penederm's and Mylan's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Additionally, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   Transaction Terms. Lehman Brothers considered that the implied value to be received by Penederm Stockholders in the Merger, based upon the Exchange Ratio and the closing price of Mylan Common Stock of $31.19 on June 17, 1998, was $21.21 per share of Penederm Common Stock.

   Historical Stock Price Performance of Penederm and of Mylan. Lehman Brothers reviewed the price performance of Penederm Common Stock for the twenty-four-month period preceding the delivery of the Lehman Brothers Opinion and noted that the closing price of Penederm Common Stock had fluctuated over that period from a high of $17.50 to a low of $5.50, and was trading at $15.69 on June 17, 1998. Lehman Brothers also compared the price performance of Penederm Common Stock to a weighted average of the stock prices of certain publicly traded drug delivery companies and to the S&P 400 Index for the twenty-four-month period prior to the delivery of the Lehman Brothers Opinion. The companies that Lehman Brothers considered included Anesta Corp., Aradigm Corporation, Atrix Laboratories, Inc., Cygnus, Inc., Emisphere Technologies, Inc., Fuisz Technologies, Inc., Inhale Therapeutic Systems, InSite Vision Incorporated, Medicis Pharmaceutical Corporation, Noven Pharmaceuticals, Inc. and Theratech, Inc. (the "Comparable Drug Delivery Companies"). Lehman Brothers noted that the price of Penederm Common Stock had declined 12.4% compared to an increase of 25.4% for the Comparable Drug Delivery Companies and an increase of 57.9% in the S&P 400 Index over the past twenty-four months. Lehman Brothers also compared the price performance of Mylan Common Stock to a weighted average of the stock prices of certain publicly traded generic pharmaceutical companies and to the S&P 400 Index for the twenty-four-month period prior to the delivery of the Lehman Brothers Opinion (from June 17, 1996 to June 17, 1998). The companies that Lehman Brothers considered included Alpharma Inc., Barr Laboratories, Inc., IVAX Corporation, Schein Pharmaceutical, Inc., Teva Pharmaceutical Industries Ltd. and Watson Pharmaceuticals, Inc. (the "Comparable Generic Pharmaceutical Companies"). Lehman Brothers noted that the price of Mylan Common Stock had increased 55.7% compared to an increase of 24.3% for the Comparable Generic Pharmaceutical Companies and an increase of 59.9% in the S&P 400 Index over the past twenty-four months.

   Comparable Public Company Analysis of Penederm and of Mylan. Lehman Brothers compared the historical, financial and operating performance of the Comparable Drug Delivery Companies with the historical financial and operating performance of Penederm and of the Comparable Generic Pharmaceutical Companies with that of Mylan, based upon information that was publicly available at that time and based upon information provided to Lehman Brothers by the respective management of Penederm and Mylan. Lehman Brothers examined both the market value of the total outstanding common equity ("Market Value") and the Market Value plus Debt minus Cash ("Technology Value" or "Firm Value") of such comparable companies on a primary and fully diluted basis. "Debt" equals long- and short-term debt and current portion of long-term debt and capital lease obligations. "Cash" equals cash and cash equivalents plus marketable securities. For Penederm, Lehman Brothers noted that, at the proposed Exchange Ratio of 0.68 of a share of Mylan Common Stock per share of Penederm Common Stock, the Market Value for Penederm of $196.6 million was within the range of $52.2 million to $723.1 million, and was below the mean of $236.6 million and above the median of $164.7 million, for the Comparable Drug Delivery Companies. Lehman Brothers also noted that, at the proposed Exchange Ratio of 0.68 of a share of Mylan Common Stock per share of Penederm Common Stock, the Technology Value for Penederm of $194 million was within the range of $45.5 million to $490.3 million, and was below the mean of $200.3 million and above the median of $155.2 million, for the Comparable Drug Delivery Companies.

   Lehman Brothers also noted that the mean and median price earnings ratios using calendar 1998 estimates provided by First Call of the Comparable Drug Delivery Companies were 23.1x and 23.1x, respectively, compared to 75.7x for Penederm at the Exchange Ratio. The mean and median price earnings ratios using calendar 1999 estimates provided by First Call of the Comparable Drug Delivery Companies were 16.1x and 16.5x, respectively, compared to 22.3x for Penederm at the Exchange Ratio.

   Lehman Brothers noted that the Market Value for Mylan of $3.8 billion was within the range of $520.3 million to $4.3 billion, and higher than the mean and median of $1.7 billion and $1.1 billion, respectively, for the Comparable Generic Pharmaceutical Companies. Lehman Brothers also noted that the Firm Value for Mylan of $3.7 billion was within the range of $0.8 billion to $4.3, and was higher than the mean and median of $1.8 billion and $1.2 billion, respectively, for the Comparable Generic Pharmaceutical Companies.

   Lehman Brothers also noted that the mean and median price earnings ratios using calendar 1998 estimates provided by First Call of the Comparable Generic Pharmaceutical Companies were 25.9x and 23.1x, respectively, compared to 28.1x for Mylan. The mean and median price earnings ratios using calendar 1999 estimates provided by First Call of the Comparable Generic Pharmaceutical Companies were 20.0x and 18.1x, respectively, compared to 24.8x for Mylan. Lehman Brothers further noted that the mean and median price earnings ratios using calendar 1998 estimates provided by First Call divided by each company's respective 5-year median growth rate as reported by the Institutional Brokers Estimate System ("IBES") of the Comparable Generic Pharmaceutical Companies were 0.94x and 0.79x, respectively, compared to 1.40x for Mylan. The mean and median price earnings ratios using calendar 1999 estimates provided by First Call divided by each company's respective 5-year median growth rate as reported by IBES of the Comparable Generic Pharmaceutical Companies were 0.73x and 0.61x, respectively, compared to 1.24x for Mylan.

   However, because of the inherent differences between the businesses, operations and prospects of Penederm and Mylan and the businesses, operations, technology and prospects of the Comparable Drug Delivery Companies and Comparable Generic Pharmaceutical Companies, as the case may be, Lehman Brothers did not rely solely on the quantitative results of the analysis, but rather also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Penederm and Mylan and the Comparable Drug Delivery Companies and Comparable Generic Pharmaceutical Companies, as the case may be, that would affect the public trading values of each.

   Discounted Cash Flow Analysis for Penederm. Lehman Brothers performed a discounted cash flow analysis based upon Penederm's projected financial performance. This analysis was based upon information and projections provided by Penederm's management. Lehman Brothers discounted to present value the projected stream of after-tax cash flows and the terminal year value ("Terminal Value") of the business. Terminal Value was based upon different ranges of multiples of projected fiscal 2006 earnings before interest and taxes and discount rates from 25% to 35%, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in Penederm's operations as well as in the drug delivery industry as a whole and the cost of capital to Penederm. The imputed value per share of Penederm Common Stock resulting from these analyses ranged from $11.89 to $23.91.

   Comparable Transaction Analysis for Penederm. Lehman Brothers compared the financial terms of certain recent stock-for-stock merger transactions which Lehman Brothers considered relevant with the financial terms of the Merger, based upon information that was publicly available at the time and based upon information provided to Lehman Brothers by Penederm management. The transactions that Lehman Brothers considered comparable to the Merger included 35 stock-for-stock merger transactions that occurred in the biopharmaceuticals industry since 1988 ("Comparable Transactions"). Lehman Brothers calculated the transaction value per share implied by the exchange ratio for shares purchased directly from the target company in the Comparable Transactions ("Merger Purchase Price Per Share"). The mean, median, high and low Merger Purchase Price Per Share for the Comparable Transactions was then compared to the target's stock price one day and one month prior to the announcement of the transaction and to the target's latest twelve-month high and low stock price to calculate the premium over such prices ("Premium"). The mean, median, high and low Premiums one day prior to the transaction announcement were 23.7%, 10.9%, 126.3% and (17.9%), respectively, in the Comparable Transactions. Lehman Brothers noted that the Exchange Ratio represented a 39.0% Premium over the price of Penederm Common Stock one day prior to the announcement of the Merger (the closing price of Penederm Common Stock on June 23, 1998 was $15.75) and was within the range of the Comparable Transactions and above the mean and median of the Comparable Transactions. The mean, median, high and low Premiums one month prior to the Merger announcement were 29.4%, 23.4%, 220.0% and (31.5%), respectively, in the Comparable Transactions. Lehman Brothers noted that the Exchange Ratio represented a 61.7% Premium over the price of Penederm Common Stock of $13.54 one month prior to the announcement of the Merger and was within the range of the Comparable Transactions and above the mean and median of the Comparable Transactions.

   However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations, technology and prospects of Penederm and the businesses, operations, technology and prospects of the selected acquired companies analyzed, Lehman Brothers did not rely solely on the quantitative results of the analysis but, rather, also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of Penederm and such acquired companies.

   Exchange Ratio Analysis. Lehman Brothers compared the exchange ratios implied by average historical prices of Penederm Common Stock and Mylan Common Stock to the Exchange Ratio. Lehman Brothers reviewed the ratios of the closing stock prices of Penederm Common Stock and Mylan Common Stock over various time periods during the twenty-four-month period ended June 17, 1998 and computed the premiums represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these daily ratios of the closing prices of Penederm Common Stock and Mylan Common Stock were 0.48 for the previous 10 calendar days, 0.44 for the previous 30 calendar days, 0.43 for the previous 60 calendar days, 0.45 for the previous 90 calendar days, 0.49 for the previous 180 calendar days and 0.54 for the previous 52 weeks ending June 17, 1998. Lehman Brothers noted that the Exchange Ratio exceeded the high end of these historical exchange ratios. The Exchange Ratio represented premiums of 42.5%, 55.0%, 58.8%, 49.5%, 38.7% and 26.9%, respectively, over the aforementioned average exchange ratios of Penederm's and Mylan's stock prices.

   Relative Contribution Analysis. Lehman Brothers analyzed the pro forma historical and projected financial contribution of Penederm and Mylan to the combined company assuming consummation of the Merger based upon projections for Penederm provided by Penederm and published estimates of research analysts for Mylan. This analysis showed, among other things, that Penederm would contribute 4.6% of projected revenue and 2.8% of the projected operating income of the combined company for the fiscal year ended March 31, 1999. Lehman Brothers noted that Penederm Stockholders would own 4.8% of the combined company's common stock.

   Mylan Common Stock Trading Volume Analysis. Lehman Brothers analyzed the historical daily trading volume of Mylan Common Stock over various periods. The 10-, 30-, 60-, 90- and 120-day average daily trading volume of Mylan Common Stock was approximately 642,460, 843,732, 931,688, 908,900 and 863,759 shares, respectively.

   Pro Forma Analysis. Lehman Brothers analyzed the pro forma effects of the Merger using Penederm's financial projections and publicly available financial information for Mylan. Lehman Brothers noted that, at the Exchange Ratio, assuming no synergy savings and excluding one-time extraordinary charges, the Merger would be slightly dilutive to Mylan in fiscal years 1999 and 2000. However, assuming moderate synergy savings, expected by Mylan and Penederm, the Merger would be neither dilutive nor accretive in 1999 and accretive in 2000.

   Mylan Dividend Analysis. Lehman Brothers reviewed Mylan's dividend history and indicated that Mylan had declared a quarterly dividend of $0.04 per share on June 12, 1998. The quarterly dividend of $0.04 per share represented a 15.4% payout ratio and an annualized dividend yield (assuming a $0.16 annual dividend) of 0.52% based on the 30-day average trading price of Mylan Common Stock of $30.89. Lehman Brothers also noted that Penederm does not pay dividends on Penederm Common Stock and that, based on the Exchange Ratio, Penederm Stockholders will receive through the Merger an annual $0.11 dividend for each Penederm share owned.

   Lehman Brothers is an internationally recognized investment banking firm and in connection with its investment banking activities is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements, and in valuations for corporate and other purposes. The Penederm Board selected Lehman Brothers because of Lehman Brothers' expertise, reputation and familiarity with biopharmaceutical and generic pharmaceutical companies and because its investment banking professionals have substantial experience in transactions similar to the Merger.

   As compensation for its services in connection with the Merger under the Lehman Brothers Engagement Agreement, Penederm has paid Lehman Brothers a retainer fee of $100,000 upon its engagement and agreed to pay Lehman Brothers a fee of $300,000 upon delivery of the Lehman Brothers Opinion. In addition, Penederm has agreed to pay Lehman Brothers a fee of 1.25% of the Merger Consideration (or approximately $2.6 million) contingent upon the consummation of the Merger, against which the retainer fee and the opinion fee will be credited. Penederm has also agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses and has agreed to indemnify Lehman Brothers against certain liabilities that may arise in connection with its engagement. In the ordinary course of its business, Lehman Brothers may trade in the securities of Penederm and Mylan for its own account and for accounts of customers and, accordingly, may at any time hold a short position in such securities.

Mylan's Reasons for the Merger

   The Board of Directors of Mylan believes that the acquisition of Penederm is fair to and in the best interests of Mylan and its shareholders. In reaching such determination, the Board of Directors of Mylan considered the following material factors:

   (i) Mylan's review of Penederm, including its business, operations, management, earnings and financial condition on an historical and prospective basis;

   (ii) the presentations by Warburg Dillon Read to the Board of Directors of Mylan on June 19, 1998 and June 23, 1998 and the written opinion rendered by Warburg Dillon Read, dated June 23, 1998, to the effect that, as of such date, the Exchange Ratio was fair to Mylan from a financial point of view;

  (iii) the terms and conditions of the Merger Agreement, including, without limitation, provisions relating to the number of shares of Mylan Common Stock to be issued in the Merger and the conditions to the consummation of the Merger;

   (iv) its belief that the Merger will significantly enhance its ability to serve physicians in both the primary care and dermatology markets;

    (v) the potential to leverage Penederm's current research and development efforts to assist current Mylan research and development efforts that have the potential to be improved by Penederm's potential drug-delivery technology; and

   (vi) its belief that the Merger would constitute an additional step towards Mylan's strategic goal of establishing proprietary pharmaceutical products.

   After reviewing the factors described above in their totality, the Mylan Board determined that the Merger is in the best interests of Mylan and its shareholders. In view of the variety of factors considered in connection with its evaluation of the Merger, the Mylan Board found it impractical to, and did not, quantify or attempt to assign relative weight to the specific factors considered in reaching its determination. There can be no assurances that the expected benefits of the Merger will be realized. See "RISK FACTORS."

Regulatory Approvals

   Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Mylan and Penederm each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 21, 1998. The FTC and the Antitrust Division granted early termination of the waiting period on July 31, 1998. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Mylan or Penederm. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under its antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Penederm or businesses of Mylan or Penederm. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

   Based on information available to them, Mylan and Penederm believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Mylan and Penederm would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

   Consummation of the Merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, subject to waiver of such conditions, in accordance with the terms of the Merger Agreement. Although Mylan and Penederm have agreed to use commercially reasonable efforts to secure all such approvals, there can be no assurance regarding the timing of such approvals or that such approvals will, in fact, be obtained.

Interests of Certain Persons in the Merger

   In considering the approval by the Penederm Board of the Merger, Penederm Stockholders should be aware that the members of the Penederm Board and management of Penederm have certain interests in, and will receive benefits from, the Merger that are in addition to, and differ from, the interests of and benefits to Penederm stockholders generally. No director or executive officer of Penederm had or is expected to have a business relationship with Mylan prior to the Effective Time.

   Penederm's directors and executive officers have previously been granted options to purchase Penederm Common Stock. Such options will be assumed by Mylan at the Effective Time (see "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS-- Treatment of Options"). As of the Record Date, directors and executive officers of Penederm held options to purchase an aggregate of 900,069 shares of Penederm Common Stock, including options to purchase an aggregate of 242,500 shares of Penederm Common Stock held by non-employee directors. Such options are exercisable at exercise prices ranging from $.55 to $20.50 per share. Pursuant to a resolution of the Penederm Board adopted in December 1997, all Penederm stock options, including those held by Penederm executive officers and directors, will become fully vested immediately upon the consummation of the Merger.

   In addition, Mylan has consented to (and the Penederm Board intends to consider) Penederm entering into arrangements with each of Messrs. Lloyd H. Malchow (Penederm's President and Chief Executive Officer) and Michael A. Bates (Penederm's Chief Financial Officer) providing for (i) the payment to each of them, if their employment terminates following the Effective Time, of an amount equal to the maximum bonus each could have earned under Penederm's existing bonus guidelines for 1998 if he had remained in his present position through year-end, and (ii) the payment of six months' salary as severance from Penederm. Messrs. Malchow and Bates are in discussions with Mylan with respect to the role, if any, they will play in the combined company after the Effective Time.

   The Merger Agreement provides that for six years after the Effective Time, Mylan shall cause the Surviving Corporation, and shall guarantee the obligations of the Surviving Corporation, to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of Penederm and in any indemnification agreements of Penederm and (b) indemnify the past and present officers and directors of Penederm to the fullest extent to which Penederm is permitted to indemnify such officers and directors under its charter, bylaws and applicable law. Further, Mylan shall or shall cause the Surviving Corporation to provide, for a period of six years from the Effective Time, the current directors and officers of Penederm an insurance and indemnification policy that provides coverage for events prior to the Effective Time that is substantially similar to the policy currently maintained by Penederm; provided that Mylan or the Surviving Corporation, as applicable, shall not be required to spend as an annual premium for such insurance an amount in excess of 200% of the annual premium paid for such insurance in effect prior to the date of the Merger Agreement.

   The Penederm Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

Accounting Treatment

   The Merger will be accounted for by Mylan under the purchase method of accounting in accordance with GAAP. Under the purchase method of accounting, all of the assets and liabilities of Penederm will be recorded in Mylan's consolidated financial statements at their estimated fair values at the Effective Time, and the consideration to be paid in the Merger will be allocated to such assets and liabilities based on such fair values. The amount by which such consideration exceeds the fair value of the net assets acquired by Mylan through the Merger will be recorded as goodwill. Mylan's consolidated financial statements will include the operations of Penederm after the Effective Time. Income (or loss) of Penederm prior to the Effective Time will not be included in the income of the combined company.

   The selected unaudited pro forma combined financial data and the unaudited pro forma combined financial statements contained in this Proxy
Statement/Prospectus have been prepared using the purchase accounting method to account for the Merger. See "SUMMARY--Selected Unaudited Pro Forma Combined Financial Data."

Certain Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax considerations generally applicable to Penederm Stockholders. It is a condition to the obligation of Mylan to consummate the Merger that Mylan shall have received an opinion of Buchanan Ingersoll, in form and substance reasonably satisfactory to Mylan, and it is a condition to the obligation of Penederm to consummate the Merger that Penederm shall have received an opinion of HEWM, in form and substance reasonably satisfactory to Penederm, in each case dated as of the date upon which the Merger is consummated (the "Effective Date") and based on representations contained in the Merger Agreement, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Penederm, Mylan and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The discussion below under "--Exchange of Penederm Common Stock for Mylan Common Stock," "-- Cash Received in Lieu of Fractional Shares" and "--Reporting Requirements" assumes that the Merger will be treated in accordance with the opinions of Buchanan Ingersoll and HEWM described in the preceding sentence. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought.

   The discussion below is based upon the Code, the applicable Treasury Department regulations thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could have retroactive effect and could affect the federal income tax consequences to Penederm Stockholders.

   The following discussion does not address the consequences of the Merger under state, local or foreign law, nor does the discussion address all aspects of federal income taxation that may be important to a Penederm Stockholder in light of such stockholder's particular circumstances or tax issues which may be significant to Penederm Stockholders subject to special rules, including, without limitation, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who acquired Penederm Common Stock pursuant to the exercise of an employee option (or otherwise as compensation) or persons holding Penederm Common Stock as part of an integrated investment (including a "straddle") composed of Penederm Common Stock and one or more other positions. This discussion assumes that Penederm Stockholders hold their respective Penederm Common Stock as capital assets within the meaning of Section 1221 of the Code.

   Exchange of Penederm Common Stock for Mylan Common Stock. Except as discussed below under "--Cash Received in Lieu of Fractional Shares," no gain or loss will be recognized for federal income tax purposes by Penederm Stockholders who exchange their Penederm Common Stock for Mylan Common Stock pursuant to the Merger. The aggregate tax basis of Mylan Common Stock received as a result of the Merger will be the same as the stockholder's aggregate tax basis in the Penederm Common Stock surrendered in the exchange

   (reduced by any tax basis allocable to fractional shares exchanged for cash), and the holding period of the Mylan Common Stock received will include the holding period of the Penederm Common Stock surrendered therefor.

   Cash Received in Lieu of Fractional Shares. The payment of cash to a Penederm Stockholder in lieu of a fractional share interest in Mylan Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by Mylan. The cash payment will be treated as having been received as a distribution in payment for the Mylan Common Stock hypothetically redeemed as provided in Section 302 of the Code and generally should result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the Penederm Common Stock allocable to such fractional share interest. In the case of an individual, capital gain recognized with respect to cash received in lieu of fractional share interests in Mylan Common Stock generally will be subject to United States federal income tax at a maximum rate of 20% if such individual held his or her Penederm Common Stock for more than one year at the Effective Time and at ordinary income rates as a short-term capital gain if such individual held his or her Penederm Common Stock for one year or less at the Effective Time. The deductibility of capital losses is subject to limitation.

   Reporting Requirements. Each Penederm Stockholder that receives Mylan Common Stock in the Merger will be required to file with such holder's federal income tax return a statement setting forth the basis of the Penederm Common Stock surrendered and the fair market value of the Mylan Common Stock and any other property received in the Merger, and to retain permanent records of these facts relating to the Merger.

   Backup Withholding. Unless an exemption applies under applicable law and regulations, the Exchange Agent (as defined in "THE MERGER AGREEMENT AND THE RELATED AGREEMENTS--Exchange of Shares") is required to withhold, and will withhold, 31% of any cash payments to a Penederm Stockholder in the Merger unless the stockholder provides the appropriate form as described below. Each Penederm Stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each Penederm Stockholder, so as to provide the information (including such stockholder's taxpayer identification number) and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Mylan and the Exchange Agent.

   The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Merger. Thus, Penederm Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Absence of Appraisal Rights

   Penederm is incorporated under Delaware law, and the DGCL governs the availability of appraisal rights with respect to mergers involving Penederm. Penederm Stockholders are not entitled to appraisal rights under the DGCL in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

                 THE MERGER AGREEMENT AND THE RELATED AGREEMENTS

   This Proxy Statement/Prospectus contains a brief summary of certain provisions of the Merger Agreement, the Stock Option Agreement and the Voting Agreements. This summary is qualified in its entirety by reference to the full texts of such agreements, which are included as Appendices A, B and C hereto and which are incorporated herein by reference.

General

   Pursuant to the Merger Agreement, Merger Sub will be merged with and into Penederm and Penederm will become a wholly-owned subsidiary of Mylan. At the Effective Time, each outstanding share of Penederm Common

Stock will be converted into the right to receive 0.68 of a share of Mylan Common Stock (or cash in lieu of fractional shares) as described herein. The name of the Surviving Corporation shall be "Penederm Incorporated."

Consideration to Be Received in the Merger

   At the Effective Time, each share of Penederm Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.68 of a share of Mylan Common Stock.

   No fractional shares of Mylan Common Stock will be issued in the Merger. Each holder of Penederm Common Stock who upon surrender of certificates representing such Penederm Common Stock (each, a "Certificate") therefor would be entitled to receive a fraction of a share of Mylan Common Stock will receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the closing price of Mylan Common Stock on the Effective Date, less the amount of any taxes which may be required to be withheld under any provision of federal, state, local or foreign tax law.

   Each share of Penederm Common Stock issued and held in Penederm's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration thereof.

Exchange of Shares

   As soon as practicable after the Effective Time, Mylan will instruct American Stock Transfer and Trust Company (the "Exchange Agent") to send to each Penederm Stockholder of record a letter of transmittal for use in the exchange of Penederm Common Stock. As soon as practicable after the Effective Time, Mylan will deposit with the Exchange Agent the aggregate consideration for the Merger to be paid in respect of the Penederm Common Stock to the holders thereof.

   Upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor that number of Mylan Common Stock which such holder has the right to receive (and any amount of cash payable in lieu of fractional shares), after giving effect to any required withholding tax.

   If any portion of the Merger Consideration is to be paid to a person other than the registered holder of Penederm Common Stock formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Penederm Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to these procedures that remains unclaimed by Penederm Stockholders twelve months after the Effective Time shall be returned to Mylan, upon demand, and any such person who has not exchanged properly such person's Certificate or Certificates for the Merger Consideration prior to that time shall thereafter look only to Mylan for payment of the Merger Consideration. Notwithstanding the foregoing, Mylan shall not be liable to any person for any amount paid to a public official pursuant to applicable abandoned property laws.

   No dividends or other distributions with respect to securities of Mylan constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are properly surrendered. Upon such surrender, there shall be paid, without interest, to the person in whose name the Certificates representing the securities of Mylan into which such Penederm Common Stock were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of any required withholding taxes.

   PENEDERM STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. PENEDERM STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Treatment of Options

   As of the Record Date, there were a total of _________ shares of Penederm Common Stock subject to Penederm stock options.

   At the Effective Time, as required by the Merger Agreement, Mylan will assume Penederm's Stock Option Plans and Penederm's rights and obligations under each Penederm stock option that is outstanding immediately prior to the Effective Time (an "Existing Option"). Under each Existing Option existing immediately after the Effective Time (an "Assumed Option"), the optionee shall have the right to receive from Mylan, in accordance with the terms and subject to the conditions of the Existing Option, the number of shares of Mylan Common Stock equal to the Exchange Ratio multiplied by the number of shares of Penederm Common Stock that such optionee would have been entitled to receive had the optionee exercised his or her Existing Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Option (including payment of the aggregate exercise price thereof, rounded up to the nearest cent). No Assumed Option shall give the optionee any additional benefits that the holder thereof did not have under the Existing Option; and the terms of such Existing Options shall govern the vesting thereof including, if applicable, any vesting of Existing Options as a result of the Merger. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Mylan for Penederm and, in the case of employees, employment by a Mylan company for employment by Penederm. Mylan has agreed to file, and maintain the effectiveness of, a registration statement with the Commission covering the Assumed Options.

Representations and Warranties

   Penederm and Mylan have made representations in the Merger Agreement relating to, among other things: (a) each of Penederm's and Mylan's capitalization and organization and similar corporate matters, (b) authorization, execution, delivery and enforceability of the Merger Agreement and the Stock Option Agreement, (c) conflicts under governing documents, required consents or approvals, and violations of any agreements or law, (d) documents filed with the Commission and the accuracy of information contained therein, (e) absence of material adverse events, changes or effects, (f) brokers and finders, (g) tax matters relating to the proposed Merger, (h) the absence of undisclosed liabilities, (i) compliance with FDA laws, (j) litigation, (k) intellectual property matters, and (l) the absence of contracts or disputes with labor unions or organizations.

   Penederm has made additional representations, among others, relating to: (a) compliance with law, including compliance with environmental and tax laws and regulations, (b) retirement and other employee plans and matters, (c) the disclosure and enforceability of certain material contracts, (d) certain business matters relating to permits and licenses and insurance and accounts receivables, (e) product warranties, and (f) liabilities with labor unions or organizations.

   Mylan and Merger Sub made additional representations in the Merger Agreement concerning Merger Sub relating to, among other things: (a) organization and similar corporate matters, (b) authorization, execution, delivery and enforceability of the Merger Agreement, conflicts under governing documents, required consents or approvals, and violations of any agreements or law, and (c) the absence of prior business authorities.

   None of the representations and warranties of Penederm, Mylan or Merger Sub in the Merger Agreement described above will survive the Effective Time.

   In addition, Mylan and Penederm have made representations that serve as the basis for the tax opinions of Buchanan Ingersoll and HEWM described under "THE MERGER--Certain Federal Income Tax Consequences."

Conduct of Penederm's Business

   Penederm has covenanted to Mylan that, except as contemplated by the Merger Agreement or agreed to in writing by Mylan, from the date of the Merger Agreement to the Effective Time, Penederm will, and will cause its subsidiary to, conduct its business in the ordinary course, consistent with past practice, and will use commercially reasonable efforts to preserve its business organization, its relationship with its customers and suppliers and maintain satisfactory relationships with all persons with which it does business. In addition, the Merger Agreement contains specific restrictions with respect to certain matters.

Exclusivity

   Penederm has agreed that it will not, and will not authorize or permit its subsidiary or any of their respective officers, directors, employees, counsel, investment bankers, financial advisors, accountants, other representatives and agents (collectively, the "Penederm Representatives") to, (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below); (B) participate in any discussion or negotiations regarding any Takeover Proposal; (C) approve or agree to endorse any Takeover Proposal; (D) enter into any agreement with respect to any Takeover Proposal; or (E) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Mylan, the approval or recommendation of the Merger Agreement or the Merger, unless the Penederm Board determines in good faith, after consulting with its legal counsel, that it is necessary to withdraw or modify its recommendation because of the occurrence of a Material Adverse Change with respect to Mylan, or the occurrence of an event which has or could reasonably be expected to have a Material Adverse Effect on Mylan (for the meaning of these terms, see "-- Conditions to the Merger"). Penederm and the Penederm Board may, however, at any time prior to the Special Meeting, engage in the prohibited actions in response to an unsolicited Takeover Proposal if, and only to the extent that, (x) the Penederm Board determines in good faith, based upon the advice of its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to Penederm Stockholders under applicable law, (y) the Penederm Board determines that the Takeover Proposal is a Superior Proposal (as defined below), and (z) the party who submitted the Takeover Proposal executes a customary confidentiality agreement.

   In addition, Penederm has agreed to advise promptly Mylan (orally and in writing) of any Takeover Proposal received by Penederm or any request for information stated by the proponent to be in contemplation of any Takeover Proposal, or any inquiry which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or request or inquiry and the identity of the person making such Takeover Proposal, request or inquiry. Penederm has also agreed to keep Mylan reasonably informed of any material amendment or modification to such Takeover Proposal, request or inquiry.

   "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any: (A) tender or exchange offer, merger, consolidation or similar transaction involving Penederm or its subsidiary; (B) sale, lease or other disposition directly or indirectly by merger, consolidation, or share exchange of assets of Penederm or its subsidiary representing 10% or more of the consolidated assets of Penederm and its subsidiary; (C) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of Penederm; or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding Penederm Common Stock.

   "Superior Proposal" means any Takeover Proposal on terms which the Penederm Board determines in its good-faith judgment, based in part on the advice of a financial advisor of nationally recognized reputation, to be more favorable to the Penederm Stockholders than the Merger from a financial point of view and for which financing is then committed or reasonably likely to be available.

Resales of Mylan Common Stock

   All Mylan Common Stock received by Penederm Stockholders in the Merger will be freely transferable pursuant to the Securities Act, except that Mylan Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Penederm at the time that Penederm Stockholders vote on the Merger may be resold only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Under the Merger Agreement, Penederm intends to designate its directors and executive officers as its affiliates for purposes of these restrictions and the requirement of the Merger Agreement that its affiliates sign letters acknowledging these restrictions. Each Penederm affiliate has executed a written agreement agreeing to comply with the requirements of the Securities Act (the "Affiliate Letter").

Conditions to the Merger

   The respective obligations of Penederm, Mylan and Merger Sub to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

   (a) The Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the Penederm Stockholders;

   (b) All required governmental approvals and contractual consents shall have been obtained, and the applicable waiting period under the HSR Act shall have expired;

   (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

   (d) The Mylan Common Stock issued in the Merger shall have been approved for listing on the NYSE upon official notice of issuance; and

   (e) No legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

   The obligations of Penederm to effect the Merger are subject to the satisfaction or waiver on or before the Effective Time of each of the following additional conditions:

   (a) No event or circumstance shall have occurred which has or is reasonably expected to have a Material Adverse Effect (as defined below) on Mylan and its subsidiaries taken as a whole, including, without limitation, such event or occurrence caused by: (i) the failure of representations and warranties of Mylan and Merger Sub contained in the Merger Agreement to continue to be true and correct on and as of the date on which the Effective Time occurs, except for changes contemplated in the Merger Agreement, with the same force and effect as if made on and as of the Effective Date; (ii) the failure of Mylan or Merger Sub to have performed or complied with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by them on or before the Effective Date; or (iii) the execution, delivery and performance by Mylan of the Merger Agreement and the consummation of the Merger resulting in or constituting an event of default under an obligation under any agreement of Mylan;

   (b) There shall have been no Material Adverse Change (as defined below) with respect to Mylan;

   (c) Penederm shall have received a certificate of an executive officer of each of Mylan and Merger Sub certifying as to compliance with the conditions set forth in clauses (a) and (b) above;

   (d) Penederm shall have received an opinion of HEWM to the effect that, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Mylan, Merger Sub and Penederm shall each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

   (e) Penederm shall have received from Mylan a certificate confirming certain representations and covenants of Mylan contained in the Merger Agreement with respect to tax matters relating to the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   The obligations of Mylan and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or before the Effective Time of each of the following additional conditions:

   (a) No event or circumstance shall have occurred which has or is reasonably expected to have a Material Adverse Effect on Penederm, including, without limitation, such event or occurrence caused by: (i) the failure of representations and warranties of Penederm contained in the Merger Agreement to be true and correct on and as of the Effective Date, except for changes contemplated in the Merger Agreement, with the same force and effect as if made on and as of the Effective Date; (ii) the failure of Penederm to have performed or complied with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by Penederm on or before the Effective Date; or (iii) the execution, delivery and performance of the Merger Agreement and the consummation of the Merger resulting in or constituting an event of default under an obligation under any agreement of Penederm;

   (b) There shall have been no Material Adverse Change with respect to Penederm;

   (c) Mylan shall have received a certificate of an executive officer of Penederm certifying as to compliance with the conditions set forth in clauses (a) and (b) above;

   (d) Mylan shall have received an opinion of Buchanan Ingersoll to the effect that, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Mylan, Merger Sub and Penederm shall each be a party to that reorganization within the meaning of Section 368(b) of the Code;

   (e) Mylan shall have received from Penederm a certificate confirming certain representations and covenants of Penederm contained in the Merger Agreement with respect to tax matters relating to the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and

   (f) No shares of preferred stock of Penederm shall be issued or outstanding.

   "Material Adverse Change" or "Material Adverse Effect" means, when used in the Merger Agreement with respect to Mylan and Penederm, as the case may be, any event, circumstance, change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be so adverse as to result in a severe and critical impairment of the business, assets, liabilities, financial condition or results of operations of Mylan and its subsidiaries, taken as a whole, or Penederm and its subsidiary, taken as a whole, as the case may be.

Termination of the Merger Agreement

   Under the Merger Agreement, Penederm, on the one hand, and Mylan or Merger Sub, on the other hand, is entitled to abandon the Merger and terminate the Merger Agreement if the conditions to its respective obligations to effect the Merger (see "--Conditions to the Merger") shall not have been satisfied or waived in writing on November 30, 1998.

   In addition, the Merger may be abandoned and the Merger Agreement may be terminated at any time on or before the Effective Time, whether before or after approved by Penederm Stockholders:

(a) by mutual agreement of the Penederm Board and the Boards of Directors of each of Mylan and Merger Sub;
(b) by either Mylan or Merger Sub, on the one hand, or Penederm, on the other, if the consummation of the Merger would violate any preliminary injunction or restraining order or final and nonappealable order, decree, injunction or restraining order or judgment of any United States court or other tribunal of competent jurisdiction;

(c) by Mylan if any of the following shall have occurred: (i) any person (other than Mylan or any subsidiary of Mylan) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), a tender offer or exchange offer to purchase any Penederm Common Stock or securities convertible into such shares such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding Penederm Common Stock and the Penederm Board, within ten business days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders; (ii) Penederm or its subsidiary shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Mylan or any subsidiary of Mylan) to (A) effect a merger, consolidation or similar transaction involving Penederm or its subsidiary,
     (B) sell, lease or otherwise dispose of assets of Penederm or its subsidiary representing 10% or more of the consolidated assets of Penederm,
     (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase), or securities convertible into, such securities) representing 10% or more of the voting power of Penederm, or (D) grant to such person a license of any intellectual property of Penederm other than licenses in the ordinary course of business relating to the sale of Penederm's products; (iii) any Person (other than Mylan or any subsidiary of Mylan) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Penederm Common Stock; or (iv) the Penederm Board shall have withdrawn or modified in a manner adverse to Mylan the recommendation of the Penederm Board that the Penederm Stockholders approve the Merger Agreement and the Merger;

(d) by Penederm in connection with entering into an agreement for a Superior Proposal as expressly permitted by the Merger Agreement (see "-- Exclusivity") provided that (i) immediately following such termination Penederm executes a definitive agreement to implement such Superior Proposal, (ii) prior to any such termination, (x) Penederm shall have provided Mylan with four days' notice of the terms of the Superior Proposal and (y) Penederm shall, have, and shall have caused its financial and legal advisors to have, negotiated in good faith with Mylan with respect to any proposal made by Mylan to adjust the terms of the Merger Agreement as would enable Penederm, consistent with the fiduciary duties of the Penederm Board, to proceed with the Merger, and (iii) Penederm shall have paid Mylan the Termination Fee;

(e) by either Mylan or Penederm if the Merger shall not have been consummated on or before November 30, 1998, provided that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before November 30, 1998; or

(f) by Penederm, 10 days after the Special Meeting, if at the Special Meeting the Merger Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the Penederm Stockholders as required under the DGCL.

Termination Fee; Expenses of the Merger

   If the Merger Agreement is terminated, it shall forthwith become void, but each party shall be entitled to pursue all of its remedies for any prior breach.

   Except as described below with respect to the Termination Fee, each party is required by the Merger Agreement to bear all of its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated, other than the costs of printing and mailing this Proxy Statement/Prospectus, which shall be shared equally.

   Penederm is required by the Merger Agreement to pay Mylan a termination fee (the "Termination Fee") equal to $9 million within two business days of the occurrence of any of the following events:

(a)  Mylan terminates the Merger Agreement on the basis described in paragraph
     (c)(i) under "--Termination of the Merger Agreement," or Mylan had the right so to terminate at the time the Merger Agreement was otherwise terminated, and within 12 months after such termination Penederm executes a definitive agreement to implement a Takeover Proposal (whether or not such Takeover Proposal triggered Mylan's termination right);

(b)  Mylan terminates the Merger Agreement on the basis described in paragraph
     (c)(ii) under "--Termination of the Merger Agreement," or Mylan had the right so to terminate at the time the Merger Agreement is otherwise terminated;

(c)  Mylan terminates the Merger Agreement on the basis described in paragraph
     (c)(iv) under "--Termination of the Merger Agreement," or Mylan had the right so to terminate at the time the Merger Agreement is otherwise terminated, except that Penederm is not obligated to pay Mylan the Termination Fee under those conditions in the event that (i) such actions of the Penederm Board that gave rise to Mylan's right to terminate on that basis were the result of an event which had, or was reasonably expected to have, a Material Adverse Effect on Mylan or had caused, or was reasonably expected to cause, Mylan to suffer a Material Adverse Change, and (ii) the Penederm Board made a good-faith determination, based on the advice of its legal counsel as to legal matters, that such actions were necessary in order to comply with its fiduciary duties to Penederm Stockholders under applicable law;

(d) Penederm terminates the Merger Agreement on the basis described in paragraph (d) under "--Termination of the Merger Agreement";

(e) Either Mylan or Penederm terminates the Merger Agreement, following a Takeover Proposal, on the basis described in paragraph (e) under "-- Termination of the Merger Agreement" and within 12 months after such termination Penederm executes with a third party a definitive agreement to implement a Takeover Proposal; or

(f) Penederm terminates the Merger Agreement, following a Takeover Proposal, on the basis set forth in paragraph (f) under "--Termination of the Merger Agreement" and within 12 months after such termination Penederm executes with a third party a definitive agreement to implement a Takeover Proposal.

Benefit Plans

   The Merger Agreement provides that the eligibility of Penederm employees (and their spouses and dependents) to participate in the combined company's welfare benefit plans after the Effective Time will be determined without regard to any exclusion or condition to which the employee is not subject under any similar Penederm plan. Participants in Penederm's welfare benefit plans will receive credit, under the welfare benefit plan of the combined company in which they participate after the Effective Time, toward annual co-insurance and deductible limitations and requirements for any payments made for eligible charges incurred by them during the calendar year in which the Effective Time occurs, under the applicable welfare plan of Penederm. In addition, all employees of Penederm following the Effective Time will receive credit, for purposes of determining vesting the eligibility under retirement, welfare, vacation and similar plans or policies, for service with Penederm prior to the Effective Date. All Penederm employees immediately prior to the Effective Time will be eligible to participate in the combined company's employment severance programs, and for the purposes of such programs will receive credit for service with Penederm prior to the Effective Date.

The Stock Option Agreement

   The Option

   In order to induce Mylan to enter into the Merger Agreement, Penederm entered into the Stock Option Agreement at Mylan's request. Pursuant to the Stock Option Agreement, Mylan has been granted the Mylan Option, which gives Mylan the right to purchase the Option Shares (approximately 19.9% of the outstanding Penederm

Common Stock as of June 24, 1998 prior to giving effect to the exercise of the Mylan Option) at the Option Price ($20 per Option Share, subject to adjustment under specified circumstances). The Mylan Option was a condition to Mylan's entering into the Merger Agreement, and it might increase the likelihood of consummation of the Merger by discouraging competing offers for Penederm. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in Penederm from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to Penederm Stockholders that had a higher current market price than the shares of Mylan Common Stock to be received for each share of Penederm Common Stock pursuant to the Merger Agreement. In addition, if Mylan were to become entitled to, and did, exercise the Mylan Option, such exercise could preclude a third party from acquiring Penederm in a transaction intended to be accounted for as a pooling of interests, and the potential for such preclusion could further discourage competing offers for Penederm. The Stock Option Agreement is in effect and is not conditioned on approval by the Penederm Stockholders.

   The Mylan Option may be exercised by Mylan, in whole or in part, at any time, or from time to time, following the occurrence of one of the Purchase Events described in the following paragraph. Mylan may exercise the Mylan Option by paying the Option Price in cash and receiving the Option Shares (which exercise requires the satisfaction of certain additional conditions).

   Purchase Events

   The Mylan Option may be exercised on the occurrence of at least one of the following "Purchase Events":



(a) any of the following occurs prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms: (i) any person (other than Mylan or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer, or shall have filed a registration statement under the Securities Act with respect to an exchange offer, to purchase any shares of Penederm Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the then outstanding Penederm Common Stock; (ii) Penederm or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement including, without limitation, an agreement in principle, with any person (other than Mylan or any of its subsidiaries) to effect or provide for a Takeover Proposal; (iii) any person (other than Mylan or any of its subsidiaries) shall solicit proxies or consents or announce a bona fide intention to solicit proxies or consents from the Penederm Stockholders (x) in opposition to the Merger, the Merger Agreement or any related transactions or (y) relating to a Takeover Proposal (other than solicitations of stockholders seeking approval of the Merger, the Merger Agreement or any related transactions), and the Penederm Stockholders shall have failed to approve the Merger; or (iv) any person (other than Mylan or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, Penederm Common Stock (other than trust account shares) aggregating 25% or more of the then outstanding Penederm Common Stock;

(b) the termination of the Merger Agreement under circumstances entitling Mylan to immediate payment of the Termination Fee pursuant to the Merger Agreement (see "--Termination of the Merger Agreement");

(c) the execution by Penederm, within 12 months of a termination of the Merger Agreement (i) by either Mylan or Penederm on the basis described in paragraph (e) under "--Termination of the Merger Agreement" or (ii) by Penederm on the basis described in paragraph (f) under "--Termination of the Merger Agreement," of a definitive agreement to implement a Takeover Proposal with a third party who had submitted a Takeover Proposal prior to such termination (a "Proponent"); or

(d) the execution by Penederm, within six months of a termination of the Merger Agreement on the basis described in clause (c), of a definitive agreement to implement a Takeover Proposal with a third party who is not a Proponent, provided Penederm had received a Takeover Proposal from a Proponent prior to such termination.

   Mylan's "Put" Rights

   The Stock Option Agreement gives Mylan the right to "put" the Mylan Option (unless it has expired or terminated) and all Option Shares that have previously been purchased by Mylan and are still owned by it back to Penederm, and thereby obligate Penederm to repurchase the Mylan Option and such Option Shares, for a six-month period commencing upon the first occurrence of a "Repurchase Event," as defined in the Stock Option Agreement. The "Put Price" payable by Penederm upon Mylan's exercise of such put right is the sum of: (i) the aggregate Option Price paid by Mylan for all Option Shares previously purchased by Mylan that are still owned by it; (ii) the excess (if any) of the average of the last sales prices for Penederm Common Stock on NASDAQ for the ten preceding trading days (the "Market Price") over the aggregate Option Price referred to in clause (i), multiplied by the number of Option Shares that are still owned by Mylan; and
(iii) the excess (if any) of the Market Price over the Option Price, multiplied by the number of Option Shares with respect to which the Mylan Option has not been exercised.

   Mylan's Registration Rights

   The Stock Option Agreement provides that if Mylan desires to sell any of the Option Shares, Penederm will cooperate with Mylan and any underwriters in registering such Option Shares for resale including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws. Penederm is not required to have declared effective more than two such registration statements.

   Termination

   The Stock Option Agreement provides that the Mylan Option will terminate and be of no further force and effect upon the earliest to occur of (a) the Effective Time, (b) 12 months after the first occurrence of a Purchase Event of the type described in subclause (a) or (b) under "--Purchase Events" above and
(c) six months after the first occurrence of a Purchase Event of the type described in subclause (c) or (d) under "--Purchase Events" above. Notwithstanding the termination of the Mylan Option, Mylan will be entitled to purchase the Option Shares if it has exercised the Mylan Option in accordance with the terms hereof prior to the termination of the Mylan Option and the termination of the Mylan Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

   Profit Limitation

   Under the Stock Option Agreement, in no event shall Mylan's "Total Profit" (as hereinafter defined) exceed $24 million (the "Cap"), and if Total Profit otherwise would exceed the Cap, Mylan, at its sole election, shall either (a) deliver to Penederm for cancellation Option Shares previously purchased by Mylan valued at the average of the last sales price for Penederm Common Stock on NASDAQ for the ten trading days ending on the day immediately preceding such delivery), (b) pay cash to Penederm, or (c) undertake any combination thereof, so that Total Profit shall not exceed the Cap after taking into account the foregoing actions.

   As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash paid or payable by Mylan as the Termination Fee pursuant to the Merger Agreement; (ii) (x) the amount paid or payable by Mylan pursuant to the Penederm's repurchase of Option Shares pursuant to the Stock Option Agreement, less (y) Mylan's purchase price for such Option Shares; and (iii) (x) the net cash amounts received by Mylan pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Mylan's purchase price for such Option Shares.

The Voting Agreements

   Voting and Proxies

   In order to induce Mylan to enter into the Merger Agreement, each director of Penederm (in his capacity as a Penederm Stockholder and without limiting or affecting his obligations as a director) has entered into a voting agreement at Mylan's request. Pursuant to and during the term of the Voting Agreements, each director of Penederm has agreed, to vote (or cause to be voted) all of the Penederm Common Stock beneficially owned by such director and all shares subsequently acquired by such holder (i) to adopt and approve the Merger and the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement at any meeting of Penederm Stockholders at which such matters are considered and at every adjournment or postponement thereof and (ii) against
(a) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up, of or by Penederm, or any other Takeover Proposal (collectively, "Alternative Transactions") or (b) any amendment of Penederm's certificate of incorporation ("Penederm's Certificate") or Penederm's bylaws ("Penederm's Bylaws") or other proposal or transaction involving Penederm or its subsidiary, which would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions"). In addition, each such director (in his capacity as a Penederm Stockholder) has granted Mylan an irrevocable proxy to vote shares of Penederm Common Stock held by such director (i) in favor of the Merger and the Merger Agreement and (ii) against any Alternative Transactions or Frustrating Transactions. The Voting Agreements terminate upon the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms. See "- -Exclusivity."

   The aggregate number of shares of Penederm Common Stock which is subject to the Voting Agreements is 331,656, or approximately 3.8% of the shares of Penederm Common Stock outstanding on the Record Date. See, however, "--Alternate Voting Agreement" for information about circumstances in which the 270,091 shares subject to a Voting Agreement with one director, whose shares of Penederm Common Stock represent approximately 3.1% of the shares of Penederm Common Stock outstanding on the Record Date, will cease to be bound by the voting obligations of such Alternate Voting Agreement.

   Prohibited Actions

   Each director has also agreed (in his capacity as a Penederm Stockholder) that he will not (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, Penederm Common Stock to any person other than Mylan or Mylan's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to Penederm Common Stock, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of such director's obligations under his Voting Agreement or the transactions contemplated thereby; provided, however, that he may transfer all or part of his securities of Penederm to any sibling or any other member of his immediate family or lineal descendants or any trust for the benefit of any of them, so long as the recipient of the Penederm securities agrees to be bound by the Voting Agreement.

   Alternate Voting Agreement

   All of the 270,091 outstanding shares of Penederm Common Stock beneficially owned by one of Penederm's directors are held by him in his capacity as the general partner of a partnership which is in turn the general partner of an investment fund. Such shares are owned by the investment fund, which is scheduled by its governing agreement to be wound up on September 15, 1998. To facilitate such winding-up and the related distribution of the shares of Penederm Common Stock owned by such investment fund to its individual investors, Mylan has entered into an Alternate Voting Agreement with the applicable director permitting him to effect such distribution as close to September 15, 1998 as is consistent with the fund's obligation to effect the distribution, at which point he will cease to be bound by the voting obligations of the Alternate Voting Agreement as to the distributed shares, his irrevocable proxy in favor of Mylan will terminate as to those shares and the individual distributees will be free to vote the distributed shares as they choose. Accordingly, if the vote on the Merger Agreement by the Penederm

Stockholders occurs after the distribution, there is no assurance as to how those shares, which constitute approximately 3.1% of the shares of Penederm Common Stock outstanding on the Record Date, will be voted thereon.


   Other Provisions

   Each Voting Agreement also contains provisions relating to, among other things, representations and warranties by the applicable director (in his capacity as a Penederm Stockholder) and specific enforcement of his Voting Agreement.

Co-Promotion Agreements

   In December 1997, Penederm and Bertek entered into the Mentax(R) Co-Promotion Agreement to market Mentax(R) in the United States to primary care physicians who are called on by members of Bertek's sales force (the "Bertek Audience"). Pursuant to the Mentax(R) Co-Promotion Agreement, Bertek receives a portion of the profit Penederm earns in connection with revenues generated from prescriptions written by the Bertek Audience. The initial term of the Mentax(R) Agreement is four years.

   In July 1998, Penederm and Bertek entered into the Avita(R) Co-Promotion Agreement, pursuant to which Bertek will co-promote Avita(R) in the United States to primary care physicians. The terms of the Avita(R) Co-Promotion Agreement are similar to those of the Mentax(R) Co-Promotion Agreement, except that the Avita(R) Co-Promotion Agreement provides for a nonrefundable up-front license fee and an advance on Penederm's share of the profits generated from revenues on prescriptions written by the Bertek Audience.

   Both the Mentax(R) Co-Promotion Agreement and the Avita(R) Co-Promotion Agreement are in effect, are independent of the Merger Agreement, are not conditioned on approval by the Penederm Stockholders and will survive the termination of the Merger Agreement.

                         COMPARISON OF SHAREHOLDER RIGHTS

   If the Merger is consummated, holders of Penederm Common Stock will become holders of Mylan Common Stock, which will result in their rights as shareholders being governed by the laws of the Commonwealth of Pennsylvania and the Amended and Restated Articles of Incorporation of Mylan ("Mylan's Articles") and the Bylaws of Mylan ("Mylan's Bylaws"). The rights of holders of Penederm Common Stock currently are governed by the laws of the State of Delaware and by Penederm's Certificate and Penederm's Bylaws.

   It is not practicable to describe all of the differences between the laws of the Commonwealth of Pennsylvania and the laws of the State of Delaware, between Mylan's Articles and Penederm's Certificate and between Mylan's Bylaws and Penederm's Bylaws. The following is a summary of certain differences between the rights of a holder of Penederm Common Stock and the rights of a holder of Mylan Common Stock.

Shareholder Rights Generally

   Notice of Meetings. Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), holders of Mylan Common Stock are entitled to at least 10 days' prior written notice for a meeting called to consider a fundamental change (as defined in the PBCL) and five days' prior written notice for any other meeting. Under the DGCL and Penederm's Bylaws, holders of Penederm Common Stock are entitled to at least 10 days' prior written notice for a special meeting called to consider general matters. Under the DGCL, at least 20 days' notice is required to consider a merger.

   Proxies. Under the DGCL and Penederm's Bylaws, a proxy is invalid after three years from its date, unless the proxy provides for a longer period. Under the PBCL, there are no limitations on the duration of proxies except that an unrevoked proxy is not valid after three years unless a longer time is expressly provided therein.

   Right to Call Special Meetings. Under the PBCL, holders of Mylan Common Stock have no right to call special meetings of shareholders except that an interested shareholder (i.e., the beneficial owner of at least 20% of the corporation's outstanding voting securities) has the right to call a special meeting of shareholders to approve certain business combinations. Under the DGCL, a special meeting of stockholders may be called only by the Penederm Board or by such person or persons as may be authorized by Penederm's Certificate or Penederm's Bylaws. Under Penederm's Certificate and Penederm's Bylaws, the Chairman of the Board or the President may call a special meeting of stockholders, but business transacted must be limited to that stated in the notice of such meeting.

Shareholder Voting Rights

   General Vote Required. Under the PBCL, corporate action taken by shareholders, including shareholder action to amend the articles of incorporation or to approve mergers, consolidations or dissolution, generally is authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon (and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in such class). Under the DGCL and Penederm's Bylaws, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting at which a quorum is present is required for stockholder action unless the DGCL requires otherwise. Under the DGCL, the affirmative vote of the majority of the outstanding shares entitled to vote thereon generally is required to effect mergers or consolidations.

   Special Vote Required for Certain Business Combinations. Mylan's Articles require the affirmative vote of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote in order to effect certain business combinations. See "DESCRIPTION OF MYLAN CAPITAL STOCK--Special Considerations."

   In addition, Mylan is subject to provisions of the PBCL regarding business combinations. The PBCL prohibits certain business combinations (as defined in the PBCL) involving a Pennsylvania corporation that has shares registered under the Exchange Act and an "interested shareholder" unless one of the five conditions described below is satisfied or an exemption is found. An "interested shareholder" is generally defined to include a person who beneficially owns at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

   In general, a corporation can effect a business combination involving an interested shareholder under the PBCL if one of the following five conditions is satisfied: (i) prior to the date on which the person becomes an interested shareholder, the board of directors approves the business combination or the purchase of shares that causes the person to become an interested shareholder;
(ii) the business combination is approved by an affirmative vote of the holders of all outstanding shares; (iii) the business combination is approved by a majority of the disinterested shareholders at a meeting called at least five years after the date the person becomes an interested shareholder; (iv) the interested shareholder holds 80% or more of the votes that all shareholders would be entitled to cast in an election of directors of the corporation and the business combination is approved by a majority of the disinterested shareholders at a meeting held at least three months after the interested shareholder acquired such 80% interest, provided that the fair price and procedural requirements set forth in the PBCL are satisfied; or (v) the business combination is approved by the shareholders at a meeting called at least five years after the date the person becomes an interested shareholder, provided that the fair price and procedural requirements set forth in the PBCL are satisfied.

   The DGCL prohibits certain business combinations (as defined in the DGCL) between a Delaware corporation that has shares listed on a national stock exchange, authorized for quotation on The NASDAQ Stock Market or held of record by more than 2,000 stockholders and an interested stockholder that occur within three years of the time that such stockholder became an interested stockholder, unless one of three conditions is satisfied or an exemption is found. An "interested stockholder" is generally defined to include a person who beneficially owns at least 15% of the voting stock of the corporation. In general, a corporation can effect a business combination involving an interested stockholder under the DGCL within three years of the time that such stockholder became an interested stockholder if one of the following three conditions is satisfied: (i) prior to such time, the board of directors approves the business combination or the transaction that causes the person to become an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock at the time the transaction commenced; or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized by the affirmative vote of two-thirds of the disinterested shareholders.

   Merger or Consolidation Without Shareholder Approval. Under the PBCL, no vote of the shareholders of a corporation is required to approve a merger or consolidation if (i) the plan does not alter the corporation's status as a Pennsylvania corporation or in any respect its articles of incorporation and each share of its capital stock is to continue as or be converted into an identical share of the surviving corporation; or (ii) another corporation directly or indirectly owns 90% or more of shares of each class of the corporation.

   Under the DGCL, no vote of the stockholders of a corporation is required to approve a merger or consolidation if (i) the plan does not amend in any respect the corporation's certificate of incorporation; (ii) each share of its capital stock is to continue as or be converted into an identical share of the surviving corporation; or (iii) either no stock of the surviving corporation is to be issued under the plan or the treasury or unissued authorized shares of the surviving corporation to be issued plus those shares issuable upon conversion of other shares to be issued in the merger do not exceed 20% of the outstanding shares of such corporation immediately prior to the merger.

Shareholder Appraisal Rights

   Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such appraisal rights are not available in certain circumstances, including without limitation
(a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the NASDAQ National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the NASDAQ National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

   Under the PBCL, a shareholder of a corporation has the right, under varying circumstances, to dissent from certain corporate transactions (including mergers, share exchanges, the sale of all or substantially all of the corporate assets and corporate divisions) and to obtain payment in cash of the fair value of his shares in lieu of the consideration he would otherwise receive in the transaction. Such dissenters rights are not available where the shares held by the shareholder are either listed on a national securities exchange or are held of record by more than 2,000 shareholders. Notwithstanding this limitation, the PBCL provides that the bylaws or a resolution of the board of directors may direct that all or part of the shareholders shall have dissenters' rights in connection with any corporate transaction that would not otherwise entitle such shareholder to dissenters' rights. Mylan's Bylaws do not include such a provision nor has the Board of Directors of Mylan adopted such a resolution.

   The concept of "fair value" in payment for shares upon exercise of appraisal rights is different under the DGCL and the PBCL. Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction. The PBCL provides that the fair value of shares must be determined immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

Rights With Respect to Shares

   Dividends; Purchases and Redemptions of Shares. Under the PBCL, Mylan may pay dividends and make stock purchases and redemptions unless, after giving effect to the distribution: (i) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors of Mylan may base its determination of total assets and total liabilities on any factors it considers relevant, including the book values of the corporation's assets and liabilities as reflected on its books and records, unrealized appreciation and depreciation of the corporation's assets or the current value of the corporation's assets and liabilities, either valued separately or valued in segments or as an entirety as a going concern.

   The DGCL provides that a corporation shall not redeem its stock for cash or property if such redemption would cause an impairment of capital of the corporation. The DGCL further provides that a corporation may pay dividends (i) out of its capital surplus or (ii) in the event there is no capital surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year.

Fiduciary Duties of Directors

   Both Delaware and Pennsylvania law provide that a corporation's board of directors has the ultimate responsibility for managing the business and affairs of the corporation. The PBCL expressly provides that directors of a Pennsylvania corporation are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director of a Pennsylvania corporation are presumed to be in the best interests of the corporation. The PBCL states that directors of a Pennsylvania corporation may, but are not required to, take into consideration the effects of their actions upon various groups affected by such action, including not only shareholders, but also employees, suppliers, customers, creditors and communities. The PBCL also makes clear that a director has no greater obligation to justify, or higher burden of proof with respect to, any act relating to an actual or potential takeover of the corporation than he or she has with respect to any other act as a director.

   The DGCL is silent as to the nature of the duties of directors of a Delaware corporation. Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment. Under Delaware case law, an informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Delaware courts have also imposed a heightened standard of scrutiny regarding the conduct of directors in resisting unsolicited takeover attempts. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care generally requires a finding by a court that the directors were grossly negligent. Delaware courts have also held that the directors of a Delaware corporation owe the corporation and its stockholders a duty of loyalty, requiring them to act in good faith and in what they believe to be the best interests of the corporation and its stockholders and that, whenever their interests with respect to a transaction conflict with those of the corporation, the transaction be fair to the corporation.

   The duty of loyalty in both states requires that the directors act in good faith and place the best interests of the corporation and its stockholders above any individual interests of their own.

Director and Officer Liability and Indemnification

   In accordance with the PBCL, Mylan's Bylaws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

   As permitted by the PBCL, Mylan's Bylaws provide that directors of Mylan are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

   Under the DGCL, a corporation may include in its certificate of incorporation provisions which eliminate or limit, within prescribed limitations, the personal liability of a director of the corporation for monetary damages for breach of fiduciary duty as a director. Penederm's Certificate limits the personal liability of directors for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permissible under the DGCL.

   The DGCL generally provides that a corporation may, and in certain circumstances must, indemnify its directors, officers, employees or agents ("indemnitees") for expenses (including attorneys' fees), judgments, fines or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify its directors, officers, employees or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The DGCL also permits a corporation to adopt procedures for advancing expenses to indemnitees without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified.

   Penederm's Certificate requires indemnification of officers, directors, employees and agents acting on behalf of Penederm to the fullest extent permissible under the DGCL.

Charter Amendments

   Under the PBCL, amendments to a corporation's articles of incorporation may only be proposed by its board of directors. Except for certain amendments which do not require shareholder approval and unless a greater vote is required by its articles of incorporation, amendments of the articles of incorporation of a Pennsylvania corporation are to be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of capital stock is entitled to vote as a class, the affirmative vote of a majority of the votes cast in each such separate vote.

   To amend a Delaware corporation's certificate of incorporation, the DGCL requires approval first by that corporation's board of directors and then by the holders of a majority of the outstanding shares of stock entitled to vote thereon and a majority of each class of stock entitled to vote thereon as a class, unless a larger proportion is specified in its certificate of incorporation or except when the provision being amended or repealed provides for a supermajority vote of the board or the stockholders, in which case, the same percentage of the board or the stockholders, as the case may be, is needed to amend or repeal that provision.

Bylaw Amendments

   Under the PBCL, the shareholders of a Pennsylvania corporation who are entitled to vote have the power to adopt, amend and repeal its bylaws. The authority to adopt, amend and repeal bylaws of a Pennsylvania corporation may be expressly vested by the bylaws in the board of directors, subject to the power of the shareholders to override such actions and except that a board of directors may not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders under the PBCL, unless the articles of incorporation of that corporation give the board that authority.

   Under the DGCL, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws as do the directors to the extent that the certificate of incorporation confers such powers on the directors. Penederm's Certificate expressly grants the Penederm Board the authority to adopt, amend or repeal Penederm's Bylaws.

                        DESCRIPTION OF MYLAN CAPITAL STOCK

   The authorized capital stock of Mylan consists of 300,000,000 shares of Mylan Common Stock, of which, as of the date of this Proxy Statement/Prospectus, 122,401,404 shares are outstanding, and 5,000,000 shares of preferred stock, par value $.50 per share ("Mylan Preferred Stock"), issuable in series, none of which are outstanding as of the date of this Proxy Statement/Prospectus.

Mylan Common Stock

   Holders of Mylan Common Stock have one vote per share on all matters submitted to a vote of shareholders. Shareholders do not have cumulative voting rights. The holders of Mylan Common Stock have the right to receive dividends when, as and if declared by the Board of Directors of Mylan out of funds legally available therefor, subject to the rights of the holders of any outstanding Mylan Preferred Stock to receive preferential dividends. Upon the liquidation of Mylan, holders of Mylan Common Stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of Mylan and the aggregate liquidation preference (including accrued and unpaid dividends) of any outstanding Mylan Preferred Stock.

   The Mylan Common Stock is not redeemable and has no preemptive, subscription or conversion rights. Shares of Mylan Common Stock currently outstanding are, and the Mylan Common Stock to be issued in the Merger will be, validly issued, fully paid and nonassessable.

   American Stock Transfer Co., New York, New York, is the transfer agent and registrar for the Mylan Common Stock.

Mylan Preferred Stock

   The authorized Mylan Preferred Stock is available for issuance from time to time at the discretion of the Board of Directors of Mylan without shareholder approval. The Board of Directors has authority to prescribe for each series of Mylan Preferred Stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption, sinking fund and liquidation rights, if any, and any other rights, preferences, qualifications and limitations of the particular series. The issuance of Mylan Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Mylan Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Mylan Common Stock. Mylan has no present plans to issue any Mylan Preferred Stock.

Special Considerations

   Mylan is subject to provisions of the PBCL regarding business combinations. See "COMPARISON OF SHAREHOLDER RIGHTS--Shareholder Voting Rights."

   In addition, Mylan's Articles provide that each of the following corporate actions requires approval in compliance with all applicable provisions of the PBCL and Mylan's Articles and, with certain exceptions, the affirmative vote of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote, at a meeting called for such purpose: (i) any merger or consolidation to which Mylan and an Interested Person (as defined in Mylan's Articles) are parties;
(ii) any sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a Substantial Part (as defined in Mylan's Articles) of the properties or assets of Mylan to an Interested Person; (iii) the adoption of any plan or proposal for the liquidation or dissolution of Mylan under or pursuant to which the rights or benefits inuring to an Interested Person are different in kind or character from the rights or benefits inuring to the other holders of Mylan Common Stock; (iv) any transaction of the foregoing character involving an Affiliate or Associate (as defined in Mylan's Articles) of an Interested Person or involving an Associate of any such Affiliate. The 75% voting requirement will not apply if the

Board of Directors shall have approved the transaction by a majority vote of all directors prior to the time the Interested Person connected with the transaction became an Interested Person or if the Board of Directors shall have approved the transaction prior to consummation thereof by a majority vote of all directors, disregarding the vote of each director who was an Interested Person, or an Affiliate, Associate or agent of such Interested Person, or an Associate or agent of any such Affiliate. The affirmative vote of the holders of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote is required to amend or repeal the foregoing provisions.

   Mylan's Bylaws provide that a director shall not be personally liable for monetary damages as such for any action, or any failure to take any action, unless he has breached or failed to perform his statutory duties and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that such limitation of liability shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to liability for payment of taxes pursuant to local, state or federal law. If Pennsylvania law is amended in the future to authorize corporate action further limiting the personal liability of directors, the liability of a director will be limited to the fullest extent permitted by such amendment.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following tables present the combination of Mylan and its subsidiaries and Penederm and its subsidiary. The combination will be accounted for by Mylan under the purchase method of accounting. The results of operations of Penederm have been converted to a fiscal March 31 year-end and are unaudited.

   The Unaudited Pro Forma Combined Financial Statements reflect the significant adjustments giving effect to the Merger (including the preliminary purchase accounting adjustments) that are expected to have a continuing impact on Mylan. Estimates relating to the fair value of Penederm's assets, liabilities and other events requiring recognition have been made as more fully described in the Notes to the Unaudited Pro Forma Combined Financial Statements. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the Effective Date on the basis of appraisals and evaluations, and therefore, actual fair value amounts are expected to differ from those reflected in the Unaudited Pro Forma Combined Financial Information.

   The pro forma financial information included herein does not purport to represent what the consolidated financial position or results of operations actually would have been if the Merger in fact had occurred on such dates or at the beginning of the period indicated or to project the consolidated financial position or results of operations as of any future date or any future period.

   The pro forma financial information included herein should be read in conjunction with the historical consolidated financial statements of Mylan and Penederm, including the notes thereto, and other financial information incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Mylan Laboratories Inc. and Subsidiaries
Pro Forma Combined Balance Sheet
As of June 30, 1998
(Amounts in thousands)
(Unaudited)

                                                                                        Pro Forma                Pro Forma
                                                          Mylan      Penederm          Adjustments               Combined
                                                        ---------    ---------         -----------               ---------
Assets
Current assets:
 Cash and cash equivalents                               $139,111    $  1,732                  --                 $140,843
 Marketable securities                                     17,979       1,000                  --                   18,979
 Accounts receivable                                      137,229       7,280                  --                  144,509
 Inventories                                              150,032       2,385                  --                  152,417
 Deferred income tax benefit                                9,559          --                  --                    9,559
 Prepaid and refundable income tax                          7,890         382                  --                    8,272
 Other current assets                                       6,198          --                  --                    6,198
 In-process research and development                           --          --           $ 145,000   (1)                 --
                                                                                         (145,000)  (3)
                                                      -----------    ---------          ---------                 --------
Total current assets                                      467,998      12,779                  --                  480,777
Property, plant and equipment, net of accumulated         153,207         270                  --                  153,477
 depreciation
Marketable securities, non-current                         21,131          --                  --                   21,131
Intangible assets-net of accumulated amortization         126,855       1,720              67,000   (1)            199,158
                                                                                            3,583   (1)
Other assets                                               89,907          --                  --                   89,907
Investment in and advances to Somerset                     31,801          --                  --                   31,801
                                                      -----------    ---------          ---------                 --------
Total Assets                                             $890,899    $ 14,769           $  70,583                 $976,251
                                                      ===========    =========          =========                 ========

Liabilities and Shareholders' Equity
Current Liabilities:
 Trade accounts payable                                  $ 18,817    $  1,039                  --                 $ 19,856
 Current portion of long-term debt                          9,118          --                  --                    9,118
 Income taxes payable                                      18,376          --                  --                   18,376
 Other current liabilities                                 35,069       6,208           $   2,500   (1)             43,777
 Cash dividend payable                                      4,907          --                  --                    4,907
                                                      -----------    ---------          ---------                 --------
Total current liabilities                                  86,287       7,247               2,500                   96,034
Long-term debt                                              4,000          --                  --                    4,000
Long-term obligations                                      22,417           5                  --                   22,422
Deferred income tax liability                               3,490          --               6,100   (1)(2)           9,590
Shareholders' equity
 Preferred stock                                               --          --                  --                       --
 Common stock                                              61,609          86               2,950   (1)             64,559
                                                                                              (86)  (1)
 Additional paid-in capital                                94,778      61,111             211,550   (1)            306,328
                                                                                          (61,111)  (1)
 Retained earnings (deficit)                              624,134     (53,680)           (145,000)  (3)            479,134
                                                                                           53,680   (1)
 Unrealized gain on investments                                78          --                  --                       78
                                                      -----------    ---------          ---------                 --------
                                                          780,599       7,517              61,983                  850,099
Less:  Treasury stock                                       5,894          --                  --                    5,894
                                                      -----------    ---------          ---------                 --------

Net worth                                                 774,705       7,517              61,983                  844,205
                                                      -----------    ---------          ---------                 --------
Total liabilities and shareholders' equity               $890,899    $ 14,769           $  70,583                 $976,251
                                                      ===========    =========          =========                 ========

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Mylan Laboratories Inc. and Subsidiaries
Pro Forma Combined Income Statement
For the Year Ended March 31, 1998
(Amounts in thousands, except for per share data)
(Unaudited)

                                                                                                    Pro Forma          Pro Forma
                                                                     Mylan       Penederm          Adjustments         Combined
                                                                   ---------    ----------         -----------         ---------
Revenues:
 Net Sales                                                          $528,601     $  6,470                  --           $535,071
 Other                                                                26,822        3,635                  --             30,457
                                                                   ---------     ---------            --------          --------
Total Revenues                                                       555,423       10,105                  --            565,528

Costs and Expenses:
 Costs of Sales                                                      288,290        2,624             $ 3,350   (4)      294,264
 Research and Development                                             46,278        8,119                  --             54,397
 Selling, General and Administrative                                  96,708       12,381                 179  (4)      109,268
                                                                   ---------     ---------            --------          --------
Total Costs and Expenses                                             431,276       23,124               3,529            457,929

Equity in Earnings of Somerset                                        10,282           --                  --             10,282
Other Income, net                                                     13,960          409                  --             14,369
                                                                   ---------     ---------            --------          --------
Income (Loss) Before Income Taxes                                    148,389      (12,610)             (3,529)           132,250
Income Taxes                                                          47,612           --              (1,340)  (5)       41,228
                                                                                                       (5,044)  (6)
                                                                   ---------     ---------            --------          --------
Net Earnings (Loss)  (7)                                            $100,777     $(12,610)            $ 2,855           $ 91,022
                                                                   =========     =========            ========          ========

Net Earnings (Loss) Per Common Share:  (7)
  Basic                                                                $0.83       $(1.55)                                 $0.71
  Diluted                                                               0.82        (1.55)                                  0.71

Shares Used in Net Earnings (Loss) Per Common Share
  Computation-Basic                                                  122,094        8,147              (2,607)           127,634
Shares Used in Net Earnings (Loss) Per Common Share
  Computation-Diluted                                                123,043        8,147              (2,529)           128,661

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Mylan Laboratories Inc. and Subsidiaries
Pro Forma Combined Income Statement
For the Three Months Ended June 30, 1998
(Amounts in thousands, except for per share data)
(Unaudited)

                                                                                                   Pro Forma           Pro Forma
                                                                     Mylan      Penederm          Adjustments          Combined
                                                                   ---------    ---------         -----------          ---------
Revenues:
 Net Sales                                                          $166,718     $ 4,388                  --            $171,106
 Other                                                                    --       1,936                  --               1,936
                                                                    --------     --------            --------           --------
Total Revenues                                                       166,718       6,324                  --             173,042

Costs and Expenses:
 Costs of Sales                                                       81,564       1,147             $   838   (4)        83,549
 Research and Development                                             14,084       1,134                  --              15,218
 Selling, General and Administrative                                  25,009       5,230                  45   (4)        29,384
                                                                                                        (900)  (7)
                                                                    --------     --------            --------           --------
Total Costs and Expenses                                             120,657       7,511                 (17)            128,151

Equity in Earnings of Somerset                                         2,350          --                  --               2,350
Other Income, net                                                      4,034          27                  --               4,061
                                                                    --------     --------            --------           --------
Income (Loss) Before Income Taxes                                     52,445      (1,160)                 17              51,302
Income Taxes                                                          18,263          --                (335)  (5)        17,464
                                                                                                        (464)  (6)
                                                                    --------     --------            --------           --------
Net Earnings (Loss)  (7)                                            $ 34,182     $(1,160)            $   816            $ 33,838
                                                                    ========     ========            ========           ========

Net Earnings (Loss) Per Common Share:  (7)
  Basic                                                                $0.28      $(0.14)                                  $0.26
  Diluted                                                               0.28       (0.14)                                   0.26

Shares Used in Net Earnings (Loss) Per Common Share
  Computation-Basic                                                  122,295       8,511              (2,724)            128,082
Shares Used in Net Earnings (Loss) Per Common Share
  Computation-Diluted                                                124,078       8,511              (2,389)            130,200

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Mylan Laboratories Inc. and Subsidiaries
Notes to Pro Forma Combined Financial Statements
(Amounts in thousands, except per share data)

(1) Records the purchase accounting adjustments (pursuant to Accounting Principles Board Opinion No. 16) necessary to record Mylan's acquisition of Penederm's net assets for approximately $217,000. Intangible assets relate principally to existing product patents and trademarks. The allocation of the purchase price is subject to change based on final valuation and appraisals and was estimated as follows:

    Net worth of Penederm at June 30, 1998               $  7,517
    Intangible assets                                      67,000
    In-process research and development                   145,000
    Goodwill                                                3,583
    Net deferred tax liability                             (6,100)
                                                         --------
    Purchase price                                       $217,000
                                                         ========

    The estimated purchase price includes the issuance of approximately 5,900,000 shares of Mylan Common Stock for Penederm Common Stock outstanding and includes the fair value of vested Penederm stock options assumed by Mylan and Mylan's direct acquisition costs estimated at $2,500.

(2) Record the deferred taxes related to the purchase. Specifically, $20,700 in tax benefits associated with Penederm's net operating loss and credit carryforwards netted with deferred taxes provided on the $67,000 in intangibles assets (principally patents) acquired with no tax basis (calculated as the $67,000 of intangible assets times the 40% tax rate which equals $26,800 of deferred tax liability less $20,700 in tax benefits acquired).

(3) Records the write-off of the in-process research and development upon consummation of the acquisition.

(4) Reflects the estimated amortization of intangibles (including goodwill) pursuant to the purchase method of accounting. Intangibles are being amortized on a straight line basis over their economic useful life which is estimated to be 20 years. The allocation of the purchase price and the useful life assigned are subject to change based on the final valuation and appraisals. The in-process research and development will be charged to research and development expense upon consummation of the Merger but is not included in the Unaudited Pro Forma Combined Income Statements as it is nonrecurring in nature.

                                               Useful Life             Annual
                               Allocation        (Years)            Amortization

    Patents and Trademarks     $67,000               20             $    3,350
    Goodwill                     3,583               20                    179
                                                                    ----------
                                                                    $    3,529
                                                                    ==========

(5) Reflects the tax effect of the amortization of patents and trademarks assuming a 40% taxable rate.

      Yearly amortization of intangibles     Taxable Rate         Annual Benefit
                                             ------------         --------------
                                  $3,350         40%              $        1,340

(6) To recognize tax benefit associated with Penederm's current year loss using a 40% effective tax rate.

(7) As required by Article 11 of Regulation S-X under the Securities Exchange Act of 1934, the pro forma income statements exclude the nonrecurring charge for in-process research and development estimated at $145,000 and $900 of nonrecurring acquisition costs incurred by Penederm during the three months ended June 30, 1998. The following schedule shows the effect of the write-off (had it occurred as of the first day of each period presented) on Pro Forma Net (Loss) and Pro Forma Net (Loss) Per Common Share-Basic and Diluted.


                                        Three Months
                                           Ended                    Year Ended
                                        June 30, 1998             March 31, 1998

    Net (Loss)                          $   (112,062)                $  (53,978)
                                       ==============               ============
    Per Common Share
    Net (Loss)-Basic and Diluted        $      (0.87)                $    (0.42)
                                       ==============               ============

Note: There are no eliminations of intercompany accounts and balances between Mylan and Penederm as amounts are immaterial.

                                     EXPERTS

   The consolidated financial statements of Mylan at March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, incorporated in this Proxy Statement/Prospectus by reference from Mylan's 1998 Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Somerset Pharmaceuticals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Proxy Statement/Prospectus by reference from Mylan's 1998 Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Penederm as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been incorporated in this Proxy Statement/Prospectus by reference from Penederm's 1997 Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

   The validity of the Mylan Common Stock to be issued by Mylan in connection with the Merger will be passed upon by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania.

   Certain tax matters relating to the Merger will be passed upon for Penederm by Heller Ehrman White & McAuliffe, Palo Alto, California, and for Mylan by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania.

                              STOCKHOLDER PROPOSALS

   Penederm will hold a 1999 Annual Meeting of Stockholders only if the Merger is not consummated. In the event that such a meeting is held, any proposal of a Penederm Stockholder intended to be presented at the 1999 Annual Meeting will be required to be received by the Secretary of Penederm no later than January 11, 1999 in order to be considered for inclusion in the Penederm 1999 proxy materials. Any such proposal will be subject to Rule 14a-8 of the Rules and Regulations under the Exchange Act.

                                  APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             PENEDERM INCORPORATED

                                      AND

                             MLI ACQUISITION CORP.

                                      AND

                            MYLAN LABORATORIES INC.

                                 June 24, 1998

                               TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
1.       NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS......................................2
         1.1      Name of Surviving Corporation...................................................................2
         1.2      Certificate of Incorporation....................................................................2
         1.3      Bylaws; Directors and Officers..................................................................2
         1.4      Filing of Certificate of Merger; Effective Date; Effective Time.................................3
         1.5      Effects of Merger...............................................................................3
         1.6      Tax-Free Reorganization.........................................................................3

2.       STATUS AND CONVERSION OF SECURITIES......................................................................3
         2.1      Company Capital Stock...........................................................................3
                  (a)      Conversion of Company Common Stock Into Parent Common Stock............................3
                  (b)      Delivery of Certificates...............................................................4
                  (c)      Dividends; Transfer Taxes; Withholding.................................................5
                  (d)      No Fractional Shares...................................................................6
                  (e)      Return of Exchange Fund................................................................6
                  (f)      Adjustment of Exchange Ratio...........................................................7
                  (g)      No Further Ownership Rights in Company Common Stock....................................7
                  (h)      Closing of the Company Transfer Books..................................................7
                  (i)      Further Assurances.....................................................................7
         2.2      Subsidiary Common Stock.........................................................................8
         2.3      Assumption of Stock Options; Company Warrant; Employee Stock Purchase Plan......................8
         2.4      Closing.........................................................................................9

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............................................................9
         3.1      Representations, Warranties and Agreements of the Company.......................................9
                  (a)      Organization, Standing and Power......................................................10
                  (b)      Capital Structure.....................................................................10
                  (c)      Authority.............................................................................12
                  (d)      Consents and Approvals; No Violation..................................................13
                  (e)      SEC Documents and Other Reports.......................................................14
                  (f)      Registration Statement and Prospectus/Proxy Statement.................................15
                  (g)      Absence of Certain Changes or Events..................................................15
                  (h)      Permits and Compliance................................................................16
                  (i)      Tax Matters...........................................................................17
                  (j)      Actions and Proceedings...............................................................18
                  (k)      FDA and Related Matters...............................................................19
                  (l)      Certain Agreements....................................................................20
                  (m)      Material Contracts....................................................................21
                  (n)      Opinion of Financial Advisor..........................................................21
                  (o)      Takeover Provisions Inapplicable......................................................21
                  (p)      Required Vote of the Company Stockholders.............................................21
                  (q)      Finders and Investment Bankers........................................................22
                  (r)      Authorized Stock......................................................................22

                  (s)      Company Affiliates....................................................................22
                  (t)      Owned Real Property...................................................................22
                  (u)      Leased Real Estate....................................................................22
                  (v)      Owned and Leased Tangible Personal Property...........................................23
                  (w)      Physical Condition of Property........................................................23
                  (x)      Patents and Certain Other Intellectual Property Rights................................23
                  (y)      Accounts Receivable...................................................................24
                  (z)      Insurance and Bonds...................................................................24
                  (aa)     Product Warranties and Liability......................................................24
                  (bb)     Contracts, Proposals and Bids.........................................................25
                  (cc)     Labor and Employment Matters..........................................................25
                  (dd)     Insider Contracts.....................................................................27
                  (ee)     Other Material Contracts..............................................................27
                  (ff)     Export of Products and Technologies...................................................28
                  (gg)     Absence of Illegal Payments...........................................................28
                  (hh)     Absence of Anti-Boycott Violations....................................................29
                  (ii)     Environmental Matters.................................................................29
                  (jj)     No Adverse Actions....................................................................31
         3.2      Representations, Warranties and Agreements of the Parent.......................................31
                  (a)      Organization, Standing and Power......................................................31
                  (b)      Capital Structure.....................................................................32
                  (c)      Authority.............................................................................33
                  (d)      Consents and Approvals; No Violation..................................................34
                  (e)      SEC Documents and Other Reports.......................................................35
                  (f)      Registration Statement and Prospectus/Proxy Statement.................................36
                  (g)      Absence of Certain Changes or Events..................................................36
                  (h)      Permits and Compliance................................................................36
                  (i)      Actions and Proceedings...............................................................37
                  (j)      FDA Matters...........................................................................38
                  (k)      Labor Relations.......................................................................39
                  (l)      Patents and Certain Other Intellectual Property Rights................................39
                  (m)      Parent Common Stock...................................................................39
                  (n)      Opinion of Financial Advisor..........................................................39
                  (o)      Finders and Investment Bankers........................................................40
                  (p)      Parent Affiliate Agreements...........................................................40
         3.3      Representations and Warranties as to the Merger Subsidiary.....................................40
                  (a)      Organization, Standing, Power and Capitalization of the Merger Subsidiary.............40
                  (b)      Business of the Merger Subsidiary.....................................................40
                  (c)      Authorization; Binding Agreement......................................................40
                  (d)      Compliance With Other Instruments, Etc................................................41
                  (e)      Governmental and Other Consents, Etc..................................................41

4.       COVENANTS...............................................................................................41
         4.1      Covenants of the Company.......................................................................41
                  (a)      Action in Furtherance of Merger.......................................................41
                  (b)      Maintenance of Properties.............................................................42

                  (c)      Access and Information................................................................42
                  (d)      Conduct of Business...................................................................43
                  (e)      Capital Stock.........................................................................44
                  (f)      No Solicitation.......................................................................45
                  (g)      No Final Put Notice...................................................................47
                  (h)      Compensation Matters..................................................................47
                  (i)      Contracts.............................................................................47
                  (j)      Tax Matters...........................................................................47
                  (k)      Amendments to the Schedules...........................................................47
                  (l)      Notification of Certain Matters.......................................................48
                  (m)      Stockholder Approval..................................................................48
                  (n)      Financial Statements..................................................................49
                  (o)      Proxy Statement.......................................................................49
                  (p)      Company Affiliates....................................................................49
                  (q)      Takeover Statutes.....................................................................49
                  (r)      Prohibited Transactions...............................................................49
                  (s)      Accounting Changes....................................................................50
                  (t)      Compliance With Law...................................................................50
                  (u)      Company Affiliates Agreements.........................................................50
         4.2      Covenants of the Parent........................................................................50
                  (a)      Action in Furtherance of Merger.......................................................50
                  (b)      Maintenance of Properties.............................................................51
                  (c)      Access and Information................................................................51
                  (d)      Listing Application...................................................................51
                  (e)      Public Filings........................................................................51
                  (f)      Registration Statement................................................................51
                  (g)      Conduct of Business...................................................................51
         4.3      Covenants as to the Merger Subsidiary..........................................................52
                  (a)      No Business...........................................................................52
                  (b)      Access................................................................................52
                  (c)      Actions in Furtherance of Merger......................................................52
         4.4      Covenants of the Company and the Parent........................................................52
                  (a)      Registration Statement................................................................52
                  (b)      Tax-Free Reorganization Treatment.....................................................52

5.       CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION......................................................53
         5.1      Conditions to Each Party's Obligation to Effect the Merger.....................................53
                  (a)      Company Stockholder Approval..........................................................53
                  (b)      Consents..............................................................................53
                  (c)      Effectiveness.........................................................................53
                  (d)      Listing...............................................................................53
                  (e)      No Legal Restraints...................................................................53
         5.2      Conditions to the Company's Closing and Its Right to Abandon...................................53
                  (a)      No Material Adverse Effect............................................................54
                  (b)      No Material Adverse Change............................................................54
                  (c)      Officer's Certificate.................................................................54
                  (d)      Tax Opinion...........................................................................54

                  (e)      Tax Certificate.......................................................................55
         5.3      Conditions to the Parent's and the Merger Subsidiary's Closing and Right of the Parent
                  and the Merger Subsidiary to Abandon...........................................................56
                  (a)      No Material Adverse Effect............................................................56
                  (b)      No Material Adverse Change............................................................57
                  (c)      Officer's Certificate.................................................................57
                  (d)      Tax Opinion...........................................................................57
                  (e)      Tax Certificates......................................................................58
                  (f)      Outstanding Shares of Preferred Stock.................................................58
                  (g)      FIRPTA Statement......................................................................58

6.       ADDITIONAL PROVISIONS FOR ABANDONMENT AND TERMINATION...................................................58
         6.1      Provisions of Abandonment and Termination......................................................58
                  (a)      Mutual Agreement......................................................................59
                  (b)      Violation of Order....................................................................59
                  (c)      Other Transactions Involving Company..................................................59
                  (d)      Superior Proposal.....................................................................60
         6.2      Termination of Agreement.......................................................................61
         6.3      Effect of Abandonment or Termination...........................................................61

7.       EXPENSES................................................................................................61
         7.1      Costs and Expenses.............................................................................61
                  (a)      Payment of Own Expenses...............................................................61
                  (b)      Termination Fee.......................................................................61

8.       MISCELLANEOUS...........................................................................................63
         8.1      Certification of the Company's Shareholder Votes, Etc..........................................63
         8.2      Certification of the Parent's Stockholder Votes, Etc...........................................63
         8.3      Termination of Covenants, Representations and Warranties.......................................63
         8.4      Certain Tax Matters............................................................................63
         8.5      Execution in Counterparts......................................................................67
         8.6      Waivers and Amendments.........................................................................67
         8.7      Confidentiality................................................................................67
         8.8      Indemnification; Directors and Officers Insurance..............................................67
         8.9      Notices........................................................................................68
         8.10     Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership............................69
         8.11     Governing Law..................................................................................69
         8.12     Partial Invalidity.............................................................................69
         8.13     Publicity......................................................................................69
         8.14     Defined Terms..................................................................................69
         8.15     Benefit Plans..................................................................................70
         8.16     Enforcement of Agreement.......................................................................70
         8.17     Waiver of Jury Trial...........................................................................70
         8.18     No Presumption Against the Draftsman...........................................................71

APPENDIX A  GLOSSARY OF DEFINED TERMS/SECTION REFERENCES

                                LIST OF EXHIBITS
                                ----------------
EXHIBIT
EXHIBIT A          COMPANY OPTION AGREEMENT                   Recital 7
EXHIBIT B-1        FORM OF VOTING AGREEMENT                   Recital 8
EXHIBIT B-2        FORM OF ALTERNATE VOTING AGREEMENT         Recital 8
EXHIBIT C          FORM OF COMPANY AFFILIATE AGREEMENT        4.1(p), 4.1(u),
                                                              4.4(c)(i), 3.1(t)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated June 24, 1998, by and among PENEDERM INCORPORATED, a Delaware corporation (hereinafter called the "Company"), and MLI ACQUISITION CORP., a Delaware corporation (hereinafter called the "Merger Subsidiary") (the Company and the Merger Subsidiary being hereinafter sometimes called the "Constituent Corporations"), and MYLAN LABORATORIES INC., a Pennsylvania corporation (hereinafter called the "Parent"), which is joining as a third party and is not a Constituent Corporation.

RECITALS:

     1. The Boards of Directors of each of the Parent and the Merger Subsidiary have determined that it is in the best interests of the Parent and the Merger Subsidiary and the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and is fair to the stockholders of the Company, for the Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

     2. In furtherance of such acquisition, the Boards of Directors of the Company and the Merger Subsidiary have resolved and approved that the Merger Subsidiary be merged with and into the Company under and pursuant to the Delaware General Corporation Law (the "DGCL") into a single corporation (the "Merger") existing under the laws of the State of Delaware, and the Company shall be the surviving corporation in the Merger (the Company in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

     3. The Parent, as sole shareholder of the Merger Subsidiary, and the respective Boards of Directors of each of the Constituent Corporations and the Parent have approved the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement;

     4.     The Merger is permitted pursuant to the DGCL;

     5. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     6. For accounting purposes, it is intended that the Merger shall be accounted for under the purchase method;

     7. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the Parent's and the Merger Subsidiary's willingness to enter into this Agreement, the Parent is entering into a Stock Option Agreement dated the date hereof in the form of Exhibit A (the "Company
                                                      ---------
Option Agreement") with the Company pursuant to which the Company is granting to the Parent the right and option to purchase 1,717,878 shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") from the Company; and

     8. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the Parent's and the Merger Subsidiary's willingness to enter into this Agreement, the Parent is entering into Voting Agreements in the form of Exhibit B-1 with certain members of the Board of
                          -----------
Directors of the Company in their respective capacities as stockholders of the Company and a Voting Agreement in the form of Exhibit B-2 with a member of the
                                              -----------
Board of Directors of the Company in his capacity as the general partner of a limited partnership which is a stockholder of the Company (together, the "Voting Agreements").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Merger Subsidiary shall be merged with and into the Company at the Effective Time in accordance with the DGCL, the Company shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.          NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS.
            -------------------------------------------------------------------
1.1         Name of Surviving Corporation.
            -----------------------------
          The name of the Surviving Corporation from and after the Effective Time shall be Penederm Incorporated.

1.2         Certificate of Incorporation.
            ----------------------------

          The Certificate of Incorporation of the Company as in effect on the date hereof shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law, except that at the Effective Time and upon filing of the Certificate of Merger, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically with the Certificate of Incorporation of the Merger Subsidiary except that the name of the Surviving Corporation shall be "Penederm Incorporated" (the "Amended and Restated Certificate of Incorporation").

1.3         Bylaws; Directors and Officers.
            ------------------------------

          The Bylaws of the Company as in effect immediately prior to the Effective Time shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided therein. The directors and officers of the Merger Subsidiary at the Effective Time shall, from and after the effectiveness of the Merger, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Amended and Restated Certificate of Incorporation and Bylaws.

1.4         Filing of Certificate of Merger; Effective Date; Effective Time.
            ---------------------------------------------------------------

          Upon fulfillment of the conditions set forth in Article 5 hereof (or at such time thereafter as provided in the Certificate of Merger), and if this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then a Certificate of Merger shall be filed in accordance with Section 103 and Section 251 of the DGCL. Said Certificate of Merger shall be submitted for filing in accordance with the DGCL as soon as practicable after the Closing. The Merger shall become effective immediately upon such filing with the Secretary of State of the State of Delaware, which time is herein referred to as the "Effective Time" and which date is herein referred to as the "Effective Date."

1.5         Effects of Merger.
            -----------------
          The Merger shall have the effects set forth in Section 259 of the DGCL.

1.6         Tax-Free Reorganization.
            -----------------------

          The Merger is intended to be a reorganization within the meaning of
          Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

2.          STATUS AND CONVERSION OF SECURITIES.
            -----------------------------------

     The manner and basis of converting the shares of the capital stock of the Constituent Corporations in the Merger and the nature and amount of securities of the Parent which the holders of shares of Company Common Stock are to receive in exchange for such shares in the Merger are as follows:

2.1         Company Capital Stock.
            ---------------------

(a) Conversion of Company Common Stock Into Parent Common Stock. At the Effective Time, the shares of Company Common Stock, other than Company Common Stock (if any) owned by the Company, the Parent or the Merger Subsidiary, shall, by virtue of the Merger and without any action on the part of the Parent, the Merger Subsidiary, the Company, the Surviving Corporation or the holder thereof, automatically be cancelled and be converted into shares of common stock, par value $.50 per share, of the Parent (the "Parent Common Stock") at a ratio equal to 0.68 shares of Parent Common Stock for each share of Company Common Stock (the "Exchange Ratio"), subject to the provisions of Sections 2.1(b) and 2.1(d). Any shares of Company Common Stock (if any) owned by the Company, the Parent or the Merger Subsidiary shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

(b)  Delivery of Certificates.

     (i) The Parent shall authorize American Stock Transfer and Trust Company (or such other Person or Persons as shall be reasonably acceptable to the Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, the Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock and cash as required to make payments in lieu of any fractional shares pursuant to Section 2.1(d) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1(a) out of the Exchange Fund.

    (ii) The Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares in accordance with Section 2.1(d)). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article 2, cash in lieu of any fractional share in accordance with Section 2.1(d) and certain dividends and other distributions in accordance with Section 2.1(c), and any Certificate so surrendered shall forthwith be cancelled.

(c) Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, shall be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such Person surrenders the related Certificate or Certificates, as provided in Section 2.1(b), and no cash payment in lieu of fractional shares shall be paid to any such Person pursuant to Section 2.1(d) until such Person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common
Stock: (A) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (B) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (C) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(d). In no event shall the Person entitled to receive any such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the

Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent or the Exchange Agent.

(d) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issuable upon the surrender for exchange of Certificates pursuant to this Article 2, and no dividend or other distribution or stock split of the Parent shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of the Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article 2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the per-share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the Effective Date (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.1(c) and this Section 2.1(d).

(e) Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve (12) months after the Effective Time shall be delivered to the Parent, upon demand of the Parent, and any such former stockholders who have not theretofore complied with this Article 2 shall thereafter look only to the Parent for payment of their claims for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither the Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange

Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Adjustment of Exchange Ratio. In the event of any reclassification, stock split, stock dividend, or other subdivision or combination, with respect to the Parent Common Stock, any change or conversion of Parent Common Stock into other securities of the Parent or any other dividend or distribution with respect to the Parent Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

(g) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.1(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

(h) Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company.
If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article 2.

(i) Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such

Constituent Corporation and otherwise to carry out the purposes of this Agreement.

2.2         Subsidiary Common Stock.
            -----------------------

          Each share of common stock, par value $.50 per share, of the Merger Subsidiary (the "Subsidiary Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and be one share of the Common Stock of the Surviving Corporation.

2.3         Assumption of Stock Options; Company Warrant; Employee Stock
            ------------------------------------------------------------
            Purchase Plan.
            -------------

(a) Except as expressly provided in this Section 2.3, all rights under any stock option granted by the Company pursuant to its Equity Incentive Plan, Employee Stock Option Plan, Consultant Stock Option Plan or Nonemployee Directors Stock Option Plan (collectively, the "Company Stock Option Plans") that remains unexercised immediately prior to the Effective Time ("Unexercised Options") shall, together with the Company Stock Option Plans, be assumed by the Parent, but shall thereafter represent the right to acquire that number of shares of Parent Common Stock to which the optionee would have been entitled pursuant to the Exchange Ratio if, immediately prior to the Effective Time, the optionee had fully exercised the option and had been a stockholder of record of the Company. The option price per share of Parent Common Stock shall be equal to the exercise price per share of the Company Common Stock under each option divided by the Exchange Ratio, rounded up to the nearest cent. The Parent and the Company shall each take all action necessary to assure that the rights and benefits of the optionee under each such option shall not be increased or decreased by reason of this Section 2.3, and in addition, each option which is an incentive stock option shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of
     Section 424(h) of the Code. The duration and other terms of the options shall be the same as the original Company options, except that reference to the Company in the Company Stock Option Plans shall be deemed to be references to the Parent.

(b) In the event that the Common Stock Purchase Warrant issued by the Company to Promethean Investment Group, L.L.C. (the "Warrant Holder"), dated January 21, 1998 (the "Company Warrant"), exercisable for 25,000 shares of Company Common Stock (the "Company Warrant Shares") has not been fully exercised at the Effective Time, the Company Warrant shall terminate in accordance with its terms. Upon tender to the

     Surviving Corporation of the aggregate Purchase Price (as defined in the Company Warrant) then in effect under the Company Warrant, the Warrant Holder shall be entitled, in accordance with the terms of the Company Warrant, to receive that number of shares of Parent Common Stock to which the Warrant Holder would have been entitled pursuant to the Exchange Ratio if, immediately prior to the Effective Time, the Warrant Holder had fully exercised the Company Warrant and had been a stockholder of record of the Company.


(c) On the Effective Date, the Parent shall file, and thereafter shall maintain the effectiveness of, a registration statement with the Securities and Exchange Commission (the "SEC") covering the Unexercised Options and the shares issuable under the Company Employee Stock Purchase Plan and the Company Warrant Shares and the sale of the Parent Common Stock issued upon exercise of the Unexercised Options and, if applicable, the termination of the Company Warrant.

(d) The Employee Stock Purchase Plan of the Company (the "Company Employee Stock Purchase Plan") shall remain in effect, without amendment or modification, through the Effective Time.

2.4         Closing.
            -------

          After all conditions set forth in Article 5 hereof have been satisfied (other than those which have been expressly waived), the closing of the Merger (the "Closing") shall occur at the offices of Buchanan Ingersoll Professional Corporation, 20th Floor, One Oxford Centre, Pittsburgh, Pennsylvania, at which the documents to be delivered on the Effective Date as described in Article 5 shall be delivered by the respective parties. The Closing shall be scheduled to occur on the date set for the Stockholders Meeting as described in Section 4.1(m) hereof and immediately after the Stockholders Meeting but in no event later than 3:00 p.m., Eastern time (the "Scheduled Closing Date").
          The Closing shall occur on the Scheduled Closing Date unless, on such date, any party has a right not to close the Merger and refuses to close, in which event the Closing shall be adjourned from Business Day to Business Day thereafter until the Closing occurs or until 5:01 p.m., Eastern time, on November 30, 1998. As used in this Agreement, the term "Business Day" shall mean any day on which the NYSE is open for trading.

3.          REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
            ------------------------------------------
3.1         Representations, Warranties and Agreements of the Company.
            ---------------------------------------------------------
          The Company represents and warrants to the Parent and the Merger Subsidiary as follows:

(a)  Organization, Standing and Power.

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, to enter into this Agreement and, subject to the approval of the Company's stockholders in accordance with the DGCL, to perform its obligations hereunder. The Company is duly qualified or licensed to do business and in good standing in the state of California and in each other jurisdiction which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or so licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Parent or the Company, as the case may be, any event, circumstance, change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be so adverse as to result in a severe and critical impairment of the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or the Company and PL, taken as a whole, as the case may be.

     (ii) The Company has only one subsidiary, Penederm Limited (Company No. 3076653), a company incorporated in England and Wales ("PL"). PL is a corporation duly organized and validly existing under the laws of England and Wales with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The authorized share capital of PL is (Pounds)1,000 divided into 1,000 shares of (Pounds)1 each. All of the issued and outstanding shares of PL are allotted to the Company free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever, and all such shares have been validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, PL of any of its shares.

(b)  Capital Structure.

     (i) As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and

          10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on June 15, 1998, 8,620,203 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and free of preemptive rights. As of the date hereof: (A) no shares of Company Common Stock are held in the treasury of the Company or PL;
          (B) 1,487,664 shares of Company Common Stock are reserved for future issuance pursuant to the Company Stock Option Plans; (C) 25,000 shares are reserved for issuance under the Company Warrant; (D) 727,518 shares are reserved for issuance under that certain Common Stock Investment Agreement dated as of January 21, 1998 between Promethean Investment Group L.L.C. (the "Investor") and the Company (the "Common Stock Investment Agreement"); (E) 70,516 shares are reserved for issuance under the Company Employee Stock Purchase Plan; and (F) 30,000 shares are reserved for issuance under the 401(k) Plan of the Company (the "Company 401(k) Plan"). The Company Stock Option Plans, the Company Warrant, the Common Stock Investment Agreement, the Company Employee Stock Purchase Plan and the Company 401(k) Plan are the only benefit plans or arrangements of the Company or PL under which any securities of the Company or PL are issuable. No shares of Company Preferred Stock are issued and outstanding. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company or PL are issued, reserved for issuance or outstanding. As of the date of this Agreement, except for stock options covering not in excess of 1,220,097 shares of Company Common Stock issued under the Company Stock Option Plans (collectively, the "Company Stock Options"), the Company Warrant and rights to purchase covering approximately 10,000 shares of Company Common Stock under the Company Employee Stock Purchase Plans and the Company's matching contribution obligations under the 401(k) Plan, there are no options, warrants, calls, rights or agreements to which the Company or PL is a party or by which either of them is bound obligating the Company or PL to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or PL or obligating the Company or PL to grant, extend or enter into any such option, warrant, call, right or agreement. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of PL; (y) (other than advances to PL in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, PL or any other Person; or (z) make payment of any Shortfall Compensation (as defined in the Common Stock Investment Agreement) to the Investor. The Company contributed 4,651 shares of Company Common Stock to the Company 401(k) Plan in respect of the plan year ended December 31, 1997.

     (ii) The Company has made available to the Parent complete and correct copies of the Company Stock Option Plans, the Company Employee Stock Purchase Plan, the Common Stock Investment Agreement, the Company 401(k) Plan and the Company Warrant. Schedule 3.1(b) sets forth a
                                               ---------------
          complete and accurate list of (A) all Company Stock Options outstanding as of the date of this Agreement and (B) the exercise price of each outstanding Company Stock Option.

(c) Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has determined the Merger to be advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved (subject to its fiduciary duties) to recommend the approval of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement, to consummate the transactions contemplated by the Company Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of a Certificate of Merger as required by the DGCL. This Agreement and the Company Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Parent and the Merger Subsidiary and the Company Option Agreement by the Parent and the validity and binding effect of this Agreement on the Parent and the Merger Subsidiary and the Company Option Agreement on the Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Company has taken all necessary action to render its Shareholders Rights Plan dated November 20, 1996 (the "Company Rights Plan") inapplicable to the transactions contemplated by this Agreement. The filing of a combined prospectus and proxy statement to be included in the Registration Statement (together with any amendments or supplements thereto, the "Prospectus/Proxy Statement") with the SEC and the issuance of the shares of Company Common Stock pursuant to the Company Option Agreement have been duly authorized by the Company's Board of Directors.


(d) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.1(d) have been obtained and all filings and obligations described in this
     Section 3.1(d) have been made, except as set forth on Schedule 3.1(d), the
                                                           ---------------
     execution and delivery of this Agreement and the Company Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or PL under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any provision of the charter or organization documents of PL, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or PL, including, without limitation, the intellectual property listed on Schedule 3.1(x) and the in-
                                                     ---------------
     licenses, out-licenses, co-promotion and co-marketing agreements listed on
     Schedule 3.1(bb), or (iv) any judgment, order, decree, statute, law,
     ----------------
     ordinance, rule or regulation applicable to the Company or PL or any of their respective properties or assets, other than, in the case of clauses
     (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company or PL in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings, registrations, authorizations, consents or approvals as may be required with respect to PL, (iv) applicable requirements, if any, of the National Association of Securities Dealers ("NASD") and the National Association of Securities Dealers Automated Quotation National System ("NASDAQ"), (v) as may be required under foreign laws, (vi) the consents and approvals listed on Schedule 3.1(d), and (vii) such other consents,
                             ---------------
     orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

(e) SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Company Financial Statements") as of their respective dates complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved

     (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and PL as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended. Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1998, made any change in the accounting practices or policies applied in the preparation of the Company Financial Statements. Neither the Company nor PL had as of March 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and PL at March 31, 1998 (including the notes thereto) included in the Company Financial Statements that are not so reflected.

(f) Registration Statement and Prospectus/Proxy. None of the information to be supplied by the Statement Company (as to the Company) for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus/Proxy Statement, at the time of the mailing of the Prospectus/Proxy Statement, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or PL shall occur which is required at that time to be described in the Prospectus/Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Prospectus/Proxy Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Securities Act, and (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.


(g)  Absence of Certain Changes or Events.  Except as disclosed in the
     Company SEC Documents filed with the SEC prior to the date of this Agreement, since March 31, 1998 and except as set forth on Schedule 3.1(g),
                                                                ----------------
     (i) the Company and PL have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business consistent with past practice or that would result in a Material Adverse Effect on the Company; (ii) the Company and PL have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (iii) there has been no change in the capital stock of the Company except for the issuance of shares of Company Common Stock pursuant to Company Stock Options and the Company Employee Stock Purchase Plan and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock; (iv) there has not been (A) any granting by the Company or PL to any executive officer of the Company or PL of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (B) any granting by the Company or PL to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, or (C) any entry by the Company or PL into any employment, severance or termination agreement with any such executive officer; (v) any delivery of a "put notice," as defined in the Common Stock Investment Agreement, or any issuance of any shares of Company Common Stock pursuant to the Common Stock Investment Agreement; and (vi) there has been no event causing a Material Adverse Effect on the Company or any developments that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

(h) Permits and Compliance. Each of the Company and PL is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or PL to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor PL is in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or PL, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in the

     Company SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Company Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or PL is a party or by which the Company or PL is bound or to which any of the properties, assets or operations of the Company or PL is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect to on the Company. On May 13, 1998, the Company's revolving credit facility with Silicon Valley Bank terminated in accordance with the terms thereof, the Company having satisfied in full all of its obligations thereunder.


(i)  Tax Matters.  Except as set forth on Schedule 3.1(i), (i) the
                                          ---------------
     Company and PL have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor PL has waived or extended any statute of limitations in respect of its Taxes; (v) to the knowledge of the Company, no Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service ("IRS") or the appropriate state taxing authority for any period; (vi) no issues have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause
     (i); (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (viii) the Company is not a "United States real property holding company" as defined in Section 897(c) of the Code. The Company has not filed a consent of the type described in Section 341(f) of the Code. The Company is not and has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code). The

     Company is not a party to, is not bound by and does not have any obligation under any tax sharing, tax indemnity or similar agreement. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.


(j)  Actions and Proceedings.  Except as set forth in the Company SEC
     Documents filed prior to the date of this Agreement or on Schedule 3.1(j),
                                                               ---------------
     there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or PL, or against or involving any of its or their present or, to the knowledge of the Company, former directors, officers, employees, consultants or agents of the Company or PL, in their capacities as such, any of its or their properties, assets or business or any Employee Benefit Plan of the Company that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement. As of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or involving the Company or PL or any of its or their present or, to the knowledge of the Company, former directors, officers, employees, consultants or agents in their capacities, as such, or any of its or their properties, assets or business or any Employee Benefit Plan of the Company that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or PL or any of its or their present or, to the knowledge of the Company, former officers, directors, employees, consultants or agents, in their capacities as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Option Agreement. For purposes of this Agreement, the term "knowledge of the Company" shall mean the actual knowledge of the officers and directors of the Company.

(k)  FDA and Related Matters.

(i)  Schedule 3.1(k) sets forth a list, for the period between January 1, 1993
     ---------------
     and the date hereof, of (A) all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices issued by the Food and Drug Administration ("FDA") (or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of drug products (each, a "Drug Regulatory Agency")) to the Company or PL that, individually or in the aggregate, would have a Material Adverse Effect on the Company, (B) all product recalls, notifications and safety alerts conducted by the Company or PL, whether or not required by the FDA, and any request from the FDA or any Drug Regulatory Agency requesting the Company or PL to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Drug Regulatory Agency against the Company or PL and known by the Company or PL and all related consent decrees (including plea agreements) issued with respect to the Company or PL. Copies of all documents referred to in
     Schedule 3.1(k) have been made available to the Parent.
     ---------------

(ii) The Company has made submissions to obtain material approvals, certifications, authorizations, clearances and permits for marketing, and has made filings with, or notifications to, the FDA and Drug Regulatory Agencies (or has documented a basis for not making such filings or notifications) pursuant to applicable requirements of the Federal Food, Drug and Cosmetics Act, as amended (the "FDA Act"), and applicable laws, regulations and rules with respect to each of the products sold by the Company or PL that is listed on Schedule 3.1(k). The products listed on
                                     ---------------
     Schedule 3.1(k) collectively constitute in excess of 95% of the gross
     ---------------
     revenues generated during the twelve (12)-month period ending December 31, 1997 by that portion of the business of the Company and PL which is subject to the jurisdiction of the FDA or any Drug Regulatory Agency. The Company and PL have no reason to believe that any of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that it or any of its Subsidiaries has received or made to the FDA or any Drug Regulatory Agency that relate to the marketing of the products listed on Schedule 3.1(k) have been or are being revoked;
                        ---------------
     provided, however, the FDA or any other Drug

      Regulatory Agency may disagree with the Company's or PL's assessment and undertake actions, at any time, to remove from commercial distribution any such product.

(iii) Except as disclosed on Schedule 3.1(k), neither the Company nor PL
                             ---------------
has knowledge (or has been notified by the Contract Manufacturer) of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company, PL or the contract manufacturer of the Company's products (the "Contract Manufacturer") by the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs in any jurisdiction which could have a Material Adverse Effect on the Company or in any material way limit or restrict the ability of the Company or PL to market existing products. Except as set forth on Schedule 3.1(k), none of the Company, PL or, to the knowledge of
                ---------------
the Company, the Contract Manufacturer has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs which has not been cured by the Company, PL or, to the knowledge of the Company, the Contract Manufacturer or waived by the FDA or any such regulatory authority; provided, however, the FDA or any other Drug Regulatory Agency may disagree with the Company's assessment and undertake enforcement actions at any time.

(l)  Certain Agreements.  Except as set forth in Schedule 3.1(l), neither
                                                 ---------------
     the Company nor PL is a party to any oral or written employment agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Company Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Company Option Agreement (collectively, "Transaction Agreements"). No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or PL, is or will be entitled to receive cash from the Company or PL in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the Company Option Agreement. Schedule 3.1(l) sets forth (i)
                                                --------------
     for each officer, director or employee who is a party to, or will receive benefits (other than as a result of Section 2.3) under, any Transaction Agreement, the total amount that each such Person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or PL from each officer or director of the Company and PL. Except as set forth in the Certificate of Incorporation and Bylaws of the Company or PL, neither the Company nor PL is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other Persons who serve or served in any other capacity with any other enterprise at the request of the Company or of PL.

(m)  Material Contracts.  Except as set forth in Schedule 3.1(m) or on any
                                                 ---------------
     other Schedule hereto, as of the date hereof, neither the Company nor PL is a party to, or is bound by, (i) any material agreement, indenture or other instrument relating to the borrowing of money by the Company or PL or the guarantee by the Company or PL of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (ii) any other material contract or agreement or amendment thereto that (A) is not described in, or filed as an exhibit to, a Form 10-K, a Form 10-Q or a Form 8-K filed by the Company with the SEC, (B) places any material restrictions on the ability of the Company to engage in any material business activity currently conducted, or
     (C) is material to the business, properties, assets, liabilities, financial condition, results of operations or prospects of the Company and PL, taken as a whole (collectively, the "Company Contracts"). Neither the Company nor PL is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.


(n) Opinion of Financial Advisor. The Company has received the written opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, as of the date hereof, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company is fair to the Company's stockholders, a copy of which opinion has been delivered to the Parent.

(o) Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and shall be, inapplicable to the Merger, the Company Option Agreement, the Voting Agreements and the transactions contemplated thereby.

(p) Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Certificate of Incorporation or Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Company Option Agreement.


(q) Finders and Investment Bankers. Except for Lehman Brothers, Inc., whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or PL who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(r) Authorized Stock. The Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock when the Company Option Agreement terminates, will have reserved for issuance, upon exercise of the Option (as defined in the Company Option Agreement), shares of Common Stock necessary for the Parent to exercise the Option, and the Company shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to the Company Option Agreement upon exercise of the Option. The shares of Common Stock to be issued upon due exercise of the Option, including all additional shares of Common Stock or other securities which may be issuable pursuant to the Company Option Agreement, upon issuance pursuant thereto, shall be duly and validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens or encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder.

(s)  Company Affiliates.  Schedule 3.1(s) contains a list (reasonably
                          ---------------
     satisfactory to counsel for the Parent) identifying all Persons who may be deemed to be "affiliates" of the Company on the date hereof as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Affiliates").

(t)  Owned Real Property.  The Company owns no real property.

(u)  Leased Real Estate.  The Company is the lessee under the real estate leases described on Schedule 3.1(u). Schedule 3.1(u) contains the number of
                         ---------------  ---------------
     square feet leased by the Company under each lease, the current rent payable thereunder and the expiration date of each lease. True, correct and complete copies of said leases have been delivered by the Company to the Parent. The Company now enjoys quiet and undisturbed possession under each of said leases. To the knowledge of the Company, such leased real estate is free and clear of any zoning, use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would, either singly or in the aggregate, adversely interfere with the present or any intended use of any of such leased real estate. To the knowledge of the Company, said leases are valid and binding and in full force and effect. The Company is not in default as to the payment of rent and has not received written notice of any other default thereunder.


(v)  Owned and Leased Tangible Personal Property.  Title to all of the
     Company's owned equipment, vehicles, furniture and fixtures and other items of owned tangible personal property is held by the Company free and clear of any claim, lease, mortgage, security interest, conditional sale agreement or other title retention agreement, restriction or lien or encumbrance of any kind or nature whatsoever, except as set forth on
     Schedule 3.1(v). The Company has a valid leasehold interest in all tangible
     ---------------
     personal property material to its business held by it under lease, and true, correct and complete copies of said leases have been delivered by the Company to the Parent. To the knowledge of the Company, said leases are valid and binding and in full force and effect. The Company is not in default as to the payment of rent and has not received written notice of any other default thereunder.

(w) Physical Condition of Property. To the knowledge of the Company, all of the leased real estate of the Company and the structures erected thereon and all of the owned and leased tangible personal property of the Company are in good repair and condition and are suitable for the conduct of the present business of the Company.

(x)  Patents and Certain Other Intellectual Property Rights.


(i)  Schedule 3.1(x) lists all of the patents (including all reissues,
     ---------------
     divisions, continuations and extensions thereof), patent applications, patent disclosures, docketed inventions, trademarks, trademark applications, trade names and copyrights owned by the Company.

(ii) The Company owns, or possesses the right to use, all of the intellectual property rights necessary to the conduct of the business of the Company as presently conducted except for rights which, if not so owned or possessed, would not individually or in the aggregate have a Material Adverse Effect on the Company. Such ownership or right to use, as the case may be, is free and clear of all liens, security interests, claims and rights to use of third parties except those which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(iii)Except pursuant to licenses listed in Schedule 3.1(bb) or in the Company
                                           ----------------
     SEC Documents, there are no material royalties, honoraria, fees or other payments payable as of the date hereof by the Company to any person by reason of the ownership, use, license, sale or disposition of any of the Company's intellectual property rights.

(iv) The Company is not, to the knowledge of the Company, infringing the right of any other party with respect to any intellectual property rights which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

(y) Accounts Receivable. No customer(s) representing 10% or more of the total revenues of the Company is (are) delinquent in the payment of its (their) accounts with the Company.

(z)  Insurance and Bonds.  Attached hereto, made part hereof and marked
     Schedule 3.1(z) is a true and correct listing of all of the policies of
     ---------------
     insurance and all surety and other bonds to which the Company now is a party, or during the immediately preceding sixty (60) months was a party. All of such policies and bonds which have expired were valid and in full force and effect during their respective terms, all other of such policies and bonds are valid and in full force and effect at the present time, and no claim has been made, or notice given, to cancel or avoid any of said policies or bonds or to reduce the coverage provided thereby, except where the existence of any claim or notice of cancellation, avoidance or reduction of coverage, or invalidity, unenforceability or ineffectiveness, would not have a Material Adverse Effect on the Company.

(aa) Product Warranties and Liability.


(i) No reserves have been provided for by the Company to cover potential claims under existing customer indemnification agreements.

(ii) Except as to claims, actions, proceedings or investigations which have been asserted but as to which no notice has been given to the Company, and except as set forth on Schedule 3.1(aa), there are no product liability
                            ----------------
     claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its assets or state of facts existing which could give rise to any such product liability claim, action, proceeding or investigation.

(iii)To the knowledge of the Company, no claims have been made that the products sold by the Company are not effective for the uses such products purport to serve. To its knowledge, the Company has not received any written notice that any product manufactured by it has not been manufactured in accordance with "current Good Manufacturing Practices" (as such term is commonly understood within the Company's industry) or has not been properly labeled for its approved use.

(bb) Contracts, Proposals and Bids.  Schedule 3.1(bb) is a list of all of the
                                     ----------------
     in-license, out-license, co-promotion and co-marketing agreements and similar agreements relating to the intellectual property rights of the Company necessary for the conduct of the business of the Company as currently conducted, customer contracts for product sales and all bids or proposals for product or customer contracts not yet received, bid or awarded.

(cc) Labor and Employment Matters.  Except as set forth on Schedule 3.1(cc):
                                                           ----------------

(i) The Company is not a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any incentive, bonus, profit sharing, deferred compensation, stock option or purchase plan, agreement or arrangement, or any written or, to the knowledge of the Company, oral employment or consulting agreement (except employment offer letters), or any non-competition agreement, or any severance or written, or to the knowledge of Company, oral termination pay plans or policies, any hospitalization, disability or other insurance plans, or any other employee fringe benefit plans, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written, whether or not an Employee Benefit Plan, except those set forth on Schedule 3.1(cc). True, correct and complete copies of
                        ----------------
     all of the written Employee Benefit Plans and other written plans and agreements and true, correct and complete written descriptions of all of such oral arrangements described in Schedule 3.1(cc) have heretofore been
                                         ----------------
     delivered by the Company to the Parent. The Company does not have any unfunded liabilities on account of or in connection with any such Employee Benefit Plan, other plan, agreement or arrangement which is a non-multiemployer plan.

(ii) With respect to any non-multiemployer Employee Benefit Plan, (A) neither such Employee Benefit Plan nor any fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under

     Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code), which may reasonably be expected to have a Material Adverse Effect on the Company; (B) all filings and reports as to such Employee Benefit Plan required to have been made on or before the date hereof to the IRS, to the United States Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation have been made on or before the date hereof (to the extent not granted a valid extension of the date of filing); (C) all disclosures to plan participants relating to such Employee Benefit Plan required by ERISA to have been made on or before the date hereof have been or will be duly made on or before that date; (D) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation pending or threatened with respect to any such Employee Benefit Plan, its related trust or any fiduciary, administrator or sponsor of such Employee Benefit Plan; (E) each Employee Benefit Plan has been established, maintained, funded and administered materially in accordance with its governing documents and any applicable provisions of ERISA, the Code, other applicable law and all regulations and rulings promulgated thereunder; and (F) the Company has delivered to the Parent a true, correct and complete copy of (1) the most recent Form 5500 for each such Employee Benefit Plan filed with the IRS and the Department of Labor and, with respect to each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the most recent determination letter received from the IRS,
     (2) each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding contract associated with such Employee Benefit Plan, (3) the most recent financial information for each Employee Benefit Plan, (4) where applicable, the most recent actuarial report or valuation relating to each such Employee Benefit Plan which has been delivered to the Company by its actuaries, and (5) where applicable, a summary of any "reportable event" within the meaning of Section 4043(b) of ERISA.

(iii)The Company has never been a party to or obligated to contribute to any multiemployer Employee Benefit Plan.

(iv) There has not been any (A) termination or partial termination of any Employee Pension Benefit Plan maintained by the Company (or by any Person which is or was under common control, within the meaning of Section 414(b),
     (c), (m) or (o) of the Code, with the Company (a "Section 414 Affiliate") during the period of such common control, at a time when Title IV of ERISA applied to such Plan, (B) commencement of any proceeding to terminate any such Plan pursuant to ERISA or otherwise, or (C) written notice given to the Company or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (A)) resulted or (under (B) or (C)) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither the Company nor any Section 414 Affiliate has incurred withdrawal liability, complete or partial, contingent or otherwise, under the Multiemployer Pension Plan Amendments Act of 1980.

(v) The Company (A) is not a party to any collective bargaining agreement or discussions or negotiations with any Person or group looking toward any such agreement, (B) has not within the last three (3) years experienced any strike, lockout, work stoppage, slowdown, unfair labor practice claim or other labor difficulty (other than grievances and unfair labor practice claims in which the Company's only exposure was to monetary damages of $50,000 or less), and (C) to the knowledge of the Company, is not aware of a threatened strike, lockout, work stoppage, slowdown, unfair labor practice claim or other such labor difficulty. The Company has no knowledge of any facts which would form the basis for the assertion of any grievance or unfair labor practice claim or other charge or complaint against the Company by or before the National Labor Relations Board or any state labor relations board or commission or representative thereof, and is not aware of any filing by any employee or employee group seeking recognition as a collective bargaining representative or unit.

(dd) Insider Contracts.  Except as set forth in the Company SEC Documents or on
     Schedule 3.1(dd) or as set forth and identified as such on any other
     ----------------
     Schedule hereto, there are no contracts, agreements, purchase orders, commitments, leases, understandings or arrangements, including loan arrangements, between the Company and any of its respective officers (except employment offer letters), directors or shareholders, or any related or affiliated Person, corporation or other entity (a true, correct and complete copy of each such written document and a true, correct and complete written description of each such oral relationship having heretofore been delivered by the Company to the Parent).

(ee) Other Material Contracts.  Schedule 3.1(ee) is a true, correct and
                                ---------------
     complete list of all other (i.e., not identified on one or more of the foregoing Schedules hereto) material contracts, agreements, understandings and arrangements, oral and written, to which the Company is a party or by which the Company is bound. For purposes of this Section 3.1(ee), "material" shall mean containing an obligation (i) requiring, or reasonably anticipated to require, payment of more than $100,000 in any one (1) year period, or (ii) not terminable by or on the Company's behalf, without penalty, within ninety (90) days after the Closing, or (iii) terminable by or on behalf of the other party on ninety (90) days' notice or less, or
     (iv) having a term of more than twenty-four (24) months, or (v) of guaranty or suretyship, irrespective of the term or amount involved. True, correct and complete copies of such written material contracts have heretofore been delivered by the Company to the Parent. All material contracts are valid and binding, in full force and effect and enforceable in accordance with their terms, and there exists no default, and to the knowledge of the Company, no event has occurred which through notice or the passage of time or otherwise may result in a default, under the terms of any of the material contracts, except as set forth on Schedule 3.1(ee) and except
                                                ----------------
     where the invalidity, nonbinding nature, unenforceability, ineffectiveness or default would not have a Material Adverse Effect on the operations or financial condition of the Company taken as a whole.

(ff) Export of Products and Technologies. To the knowledge of the Company, there are no United States government restrictions prohibiting or, except for export licensing requirements which the Company has fulfilled or satisfied to date, otherwise affecting the Company in exporting its existing products and know-how to the foreign countries to which such are currently being exported (a description of all of such products and know-how and foreign countries being listed on Schedule 3.1(ff)).
                                               ----------------

(gg) Absence of Illegal Payments. The Company has not authorized any of its officers, directors, employees or non-employee agents to make, and to the knowledge of the Company, no officer, director, employee or non-employee agent of the Company has authorized or made, any offer, payment or promise to pay any money, or offered, given or promised to give anything of value, to any domestic or foreign government official, political party or official thereof or any candidate for political office (domestic or foreign), or to any other Person, while knowing or having reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any of such Person(s) for purposes of
     (A) influencing any act or decision of such entity or Person, including a decision to fail to perform his or her official functions, or (B) inducing such entity or Person to use his or her influence with a domestic or foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company in obtaining or retaining business for or with, or directing business to, any Person, which offer, payment or promise constitutes a violation by the Company of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) Absence of Anti-Boycott Violations. To the knowledge of the Company, the Company has not violated or is not in violation of any statute, law, decree, order, rule or regulation of any governmental body of the United States which prohibits or regulates the boycotting of or refusal to deal with any Person or entity, including without limitation the Export Administration Amendments of 1977 (50 U.S.C. App. (S) 2401 et seq.), the
                                                                -------
     Ribicoff Amendments to the Tax Reform Act of 1976 (Internal Revenue Code
     (S) 999) or the Sherman Act (15 U.S.C. (S) l et seq.), or any rule or
                                                  -------
     regulation promulgated pursuant thereto.

(ii) Environmental Matters.

(i)  Except as disclosed in Schedule 3.1(ii):  (A) the Company is currently in
                            ----------------
     compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations needed to operate its facilities, except where failure to comply with applicable Environmental Laws or where failure to obtain such permits and other authorizations would not have a Material Adverse Effect on the Company; (B) the Company has not violated any applicable Environmental Law, except where such violation would not have a Material Adverse Effect; (C) there are no present requirements of any applicable Environmental Laws which will increase materially the Company's costs of complying with the Environmental Laws nor to the Company's knowledge are any such requirements currently threatened to be imposed; (D) all past on-site generation, treatment, storage, disposal and other management of Regulated Substances by the Company and, to the knowledge of Company, by any prior owner, operator or occupant of any property presently or previously owned, leased or occupied by the Company was, when done, in compliance with then applicable Environmental Laws, except where failure of compliance would not have a Material Adverse Effect on the Company; (E) no past on-site generation, treatment, storage, disposal or other management of Regulated Substances: (1) has resulted in the presence of Regulated Substances on, in, under or migrating from any property of the Company in violation of applicable Environmental Laws, except where such violation would not have a Material Adverse Effect on the Company; or (2) requires the investigation, cleanup, removal or remediation of any Regulated Substances, in order to comply with Environmental Laws, except where such investigation, cleanup, removal or remediation would not have a Material Adverse Effect on the Company; (F) all past off-site transportation, treatment, storage, disposal and other management of Regulated Substances generated by the Company was, when done, in compliance with then applicable Environmental Laws, except where failure of compliance would not have a Material Adverse Effect on the Company; (G) the Company did not, directly or indirectly, arrange for the treatment, storage or disposal of any Regulated Substances at any property or facility identified or, to the knowledge of the Company, is proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by any federal, state or, to the knowledge of the Company, local, government agency or instrumentality; (H) no property currently owned, leased or otherwise occupied by the Company and no property previously owned, leased or otherwise occupied by the Company is identified, or to the knowledge of the Company is proposed to be identified, on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by any federal, state or, to the knowledge of the Company, local government agency or instrumentality; (I) the Company has not received any notice of any kind that the Company is or may be considered a party with potential responsibility under Environmental Laws for the costs of responding to a release or threatened release of any Regulated Substance which has not been resolved; (J) the Company has not filed or failed to file any notice required under any applicable Environmental Law reporting a release of any Regulated Substance; (K) no environmental lien and no unrecorded environmental lien has attached to any property of the Company, nor, to the knowledge of the Company, is there a reasonable basis to believe that such a lien may be attached to any property of the Company; and (L) during the period when the Company occupied any property now or formerly owned, leased or operated by the Company or, to the knowledge of the Company, during any period prior to its ownership, occupation or operation of such property: (1) there were no underground storage tanks or surface impoundments, (2) there was no asbestos-containing material in friable form, and (3) there were no polychlorinated biphenyls ("PCBs") other than those used, maintained or disposed of in compliance with all applicable Environmental Laws.

(ii) As used in this Section 3.1(ii), the following terms shall be defined as follows: (A) "Environmental Laws" include but are not limited to any federal, state, local or foreign laws (including the common law), statutes, charters, ordinances, codes, rules or regulations, permits or permit conditions, licenses or authorizations, consent or administrative orders, agreements or understandings (whether previously existing, now existing or hereafter enacted, promulgated, issued or entered into) which pertain to the protection of human health or the environment or worker safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901
     -- ----
     et seq.;  the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801
     -- ----
     et seq.; the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                      -- ---
     Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the
                                                             -- ----
     Federal Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j; the Federal Air Pollution Control Act, 42 U.S.C. (S) 7401 et seq.; the Oil Pollution
                                                   -- ----
     Act, 33 U.S.C. (S) 2701 et seq.; the Federal Insecticide, Fungicide and
                             -- ----
     Rotenticide Act, 7 U.S.C. (S)(S) 136-136y; and the Occupational Safety
     and Health Act, 29 U.S.C. (S) 651 et seq., as each may be amended from
                                       -- ----
     time to time, regulations promulgated under the foregoing or any equivalent state statutes and regulation, and any judicial or administrative interpretation of such laws, statutes, charters, ordinances, codes, rules or regulations, permits or permit conditions, consent or administrative orders, agreements or understandings, including, without limitation, any judicial or administrative orders or judgments; and (B) "Regulated Substance" includes any substance the manufacturing, processing, sale, generation, treatment, storage, disposal, transportation, labeling, removal, remediation or other management of which is regulated by any applicable Environmental Law.

(jj) No Adverse Actions. There is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company with any supplier, customer or other Person or entity, except such actions which would not have a Material Adverse Effect on the Company.

3.2         Representations, Warranties and Agreements of the Parent.
            --------------------------------------------------------
          The Parent represents and warrants to the Company as follows:

(a) Organization, Standing and Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Each Subsidiary of the Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. The Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. For purposes of this Agreement, a "Subsidiary" of the Parent means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

(b)    Capital Structure.

(i) The Parent. As of the date hereof, the authorized capital stock of the Parent consists of 300,000,000 shares of Parent Common Stock, par value $.50 per share, and 5,000,000 shares of preferred stock, par value $.50 per share ("Parent Preferred Stock"). At the close of business on May 29, 1998, (A) 122,341,004 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and free of preemptive rights, (B) 850,328 shares of Parent Common Stock were held in the treasury of the Parent, and (C) 12,576,826 shares of Parent Common Stock were reserved for future issuance pursuant to stock option arrangements of the Parent (collectively, the "Parent Stock Option Plans"), of which 3,512,826 shares were reserved for future issuance under stock options granted as of May 29, 1998. The Parent Stock Option Plans are the only benefit plans of the Parent or its Subsidiaries under which any securities of the Parent or any of its Subsidiaries are issuable. No shares of Parent Preferred Stock are outstanding. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. As of the date of this Agreement, except for stock options covering not in excess of 3,512,826 shares of Parent Common Stock issued under the Parent Stock Option Plans (collectively, the "Parent Stock Options"), there are no options, warrants, calls, rights or agreements to which the Parent or any of its Subsidiaries is a party or by which any of them is bound obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Parent or any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Parent that is a corporation is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Parent or another Subsidiary of the Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Parent on any matter.

(ii) The Merger Subsidiary. The Merger Subsidiary has, as of the date hereof, authorized capital stock consisting of 1,000 shares of Subsidiary Common Stock, of which 1,000 shares are issued and outstanding and owned by the Parent. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the issued and outstanding shares of the Merger Subsidiary have been validly issued, are fully paid and nonassessable and are free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Merger Subsidiary of any shares of its capital stock, other than this Agreement. Since its organization, the Merger Subsidiary has conducted no business activities, except such as are related to this Agreement and the performance of its obligations hereunder.

(c) Authority. On or prior to the date of this Agreement, the Board of Directors of the Parent has declared the Merger advisable and fair to and in the best interest of the Parent and its shareholders. The Parent has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement, to consummate the transactions contemplated by the Company Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Option Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent, subject, in the case of this Agreement, to the filing of a Certificate of Merger as required by the DGCL. This Agreement and the Company Option Agreement have been duly executed and delivered by the Parent and (assuming the valid authorization, execution and delivery of this Agreement and the Company Option Agreement by the Company and the validity and binding effect of this Agreement and the Company Option Agreement on the Company) constitute the valid and binding obligation of the Parent enforceable against the Parent in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The issuance of shares of Parent Common Stock to be issued in the Merger and the filing of a registration statement on Form S-4 with the SEC by the Parent under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by the Parent's Board of Directors.

(d) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.2(d) have been obtained and all filings and obligations described in this Section 3.2(d) have been made, the execution and delivery of this Agreement and the Company Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of the Parent, (ii) any provision of the comparable charter or organization documents of any of the Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent or any of its Subsidiaries, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent, materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) applicable requirements, if any, of state securities or "blue sky" laws and the NYSE, (iv) approval for listing the Parent Common Stock to be issued in the Merger on the NYSE, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.


(e) SEC Documents and Other Reports. The Parent has filed all required documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended. Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, the Parent has not, since March 31, 1998, made any change in the accounting practices or policies applied in the preparation of the Parent Financial Statements. Neither the

Parent nor any of its Subsidiaries had as of March 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Parent and its Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected.


(f) Registration Statement and Prospectus/Proxy Statement. None of the information to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus/Proxy Statement, at the time of the mailing of the Prospectus/Proxy Statement, at the time of each of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Parent, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Prospectus/Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Parent. The Registration Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Securities Act, and the Prospectus/Proxy Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Exchange Act.

(g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, since March 31, 1998, there has been no event causing a Material Adverse Effect on the Parent, or any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Parent.

(h) Permits and Compliance. The Parent is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the

Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. Parent is not in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Parent, except, in the case of clauses (i),
(ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent. As of the date hereof, there is no contract or agreement, not entered into in the ordinary course of business, that is material to the business, properties, assets, liabilities, financial condition, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Parent of the transactions contemplated by this Agreement or the Company Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the properties, assets or operations of the Parent is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

(i)  Actions and Proceedings.  Except as set forth in the Parent SEC
Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Parent or any of its Subsidiaries, or against or involving any of the present or, to the knowledge of the Parent, former directors, officers, employees, consultants or agents of the Parent or any of its Subsidiaries, in their capacities as such, any of its or their properties, assets or business or employee benefit plan of the Parent that, individually or in the aggregate, would have a Material Adverse Effect on the Parent or materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement. As of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or governmental investigations pending or, to the knowledge of the Parent, threatened against or involving the Parent or any of its Subsidiaries or any of its or their present or, to the knowledge of the Parent, former directors, officers, employees, consultants, agents or stockholders, in their capacities as such, or any of its or their properties, assets or business or any employee benefit plan of the Parent that, individually or in the aggregate, would have a Material Adverse Effect on the Parent or materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of its or their present or, to the knowledge of the Parent, former officers, directors, employees, consultants, agents or stockholders, in their capacities as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Option Agreement. For purposes of this Agreement, the term "knowledge of the Parent" shall mean the actual knowledge of the officers and directors of the Parent.

(j) FDA Matters. Neither the Parent nor any of its Subsidiaries (i) is a party to any pending investigation or proceeding by or before the FDA or any other duly authorized Drug Regulatory Agencies or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against the Parent or any of its Subsidiaries by the FDA or any other duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could have a Material Adverse Effect on the Parent, or in any material way limit or restrict the ability of the Parent or any of its Subsidiaries to market existing products; (iii) has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Parent or any of its Subsidiaries or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing), or has knowledge of, any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Parent or any of its Subsidiaries, or the quality, formulation, potency, toxicity or efficacy of such materials; or (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could have a Material Adverse Effect on the Parent or in any material way limit or restrict the ability of the Parent or any of its Subsidiaries to market existing products. To the knowledge of the Parent, it and each of its Subsidiaries have fulfilled in all material respects all regulatory requirements necessary or requisite to the continued marketing of their existing products.


(k)  Labor Relations.   To the knowledge of the Parent, the Parent has a
good relationship with its employees and has no reason to believe that there will be any adverse change in any such relationship, whether as a result of the consummation of the transactions provided for by this Agreement or otherwise.


(l)  Patents and Certain Other Intellectual Property Rights.

(i) The Parent owns, or possesses the right to use, all of the necessary intellectual property rights to the conduct of the business of the Parent as presently conducted except for rights to which, if not so owned or possessed, would not individually or in the aggregate have a Material Adverse Effect on the Parent. Such ownership or right to use, as the case may be, is free and clear of all liens, security interests, claims and rights to use of third parties except those which would not, individually or in the aggregate have a Material Adverse Effect on the Parent.

(ii) There are no material royalties, honoraria, fees or other payments, incurred outside the ordinary course of business, payable as of the date hereof by the Parent to any person by reason of the ownership, use, license, sale or disposition of any of the Parent's intellectual property rights.

(iii)The Parent is not, to the knowledge of the Parent, infringing the right of any other party with respect to any intellectual property rights which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Parent.

(m) Parent Common Stock. The shares of Parent Common Stock to be issued in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Such issuance of shares of Parent Common Stock will be free of any restrictions on transfer imposed by the Parent, other than those contemplated by this Agreement. There are no preemptive rights or other anti-dilution rights which would become effective upon or prohibit such issuance of shares of Parent Common Stock.

(n) Opinion of Financial Advisor. The Parent has received the written opinion of SBC Warburg Dillon Read Inc. ("Dillon Read"), dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the

Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

(o) Finders and Investment Bankers. Except for Dillon Read, whose fees will be paid by the Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or the Merger Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(p)  Parent Affiliate Agreements.  Schedule 3.2(p) contains a list
                                   ---------------
(reasonably satisfactory to counsel for the Company) identifying those Persons who may be deemed to be "affiliates" of the Parent on the date hereof, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Parent Affiliates").

3.3         Representations and Warranties as to the Merger Subsidiary.
            ----------------------------------------------------------
          The Parent and the Merger Subsidiary represent and warrant to the Company as follows:

(a)  Organization, Standing, Power and Capitalization of the Merger
Subsidiary. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with all requisite corporate power and authority to carry on the business to be conducted by it prior to the Effective Date and to enter into this Agreement and perform its obligations hereunder. The Merger Subsidiary is not, and is not required to be, qualified to do business in any jurisdiction other than the state of Delaware. The Merger Subsidiary has duly authorized capital stock consisting of 1,000 shares of common stock, par value $.50 per share, all of which are issued and outstanding and owned by the Parent. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable, and are free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Merger Subsidiary of any shares of its capital stock other than in connection with this Agreement.

(b) Business of the Merger Subsidiary. Since its organization, the Merger Subsidiary has not engaged in any business activities, entered into any transactions or incurred any liabilities whatsoever, except such as are related to the transactions contemplated by this Agreement. The Merger Subsidiary has no subsidiaries.

(c) Authorization; Binding Agreement. Pursuant to its Certificate of Incorporation, the Merger Subsidiary has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent as sole stockholder of the Merger Subsidiary and by the Merger Subsidiary's Board of Directors and no other corporate proceedings on the part of the Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly authorized, executed and delivered by the Merger Subsidiary and constitutes the legal, valid and binding agreement of the Merger Subsidiary, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

(d) Compliance With Other Instruments, Etc. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any violation of or constitute a default under the Certificate of Incorporation or Bylaws of the Merger Subsidiary or any judgment, decree, order or any material law or regulation by which the Merger Subsidiary is bound or affected.

(e) Governmental and Other Consents, Etc. No consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Merger Subsidiary is required in connection with the execution or delivery of this Agreement by the Merger Subsidiary or the Merger Subsidiary's consummation of the transactions contemplated hereby other than (i) filings in the State of Delaware in accordance with the DGCL and (ii) filings under the HSR Act.

4.          COVENANTS.
            ---------
4.1         Covenants of the Company.
            ------------------------
          The Company agrees that prior to the Effective Date:

(a) Action in Furtherance of Merger. Subject to the terms and conditions herein provided, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iii) making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the Closing set forth herein. The Company shall consult with counsel for the Parent as to, and shall permit such counsel, at the Parent's expense, to participate in the decision-making process as to the strategy to be employed in, any lawsuits or proceedings referred to in clause (i) above brought against the Company, but not against the Parent, provided that counsel for the Company shall retain control of any such lawsuits or proceedings.

(b) Maintenance of Properties. The Company shall, and shall cause PL to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and shall maintain, and shall cause PL to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

(c) Access and Information. Between the date of this Agreement and the Effective Date, upon reasonable notice, the Company and PL shall give the Parent and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including Tax Returns) of the Company and PL (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after commercially reasonable efforts to do so), shall permit the Parent to make such inspections as it may reasonably require and shall cause its officers and those of PL promptly to furnish the Parent with such financial and operating data and other information with respect to the business and properties of the Company and PL, as may from time to time be reasonably requested. All data and information so received from the Company shall be deemed received pursuant to the Confidentiality Agreement, and the Parent shall cause its officers, directors, employees, auditors, counsel, financial advisors and agents to comply with the provisions of the Confidentiality Agreement with respect to such data and information.

(d) Conduct of Business. Except as expressly contemplated by this Agreement or as otherwise agreed in writing by the Parent, during the period from the date of this Agreement through the Effective Time, the Company shall, and the Company shall cause PL to, conduct its business in the ordinary course consistent with past practice, and the Company shall, and the Company shall cause PL to, use commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of its officers and employees, (iii) preserve its relationships with customers and suppliers, and
(iv) maintain satisfactory relationships with all other Persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or otherwise agreed to in writing by the Parent, prior to the Effective Time, neither the Company nor PL shall, without the prior written consent of the Parent:

(i)  amend or propose to amend its Certificate of Incorporation or Bylaws;

(ii) other than in the ordinary course of business consistent with past practice: (A) create, incur or assume any indebtedness for borrowed money or obligations in respect of capital leases; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other Person except the Company or PL; (C) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel or business advances to employees made in the ordinary course of business consistent with past practice); (D) make any capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000; (E) enter into or amend any agreement or contract material to the Company; or (F) incur any material liability or obligation (absolute, accrued, contingent or otherwise);

(iii)sell, transfer, lease, license or otherwise dispose of, or mortgage or encumber, or agree to sell, transfer, lease, license or otherwise dispose of, or mortgage or encumber, any assets or properties, real, personal, intangible or mixed, other than the sale, transfer or disposition of the Company's products in the ordinary course of business;

(iv) in the case of the Company, except as expressly provided in this Agreement, amend or terminate the Company Rights Plan prior to the earlier of the Effective Time or the termination of this

     Agreement, unless required to do so by a court of competent jurisdiction;

(v) in the case of the Company, deliver any "put notices" under the Common Stock Investment Agreement or issue any shares of Company Common Stock pursuant thereto; or

(vi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(e) Capital Stock. Between the date hereof and the Effective Time, except as specifically contemplated by this Agreement or the Company Option Agreement, neither the Company nor PL shall, unless otherwise agreed to in writing by Parent, (i) make any changes in its authorized capital stock; (ii) authorize or issue any securities convertible into, or exchangeable with, the capital stock of the Company or PL; (iii) issue any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities except pursuant to the Company Stock Option Plans, the Company Employee Stock Purchase Plan or the Company 401(k) Plan consistent with past practice; provided, however, the Company shall not issue any "performance share awards" and "stock purchase rights" under the Equity Incentive Plan of the Company; (iv) declare or pay any stock dividend or effect any recapitalization, split-up, combination, exchange of shares or other reclassification in respect of its outstanding shares of capital stock; (v) issue, transfer, sell or deliver any shares of its capital stock, except Company Common Stock to be issued: (A) upon the exercise of stock options previously granted pursuant to existing Company Stock Option Plans or granted in accordance with this Section 4.1(e),
(B) pursuant to the exercise of the Company Warrant, or (C) as required by the terms of the Company Employee Stock Purchase Plan or the Company 401(k) Plan;
(vi) purchase, redeem or otherwise acquire any outstanding shares of its capital stock or any other securities of the Company or any rights, warrants or options to acquire any such shares or securities; or (vii) declare, pay or set apart for payment any dividends on, or make any other actual, constructive or deemed distributions in respect of its capital stock or otherwise make any payments to its stockholders in their capacity as such. Except in a manner consistent with past practice, no award or grant under the Company Stock Option Plans or any other benefit plan or program shall be made without the consent of the Parent. Except as specifically contemplated by this Agreement, the Company shall not make any material amendment to any of (i) the Company Stock Option Plans or options outstanding thereunder, or (ii) any other option or warrant agreement, including, without limitation, the Company Warrant.

(f)  No Solicitation.

(i) The Company shall cease, and shall cause PL to cease and shall use commercially reasonable efforts to cause its and PL's respective officers, directors, employees, counsel, investment bankers, financial advisers, accountants, other representatives and agents (collectively, the "Company Representatives") to cease, in each case immediately after the date hereof, any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal. Neither the Company nor the Board of Directors of the Company shall, nor shall either of them authorize or permit PL or any Company Representative to: (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (B) participate in any discussion or negotiations regarding any Takeover Proposal; (C) approve or agree to or endorse any Takeover Proposal; (D) enter into any agreement with respect to any Takeover Proposal; or (E) other than as permitted by Section 4.1(m), withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, the approval or recommendation of this Agreement or the Merger; provided, however, that, notwithstanding any other provision hereof, the Company and the Board of Directors of the Company may, at any time prior to the time the stockholders of the Company shall have approved the Merger, engage in the actions prohibited by this Section 4.1(f)(i) in response to an unsolicited Takeover Proposal which did not result from a breach of this
     Section 4.1(f)(i) and subject to compliance with Section 4.1(f)(ii) if, and only to the extent that, (x) the Board of Directors of the Company determines in good faith, based upon the advice of its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, (y) the Board of Directors of the Company determines that the Takeover Proposal is a Superior Proposal, and (z) the party who submitted the Takeover Proposal executes a customary confidentiality agreement (as determined by the Company after receiving such Takeover Proposal and after consultation with its outside legal counsel), the benefits of the terms of which if more favorable to the other party than those contained in the confidentiality agreement in place with Parent, shall be extended to Parent,

(ii) In addition to the obligations of the Company set forth in Section 4.1(f)(i), the Company shall promptly advise Parent orally and in writing of any Takeover Proposal received by Company or any request for information stated by the proponent to be in contemplation of any Takeover Proposal, or any inquiry which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or request or inquiry and the identity of the Person making such Takeover Proposal, request or inquiry. The Company shall keep the Parent reasonably informed of any material amendment or modification to such Takeover Proposal, request or inquiry.


(iii) "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any: (A) tender or exchange offer, merger, consolidation or similar transaction involving the Company or PL, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, or share exchange of assets of the Company or PL representing 10% or more of the consolidated assets of the Company or PL,
      (C) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company, (D) transaction in which any Person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Common Stock, in each case, other than the transactions with Parent contemplated by this Agreement or the Company Option Agreement referred to in the recitals to this Agreement.

(iv) "Superior Proposal" means any Takeover Proposal on terms which the Board of Directors of the Company determines in its good-faith judgment, based in part on the advice of a financial advisor of nationally recognized reputation (which opinion shall be provided promptly to Parent), to be more favorable to the stockholders of the Company than the Merger from a financial point of view and for which financing is then committed or reasonably likely to be available.

(v) For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, trust, unincorporated association, limited liability company, governmental agency or any other entity.

(g) No Final Put Notice. The Company shall refrain from delivering a "final put notice" in respect of the "put notice" delivered under the Common Stock Investment Agreement on June 4, 1998.

(h) Compensation Matters. Except with the prior written consent of the Parent, neither the Company nor PL shall (i) pay, agree to pay or accelerate the payment of any bonus, severance or other compensation to any officer or employee not currently required under an existing agreement or employee benefit plan or arrangement (and with respect to officers and directors, only to the extent such agreement, plan or arrangement is described in the Company's 1998 Proxy Statement) except for increases in compensation of employees who are not officers or directors of the Company consistent with past practices, (ii) make payment of any bonus, severance or other compensation to any officer or employee which is permitted hereunder in any property other than cash, (iii) create any new employee benefit plan or arrangement, (iv) modify any existing employee benefit plan, arrangement or agreement in any respect which would materially increase the compensation payable thereunder to employees, or (v) enter into any new employment agreement or modify any existing employment agreement of any employee who is an officer or director of the Company or PL.

(i) Contracts. Except as otherwise agreed to in writing by the Parent, neither the Company nor PL shall enter into, terminate or modify in any material respect any contract, agreement or commitment material to the Company without the prior written consent of the Parent, which consent shall not be unreasonably withheld.

(j) Tax Matters. The Company and PL shall continue to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by them, and shall pay or make full and adequate provision for the payment of all taxes and governmental charges due or payable by them. Neither the Company nor PL shall prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods or make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

(k) Amendments to the Schedules. The Company shall make such amendments to the Schedules referred to in Section 3.1 as are necessary to reflect therein the occurrence of events or transactions occurring after the date hereof and shall deliver a copy of each such amendment to the Parent on the same date as the date of the amendment. The Company shall deliver such additional amendments from time to time as are necessary to reflect any material event occurring between the date hereof and the Effective Date.

(l) Notification of Certain Matters. The Company shall give prompt notice to the Parent of: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument to which the Company or PL is a party or is subject which default could reasonably be expected to have a Material Adverse Effect on the Company; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger; (iii) any notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (iv) any Material Adverse Change suffered by the Company, or the occurrence of an event which would be reasonably expected to have a Material Adverse Effect on the Company; and (v) any claims, actions, proceedings or investigations commenced or threatened in writing involving or affecting the Company or PL, or any of their respective property or assets, or any employee, consultant, director or officer, in his or her capacity as such, of the Company or PL, which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger.

(m) Stockholder Approval. The Company shall take all steps necessary to duly call, give notice of, convene and hold, no later than thirty-five (35) days after the Registration Statement has been declared effective by the SEC, a special meeting of its stockholders in accordance with the DGCL to consider and vote upon the adoption and approval of this Agreement and the Merger and the transactions contemplated hereby (the "Stockholders Meeting"). The Company, through its Board of Directors, shall adopt a recommendation to the stockholders of the Company that they adopt and approve this Agreement, shall use commercially reasonable efforts, consistent with its legal obligations, to obtain any necessary approval by its stockholders of the transactions contemplated hereby and shall not withdraw or modify such recommendation, except as permitted by Section 4.1(f)(i) or on the basis of the occurrence of a Material Adverse Change with respect to the Parent or the occurrence of an event which has, or can reasonably be expected to have, a Material Adverse Effect on the Parent and the Board of Directors of the Company determines in good faith, based upon the advice of its counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 4.1(m) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

(n) Financial Statements. The Company, promptly after the preparation thereof, shall send to the Parent any financial statements prepared by or on behalf of it for periods subsequent to March 31, 1998 as to which the representations and warranties regarding the Company Financial Statements set forth in Section 3.1(e) shall apply.

(o) Proxy Statement. The Company shall deliver to the Parent the final form of proxy statement which the Company intends to distribute to its stockholders in connection with the adoption and approval of this Agreement and the Merger.

(p)  Company Affiliates.  The Company shall deliver to the Parent an updated Schedule 3.1(s) reflecting any change in the identity of the Company
        ---------------
Affiliates within five (5) days of the Company having knowledge of such change. In the event additional Persons become Company Affiliates after the date hereof, the Company shall use commercially reasonable efforts to cause each such Person to deliver to the Parent a written agreement in substantially the form of Exhibit C hereto with each such Person within ten (10) days after the Company
---------
has knowledge that such Person has become a Company Affiliate.

(q)  Takeover Statutes.  If any "business combination," "fair price,"
"control share acquisition" or "moratorium" statute or other similar statute or regulation or any state "blue sky" or securities law statute shall become applicable to the transactions contemplated hereby, the Company and the Board of Directors of the Company shall, to the extent consistent with applicable law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby.

(r) Prohibited Transactions. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and PL taken as a whole. The Company shall not alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or PL.

(s) Accounting Changes. The Company shall not make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles).

(t) Compliance With Law. The Company shall not knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or PL by any applicable federal or state law or regulation, guideline or ordinance.

(u) Company Affiliates Agreements. The Company shall use commercially reasonable efforts to cause each Company Affiliate to deliver to the Parent within ten (10) days of the date hereof a written agreement in substantially the form of Exhibit C hereto, executed by each such Person.
        ---------

4.2         Covenants of the Parent.
            -----------------------
          The Parent agrees that prior to the Effective Date:

(a) Action in Furtherance of Merger. Subject to the terms and conditions herein provided, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, (iii) making all necessary filings under the HSR Act, (iv) filing the Registration Statement and causing the same to become effective; and (v) to the extent that the shares of Company Common Stock are not voted in accordance with the terms of the Voting Agreements, voting the irrevocable proxies granted to the Parent in the Voting Agreements in favor of approving this Agreement and the transactions contemplated hereby, all on the terms and conditions provided for herein. Upon the terms and subject to the conditions hereof, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the Closing set forth herein. The Parent shall consult with counsel for the Company as to, and shall permit such counsel, at the Company's expense, to participate in the decision-making process as to the strategy to be employed in any lawsuits or proceedings referred to in clause (i) above (which shall not include any such lawsuits or proceedings to the extent that they relate to the Registration Statement) brought against the Parent, but not against the Company, provided that counsel for the Parent shall retain control of any such lawsuits or proceedings. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take such necessary action and the Parent shall cause them to do so.


(b) Maintenance of Properties. The Parent shall, and shall cause each of its Subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and shall maintain, and shall cause each of its Subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

(c) Access and Information. Between the date of this Agreement and the Effective Date, upon reasonable notice, the Parent shall give the Company and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to officers and senior executives of the Parent as well as to financial and operating data and other information as may from time to time be reasonably requested by the Company. All data and information so received from the Parent shall be deemed received pursuant to the Reciprocal Confidentiality Agreement, and the Company shall cause its officers, directors, employees, auditors, counsel, financial advisors and agents to comply with the provisions of the Reciprocal Confidentiality Agreement with respect to such data and information.

(d) Listing Application. The Parent shall use commercially reasonable efforts to effect listing of the Parent Common Stock to be delivered in accordance with this Agreement on the NYSE upon notice of issuance.

(e) Public Filings. The Parent shall promptly file all periodic reports required to be filed with the SEC and provide the Company with a copy of such reports promptly after such filing.

(f) Registration Statement. The Parent shall deliver to the Company the final form of Registration Statement which the Parent intends to have declared effective by the SEC.

(g) Conduct of Business. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, the Parent shall, and the Parent shall cause each of its

Subsidiaries to, conduct its business in the ordinary course and consistent with past practice.


4.3         Covenants as to the Merger Subsidiary.
            -------------------------------------
          The Parent and the Merger Subsidiary agree that prior to the Effective
          Date:

(a) No Business. The Merger Subsidiary shall not engage in any business activities or enter into any transaction whatsoever, except such as are related to this Agreement and the performance of its obligations hereunder.

(b) Access. Until the Effective Date or until the abandonment of the Merger as permitted by this Agreement, the Merger Subsidiary shall give to the Company and its representatives full access, during normal business hours and upon reasonable notice, to all of its properties, books, contracts, documents and records, and shall furnish to the Company such financial and other information concerning the Merger Subsidiary as the Company and its representatives may from time to time reasonably request.

(c) Actions in Furtherance of Merger. The Merger Subsidiary shall use commercially reasonable efforts to obtain such consents and authorizations of third parties, to make such filings, and to give such notices to third parties, which may be necessary or reasonably required on the part of the Merger Subsidiary in order to effect, or in connection with, the transactions contemplated by this Agreement.

4.4         Covenants of the Company and the Parent.
            ---------------------------------------

(a)  Registration Statement.  The Company shall cooperate with the
Parent in the preparation by the Parent of, and the Parent shall file, the Registration Statement with the SEC and shall use commercially reasonable efforts to cause it to become effective. The Parent shall use commercially reasonable efforts to qualify such securities, if required, under applicable state securities laws and to cause the shares of Parent Common Stock which are to be delivered pursuant to this Agreement to be listed on the NYSE. The Prospectus/Proxy Statement shall include the prospectus which forms a part of the Registration Statement. The obligations of the Company pursuant to this
Section 4.4 shall be limited to providing the information required by items 15 and 18 of Form S-4, and the expense of providing such information shall be borne by the Company.

(b)  Tax-Free Reorganization Treatment.  Each of the Company and the
Parent shall use commercially reasonable efforts to cause the Merger to be treated as a "reorganization" within the meaning of Section 368 of the Code.

5.          CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION.
            --------------------------------------------------
5.1         Conditions to Each Party's Obligation to Effect the Merger.
            ----------------------------------------------------------

          The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Effective Date of the following conditions, and the Company or the Parent shall
          (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast by holders of the Company Common Stock entitled to vote thereon.

(b) Consents. Except to the extent such consents are not required at the Effective Date: (i) the Company shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in
Section 3.1(d); (ii) the Parent shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(d) hereof; and (iii) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

(c) Effectiveness. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

(d) Listing. The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance.

(e) No Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

5.2         Conditions to the Company's Closing and Its Right to Abandon.
            ------------------------------------------------------------

          The Company shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Company at the Closing and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Company, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) No Material Adverse Effect. No event or circumstance shall have occurred which has, or is reasonably expected to have, a Material Adverse Effect on the Parent, including, without limitation, any Material Adverse Effect caused by any of the following:

(i) The failure of the representations and warranties of the Parent and Merger Subsidiary herein contained to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date except as affected by transactions specifically contemplated by this Agreement;

(ii) The failure of either the Parent or the Merger Subsidiary to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

(iii)The execution, delivery and performance by the Parent of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time or both, an obligation under any agreement of the Parent.

(b)  No Material Adverse Change.  Between the date hereof and the
Effective Date, there shall have been no Material Adverse Change with respect to the Parent.

(c) Officer's Certificate. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice-President of each of the Parent and the Merger Subsidiary, dated the Effective Date, certifying as to the absence of any of the matters mentioned in Sections 5.2(a) and (b).

(d)  Tax Opinion.  The Company shall have received an opinion of Heller
Ehrman White & McAuliffe, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

(i)  the Merger shall constitute a "reorganization" within the meaning of
     Section 368(a) of the Code, and the Company, the Merger Subsidiary and the Parent shall each be a party to that reorganization within the meaning of
     Section 368(b) of the Code;

(ii) no gain or loss shall be recognized by the Parent, the Merger Subsidiary or the Company as a result of the Merger;

(iii)no gain or loss shall be recognized by stockholders of the Company who exchange their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except to the extent of cash, if any, received in lieu of fractional shares of Parent Common Stock;

(iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including any fractional share of Parent Common Stock deemed to have been received) shall be the same as the aggregate tax basis of such shares of Company Common Stock surrendered in exchange therefor;

(v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger shall include the holder's holding period for such shares of Company Common Stock surrendered in exchange therefor, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

(vi) the receipt of cash in lieu of a fractional share of Parent Common Stock by a stockholder of the Company will be treated as if the fractional share were distributed as part of the exchange and then redeemed by the Parent, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and taxed as provided in Section 302(a) of the Code.

In rendering such opinion, Heller Ehrman White & McAuliffe may rely as to matters of fact upon the representations contained herein and may require and rely upon representations from the Parent, the Company and others.

(e) Tax Certificate. The Parent shall have delivered to the Company a certificate confirming the accuracy of the representations and warranties and the performance of the covenants on the part of the Parent and the Merger Subsidiary as set forth in Section 8.4(a) hereof.

5.3         Conditions to the Parent's and the Merger Subsidiary's Closing and
            ------------------------------------------------------------------
            Right of the Parent and the Merger Subsidiary to Abandon.
            --------------------------------------------------------

          The Parent and Merger Subsidiary shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Parent at the Closing and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Parent, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) No Material Adverse Effect. No event or circumstance shall have occurred which has, or is reasonably expected to have, a Material Adverse Effect on the Company, including, without limitation, any Material Adverse Effect caused by any of the following:

(i) The failure of the representations and warranties of the Company herein contained to be true and correct in all respects on and as of the Effective Date;

(ii) The failure of the Disclosure Schedules, as amended immediately prior to, but on the same day as, the Merger on the Effective Date for events or transactions occurring after the date of this Agreement, to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date;

(iii)The disclosure by any amendment to the Disclosure Schedules of the existence of any adverse change in the business, assets, financial condition or the results of operation of the Company and PL, taken as a whole;

(iv) The failure of the Company to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

(v) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Company.

(b)  No Material Adverse Change.  Between the date hereof and the
Effective Date, there shall have been no Material Adverse Change with respect to the Company.

(c) Officer's Certificate. The Parent and the Merger Subsidiary shall have received a certificate of the Chairman of the Board, the President or any Vice-President of the Company, dated the Effective Date, certifying as to:

(i)  the absence of any of the matters mentioned in Sections 5.3(a) and (b);

(ii) the number of shares of Company Preferred Stock issued and outstanding;

(iii)the number of Outstanding Shares of Company Common Stock; and

(iv) the information relating to the Company supplied by the Company in writing specifically for inclusion in the Registration Statement.

(d) Tax Opinion. The Parent shall have received an opinion of Buchanan Ingersoll Professional Corporation, in form and substance reasonably satisfactory to the Parent, dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

(i)  the Merger shall constitute a "reorganization" within the meaning of
     Section 368(a) of the Code, and the Company, the Merger Subsidiary and the Parent shall each be a party to that reorganization within the meaning of
     Section 368(b) of the Code;

(ii) no gain or loss shall be recognized by the Parent, the Merger Subsidiary or the Company as a result of the Merger;

(iii)no gain or loss shall be recognized by stockholders of the Company who exchange their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except to the extent of cash, if any, received in lieu of fractional shares of Parent Common Stock;

(iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including any fractional share of Parent Common Stock deemed to have been received) shall be the same as the aggregate tax basis of such shares of Company Common Stock surrendered in exchange therefor;

(v) the holding period of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger shall include the holder's holding period for such shares of Company Common Stock surrendered in exchange therefor, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

(vi) the receipt of cash in lieu of a fractional share of Parent Common Stock by a stockholder of the Company will be treated as if the fractional share were distributed as part of the exchange and then redeemed by the Parent, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and taxed as provided in Section 302(a) of the Code.

In rendering such opinion, Buchanan Ingersoll Professional Corporation may rely as to matters of fact upon the representations contained herein and may require and rely upon representations from the Parent, the Company and others.


(e) Tax Certificate. The Company shall have delivered to the Parent a certificate confirming the accuracy of the representations and warranties and the performance of the covenants on the part of the Company and the Surviving Corporation as set forth in Section 8.4(b) hereof.

(f) Outstanding Shares of Preferred Stock. No shares of the Company Preferred Stock shall be issued or outstanding.

(g) FIRPTA Statement. The Company shall have delivered to the Parent a statement that the interest in Company is not a United States real property interest as contemplated by Section 1.1445-2(c)(3) of the regulations promulgated under the Code.

6.          ADDITIONAL PROVISIONS FOR ABANDONMENT AND TERMINATION.
            -----------------------------------------------------
6.1         Provisions of Abandonment and Termination.
            -----------------------------------------

          In addition to the provisions of Article 5 hereof, the Merger may be abandoned and this Agreement may be terminated at any time on or before the Effective Time, whether before or after approval by the stockholders of the Company:

(a) Mutual Agreement. By mutual agreement of the Boards of Directors of the Parent, the Merger Subsidiary and the Company pursuant to resolutions adopted by such Boards, notwithstanding any prior adoption of this Agreement or approval of the Merger by the respective stockholders of the Merger Subsidiary or the Company;

(b)  Violation of Order.  By either the Parent or the Merger
Subsidiary, on the one hand, or the Company, on the other, if consummation of the Merger would violate any preliminary injunction or restraining order or final, nonappealable order, decree, injunction, restraining order or judgment of any United States court or other tribunal of competent jurisdiction;

(c) Other Transactions Involving the Company. By the Parent if any of the following shall have occurred:

(i) Any Person (other than the Parent or any Subsidiary of the Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act), a tender offer or exchange offer to purchase any Company Common Stock or securities convertible into such shares such that, upon consummation of such offer, such Person would own or control 50% or more of the then outstanding Company Common Stock and the Board of Directors of the Company, within ten (10) Business Days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders;

(ii) The Company or PL shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than the Parent or any Subsidiary of the Parent) to (A) effect a merger, consolidation or similar transaction involving the Company or PL, (B) sell, lease or otherwise dispose of assets of the Company or PL representing 10% or more of the consolidated assets of the Company and PL, (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase), or securities convertible into, such securities) representing 10% or more of the voting power of the Company, or (D) grant to such Person a license of any intellectual property of the Company other than licenses in the ordinary course of business relating to the sale of the Company's products;

(iii)Any Person (other than the Parent or any Subsidiary of the Parent) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange
     Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Company Common Stock; or

(iv) The Company's Board of Directors shall have withdrawn or modified in a manner adverse to the Parent the recommendation of the Company's Board of Directors that the stockholders approve this Agreement and the Merger (it being understood and agreed that any communication by the Company or its Board of Directors to the stockholders of the Company that the Company's Board of Directors had determined not to withdraw or modify such recommendation, in whole or in part, because such action would or might give rise to a right on the part of the Parent to terminate this Agreement and/or obligate the Company to pay the Termination Fee shall nevertheless be deemed an adverse modification of such recommendation for purposes of this Section 6.1(c)(iv)).

(d) Superior Proposal. By the Company, in connection with entering into an agreement for a Superior Proposal as expressly permitted by Section 4.1(f), provided that: (i) the Company has complied with all provisions thereof; (ii) immediately following such termination the Company executes a definitive agreement to consummate the Superior Proposal; (iii) prior to any such termination: (x) the Company shall have provided the Parent with four (4) days' notice of the terms of the Superior Proposal, and (y) the Company shall have, and shall have caused the Company Representatives to have, negotiated in good faith, during such four (4) day period, with respect to any proposal made by the Parent to adjust the terms and conditions of this Agreement as would enable the Company, consistent with the fiduciary duties of its Board of Directors, to proceed with the Merger; and (iv) the Company shall have paid the Parent the Termination Fee.

(e) By either the Parent or the Company if the Merger shall have not been consummated on or before November 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before Termination Date.

(f) By the Company ten (10) days after the Stockholders Meeting (including any adjournment thereof) if at the Stockholders Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of the Company as required under DGCL.

6.2         Termination of Agreement.
            ------------------------

          Subject to the provisions of Section 6.1(e), the Merger shall be abandoned and this Agreement shall be automatically terminated on the Termination Date, or such later date as the Board of Directors of the Parent, the Merger Subsidiary and the Company may mutually agree pursuant to resolutions adopted by such Boards.

6.3         Effect of Abandonment or Termination.
            ------------------------------------

          In the event of termination of this Agreement by either the Parent or the Company, as provided in Section 6.1, Section 6.2 or in Article 5 of this Agreement, this Agreement shall forthwith become void and of no further force and effect; provided, however, that: (a) each of the parties shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available to it at law or in equity for any breach of this Agreement ("Remedies") which occurred prior to such termination, which, in the case of the Parent, shall be in addition to its rights under Section 7.1(b); and (b) Sections 3.1(d), 3.1(o) and 4.1(a) (insofar as such representations and warranties relate to the Company Option Agreement and the transactions contemplated thereby), Section 4.1(c), Section 4.2(c), Article 7,
          Section 8.7, Section 8.9, Section 8.10, Section 8.11 and Section 8.12 shall survive the termination of this Agreement.

7.          EXPENSES.
            --------
7.1         Costs and Expenses.
            ------------------

(a) Payment of Own Expenses. Except as set forth in Section 7.1(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and in connection therewith, each of the Parent and the Company shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with printing and mailing the Prospectus/Proxy Statement to the holders of Company Common Stock shall be shared equally by the Parent and the Company and that the expenses incurred by either the Parent or the Company pursuant to the Company Option Agreement shall be borne as provided therein.

(b)  Termination Fee.

(i) If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(i) or (iii) or, at the time of the termination of this

     Agreement, the Parent had the right to so terminate, and within 12 months after such termination the Company executes a definitive agreement to implement a Takeover Proposal (whether or not such Takeover Proposal triggered the termination right), then the Company shall pay to the Parent Termination Fee in an amount equal to $9 million (the "Termination Fee") within two (2) Business Days after the execution of such definitive agreement.

(ii) If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(ii), or, at the time of the termination of this Agreement, the Parent had the right to so terminate, then within two (2) Business Days after any of the conditions set forth in Section 6.1(c)(ii) are satisfied, the Company shall pay to the Parent the Termination Fee.

(iii)If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(iv), or at the time of the termination of this Agreement, the Parent had the right to so terminate, then within two (2) Business Days after such termination, the Company shall pay to the Parent the Termination Fee; provided, however, that the Company shall not be obligated to pay the Parent the Termination Fee pursuant to this Section 7.1(b)(iii) in the event that (y) the actions of Board of Directors of the Company that gave rise to the Parent's right to terminate under Section 6.1(c)(iv) were the result of the occurrence of an event which had, or was reasonably expected to have, a Material Adverse Effect on the Parent or had caused, or was reasonably expected to cause, the Parent to suffer a Material Adverse Change and (z) the Board of Directors of the Company made a good faith determination, based upon the advice of its legal counsel as to legal matters, that such actions were necessary in order to comply with its fiduciary duties to the Company stockholders under applicable law. (iv) If this Agreement is terminated by the Company pursuant to Section 6.1(d), then the Company shall pay to the Parent the Termination Fee prior to such termination as provided in Section 6.1(d).

(v) If following a Takeover Proposal, this Agreement is terminated by either the Parent or the Company pursuant to Section 6.1(e), and within 12 months after such termination the Company executes with a third party a definitive agreement to implement a Takeover Proposal, then the Company shall pay to the Parent the Termination Fee within two (2) Business Days after the execution of such agreement.

(vi) If following a Takeover Proposal, this Agreement is terminated by the Company pursuant to Section 6.1(f), and within 12 months after such termination the Company executes with a third party a definitive agreement to implement a Takeover Proposal, then the Company shall pay to the Parent the Termination Fee within two (2) Business Days after the execution of such agreement.

(vii)For purposes of this Section 7.1(b), whenever the Company shall be obligated to pay the Termination Fee, the Company shall pay the Parent by wire transfer to an account specified by the Parent.

8.          MISCELLANEOUS.
            -------------
8.1         Certification of the Company's Shareholder Votes, Etc.
            -----------------------------------------------------

          Prior to the Effective Date, the Company shall deliver to the Parent and the Merger Subsidiary a certificate of its Secretary or Assistant Secretary setting forth (a) the number of shares of its capital stock outstanding and entitled to vote on the adoption of this Agreement,
          (b) the number of votes pertaining to such shares of capital stock, and (c) the number of votes cast in favor of and against the approval of this Agreement.

8.2         Certification of the Parent's Stockholder Votes, Etc.
            ----------------------------------------------------

          Prior to the Effective Date, the Parent shall deliver to the Company and the Merger Subsidiary a certificate of its Secretary or Assistant Secretary setting forth that the Parent, in its capacity as sole stockholder of the Merger Subsidiary, has adopted this Agreement and approved the Merger in accordance with the DGCL.

8.3         Termination of Covenants, Representations and Warranties.
            --------------------------------------------------------

          The respective covenants, representations and warranties of the parties hereto contained in Articles 3 and 4 hereof and in the Schedules shall expire and be terminated and extinguished at the Effective Time, and none of the parties hereto shall thereafter be under any liability whatsoever with respect to such covenants, representations and warranties. This Section 8.3 shall have no effect upon any other obligations hereunder of any of the parties hereto, whether to be performed before or after the effectiveness of the Merger.

8.4         Certain Tax Matters.
            -------------------
(a) The Parent and the Merger Subsidiary hereby jointly and severally represent, warrant and covenant to the Company and the Surviving Corporation as follows:

(i) The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange;

(ii) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of the fair market value of the Merger Subsidiary's net assets and at least 70 percent of the fair market value of the Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company or the Merger Subsidiary to stockholders who receive cash or other property, amounts used by the Company or the Merger Subsidiary to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or the Merger Subsidiary, respectively, immediately prior to the Merger;

(iii)Prior to the Merger, the Parent will be in control of the Merger Subsidiary within the meaning of Section 368(c) of the Code;

(iv) The Surviving Corporation has no plan or intention to issue additional shares of its stock that would result in the Parent's losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code;

(v) The Parent has no plan or intention to reacquire any of the shares of Parent Common Stock to be issued in the Merger, nor does the Parent have any knowledge of a plan or intention on the part of a "related party" to the Parent (as such term is defined in the regulations under Section 368 of the Code) to acquire any of the shares of Parent Common Stock to be issued in the Merger;

(vi) The Parent has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation, except for transfers of stock to corporations controlled by the Parent, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Merger Subsidiary, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation;

(vii) The Merger Subsidiary will have no liabilities assumed by the Surviving Corporation, and it will not transfer to the Surviving Corporation any assets subject to liabilities, in the Merger;

(viii)Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its historic business assets in a business;

(ix) The Parent, the Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger;

(x) There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount;

(xi) The Parent does not own, nor has it owned during the past five (5) years, any shares of the stock of the Company;

(xii) No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code; and

(xiii)None of the compensation to be received by any shareholder-employees of the Company under any employment agreement will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

(b) The Company and PL hereby jointly and severally represent, warrant and covenant to the Parent and the Merger Subsidiary as follows:

(i) The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange;

(ii) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of the fair market value of Merger Subsidiary's net assets and at least 70 percent of the fair market value of Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company or the Merger Subsidiary to stockholders who receive cash or other property, amounts used by the Company or the Merger Subsidiary to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or the Merger Subsidiary, respectively, immediately prior to the Merger;

(iii) Prior to the Merger, neither the Company nor PL will take any action which would disqualify the Merger for treatment as a tax-free transaction under the Code;

(iv) Neither the Company nor PL has any knowledge of a plan or intention on the part of the holders of Company Common Stock to sell or transfer to the Parent or to a "related party" to the Parent (as such term is defined in the regulations under Section 368 of the Code) any of the shares of Parent Common Stock to be received by such holders in the Merger;

(v) The Parent, the Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger;

(vi) There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount;

(vii) At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect the Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code;

(viii)On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject; and

(ix) No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(c) Neither the Parent nor the Surviving Corporation shall have any liability to the holders of the Company Common Stock with respect to the tax consequences resulting from the transactions contemplated by this

     Agreement except to the extent that: (A) the representations and warranties of the Parent and the Merger Subsidiary set forth in Section 8.4(a) hereof are not true and correct on the Effective Date or (B) the covenants of the Parent and the Merger Subsidiary set forth in Section 8.4(a) are not performed on and after the Effective Date.

8.5         Execution in Counterparts.
            -------------------------

          For the convenience of the parties, this Agreement and any amendments, supplements, waivers and modifications may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8.6         Waivers and Amendments.
            ----------------------

          Prior to the Effective Date, this Agreement may be amended, modified and supplemented in writing by the parties hereto, and any failure of any of the parties hereto to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other parties hereto.

8.7         Confidentiality.
            ---------------

          The Company and the Parent agree that they shall abide by the terms of the Confidentiality Agreement between them dated March 27, 1998 (as supplemented) (the "Confidentiality Agreement") and the Reciprocal Confidentiality Agreement between them dated _________________, 1998 (the "Reciprocal Confidentiality Agreement"), respectively, and such confidentiality agreements shall continue in effect notwithstanding the execution of this Agreement.

8.8         Indemnification; Directors and Officers Insurance.
            --------------------------------------------------

          For six (6) years from and after the Effective Time, the Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company and PL pursuant to their Company's Certificate of Incorporation, Bylaws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time (including, without limitation, acts or omissions relating to the negotiation, execution and performance of this Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby). The Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay any annual premium for D&O Insurance which is greater than 200% of the most recent annual premiums paid by the Company for D&O Insurance.

8.9         Notices.
            -------

          All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand against receipt, telecopied (upon confirmation of receipt thereof) or mailed, certified or registered mail, return receipt requested, postage prepaid:

          To the Company:


          Lloyd H. Malchow, President and CEO
          320 Lakeside Drive
          Suite A
          Foster City, California

               with a copy to:


               Henry Lesser, Esquire
               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, California  94301-1800
               Telecopy Number:  (650) 324-0638

          To the Parent or the Merger Subsidiary:


          Roderick P. Jackson, Senior Vice President
          Chestnut Ridge Road
          P.O. Box 4310
          Morgantown, West Virginia  26505
          Telecopy Number:  (304) 599-7284

               with a copy to:


               John R. Previs, Esquire/JoEllen Lyons, Esquire
               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street
               Pittsburgh, Pennsylvania  15219
               Telecopy Number:  (412) 562-1041
          or to such other address as specified in a notice given in like manner.

8.10        Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.
            -------------------------------------------------------------------

          This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any Person other than the parties hereto or thereto and the indemnitees under Section 8.8 any rights or remedies hereunder or thereunder.

8.11        Governing Law.
            -------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

8.12        Partial Invalidity.
            -------------------

          Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, it shall, to the extent possible, be construed in such manner as to be legal, valid and enforceable but so as to most nearly retain the intent of the parties. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement and such provisions shall remain in full force and effect.

8.13        Publicity.
            ---------

          Except as otherwise required by law or the rules of the SEC, the NYSE (with respect to the Parent) or the NASD (with respect to the Company), for so long as this Agreement is in effect, neither the Parent nor the Company shall, nor shall either permit any of its respective subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party as to the nature, contents and dissemination thereof, in which case the party proposing such publication shall deliver a copy of such release or announcement to the other party along with its request for consent, which consent shall not be unreasonably withheld.

8.14        Defined Terms.
            -------------
          All capitalized terms used herein without definition shall have the meanings given them at the places in this Agreement indicated in Appendix A.
          ----------

8.15        Benefit Plans.
            -------------
(a) The eligibility of each employee of the Company (and his or her spouse and dependents) to participate in the welfare benefit plans of the Parent or the Surviving Corporation after the Effective Time and the coverage of each such participant in each such plan shall be determined without regard to any preexisting condition, waiting period, actively-at-work or similar exclusion or condition, except for any such condition or exclusion to which the employee is subject under the applicable welfare plan of the Company as of the Effective Time. Participants in such plans of the Company shall receive credit, under the welfare benefit plans of the Parent or the Surviving Corporation in which they participate after the Effective Time, toward annual co-insurance and deductible limitations and requirements for any payments made for eligible charges incurred by them during the calendar year in which the Effective Time occurs under the applicable welfare plans of the Company. In addition, employees of the Surviving Corporation shall receive credit, for purposes of determining vesting and eligibility under its retirement, welfare, vacation and similar plans or policies, for service with the Company prior to the Effective Time.

(b) The Persons employed by the Company immediately prior to the Effective Time shall be eligible to participate in the employment severance programs provided by the Parent or the Surviving Corporation from time to time, and such persons shall receive credit under such programs for services with the Company prior to the Effective Date.

8.16        Enforcement of Agreement.
            ------------------------

          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Chancery Court, this being in addition to any other remedy to which they are entitled at law or equity. Notwithstanding the foregoing, if jurisdiction does not properly lie in the Delaware Chancery Court, the parties shall submit to the jurisdiction of the United States Federal District Court for the District of Delaware. The parties agree that such courts shall have exclusive jurisdiction to consider any claims hereunder or relating hereto.

8.17        Waiver of Jury Trial.
            --------------------

          Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.17.

8.18        No Presumption Against the Draftsman.
           ------------------------------------

          Each party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language hereof, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the Constituent Corporations and the Parent, all on the date first above written.

                                    PENEDERM INCORPORATED




Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Michael A. Bates                   Name:  Lloyd H. Malchow
        Title:  Vice President, Finance and       Title:  President and CEO
                Administration, Chief Financial
                Officer

                                    MLI ACQUISITION CORP.



Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Donald C. Schilling                Name:  Roderick P. Jackson
        Title:  Vice President Finance            Title:  President

                                    MYLAN LABORATORIES INC.



Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Donald C. Schilling                Name:  Roderick P. Jackson
        Title:  Vice President Finance            Title:  Senior Vice President

                                   APPENDIX A

                                  GLOSSARY OF

                        DEFINED TERMS/SECTION REFERENCES

                                       IN

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             PENEDERM INCORPORATED

                                      AND

                             MLI ACQUISITION CORP.

                                      AND

                            MYLAN LABORATORIES INC.

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Agreement                                                               Preamble
---------                                                               --------
Amended and Restated Certificate of Incorporation                       Section 1.2
Business Day                                                            Section 2.4
Certificates                                                            Section 2.1(b)(ii)
Closing                                                                 Section 2.4
Code                                                                    Recital 5
Common Stock Investment Agreement                                       Section 3.1(b)(i)
Company                                                                 Preamble
Company Affiliates                                                      Section 3.1(s)
Company Common Stock                                                    Recital 7
Company Contracts                                                       Section 3.1(m)
Company Employee Stock Purchase Plan                                    Section 2.3(d)
Company Financial Statements                                            Section 3.1(e)
Company 401(k) Plan                                                     Section 3.1(b)(i)

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Company Option Agreement                                                Recital 7
Company Permits                                                         Section 3.1(h)
Company Preferred Stock                                                 Section 3.1(b)(i)
Company Representatives                                                 Section 4.1(f)(i)
Company Rights Plan                                                     Section 3.1(c)
Company SEC Documents                                                   Section 3.1(e)
Company Stock Option Plans                                              Section 2.3(a)
Company Stock Options                                                   Section 3.1(b)(i)
Company Warrant                                                         Section 2.3(b)
Company Warrant Shares                                                  Section 2.3(b)
Confidentiality Agreement                                               Section 8.7
Constituent Corporations                                                Preamble
Contract Manufacturer                                                   Section 3.1(k)(iii)
D&O Insurance                                                           Section 8.8
DGCL                                                                    Recital 2
Dillon Read                                                             Section 3.2(n)
Drug Regulatory Agency                                                  Section 3.1(k)(i)
Effective Date                                                          Section 1.4
Effective Time                                                          Section 1.4
Employee Benefit Plan                                                   Section 3.1(cc)(i)
Environmental Laws                                                      Section 3.1(ii)(ii)
ERISA                                                                   Section 3.1(cc)(i)
Exchange Act                                                            Section 3.1(d)
Exchange Agent                                                          Section 2.1(b)(i)
Exchange Fund                                                           Section 2.1(b)(i)
Exchange Ratio                                                          Section 2.1(a)
FDA                                                                     Section 3.1(k)(ii)
FDA Act                                                                 Section 3.1(k)(i)
Governmental Entity                                                     Section 3.1(d)


DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
HSR Act                                                                 Section 3.1(d)
Investor                                                                Section 3.1(b)(i)
IRS                                                                     Section 3.1(i)
knowledge of the Company                                                Section 3.1(j)
knowledge of the Parent                                                 Section 3.2(i)
material                                                                Section 3.1(ee)
Material Adverse Change                                                 Section 3.1(a)(i)
Material Adverse Effect                                                 Section 3.1(a)(i)
Merger                                                                  Recital 2
Merger Subsidiary                                                       Preamble
NASD                                                                    Section 3.1(d)
NASDAQ                                                                  Section 3.1(d)
NYSE                                                                    Section 2.1(d)
Parent                                                                  Preamble
Parent Affiliates                                                       Section 3.2(p)
Parent Common Stock                                                     Section 2.1(a)
Parent Financial Statements                                             Section 3.2(e)
Parent Permits                                                          Section 3.2(h)
Parent Preferred Stock                                                  Section 3.2(b)(i)
Parent SEC Documents                                                    Section 3.2(e)
Parent Stock Option Plans                                               Section 3.2(b)(i)
Parent Stock Options                                                    Section 3.2(b)(i)
PCBs                                                                    Section 3.1(ii)(i)
Person                                                                  Section 4.1(f)(v)
PL                                                                      Section 3.1(a)(ii)
Prospectus/Proxy Statement                                              Section 3.1(c)
Reciprocal Confidentiality Agreement                                    Section 8.7
Registration Statement                                                  Section 3.2(c)
Regulated Substance                                                     Section 3.1(ii)(ii)

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Remedies                                                                Section 6.3
Scheduled Closing Date                                                  Section 2.4
SEC                                                                     Section 2.3(c)
Section 414 Affiliate                                                   Section 3.1(cc)(iv)
Securities Act                                                          Section 3.1(d)
Stockholders Meeting                                                    Section 4.1(m)
Subsidiary                                                              Section 3.2(a)
Subsidiary Common Stock                                                 Section 2.2
Superior Proposal                                                       Section 4.1(f)(iv)
Surviving Corporation                                                   Recital 2
Takeover Proposal                                                       Section 4.1(f)(iii)
Tax Return                                                              Section 3.1(i)
Taxes                                                                   Section 3.1(i)
Termination Date                                                        Section 6.1(e)
Termination Fee                                                         Section 7.1(b)(i)
Transaction Agreements                                                  Section 3.1(l)
Unexercised Options                                                     Section 2.3(a)
Voting Agreements                                                       Recital 8
Warrant Holder                                                          Section 2.3(b)

                                   APPENDIX B



                  AMENDED AND RESTATED STOCK OPTION AGREEMENT

                  AMENDED AND RESTATED STOCK OPTION AGREEMENT

    AMENDED AND RESTATED STOCK OPTION AGREEMENT, dated as of June 24, 1998 (the "Agreement"), by and between Mylan Laboratories Inc., a Pennsylvania corporation ("Parent"), and Penederm Incorporated, a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

     A. Concurrently with the execution and delivery of this Agreement, the Company, Parent and MLI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Subsidiary") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of Subsidiary with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger.

     B. As a condition and inducement to Parent's and Subsidiary's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to grant Parent an option to purchase shares of the Company's common stock on the terms and subject to the conditions set forth herein.

     C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     D. This Amended and Restated Stock Option Agreement amends and restates in its entirety the Stock Option Agreement dated June 24, 1998 by and between Parent and the Company.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.  Grant of Option.  Subject to the terms and conditions set forth herein, the
    ---------------
Company hereby grants to Parent an unconditional, irrevocable option (the "Option") to purchase up to 1,717,878 (as adjusted as set forth herein) fully paid and nonassessable shares (individually an "Option Share" and collectively the "Option Shares") of Common Stock, par value $.01 per share of Company ("Company Common Stock"), at a purchase price of $20 (as adjusted as set forth herein) per Option Share (the "Purchase Price") payable in cash; provided,
                                                                 --------
however, that in no event shall the number of Option Shares for which the Option
-------
is exercisable together with the number of shares owned by Parent, if any, exceed 19.9% of the Company's issued and outstanding shares of Company Common Stock without giving effect to any shares subject or issued pursuant to the Option. The number of Option Shares that may be received upon exercise of the Option and the Purchase Price are each subject to adjustment as set forth in
Section 9 hereof and as otherwise provided herein.

2.  Exercise of Option.  (a) Subject to any applicable requirements of law,
    ------------------
Parent may exercise the Option, in whole or in part, at any time or from time to time after the occurrence of any one of the following events (a "Purchase Event"): (A) any of the following occurs prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms:
(i) any Person (other than Parent or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer, or shall have filed a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to an exchange offer, to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the then outstanding Company Common Stock; (ii) the Company or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Parent or any of its subsidiaries) to effect or provide for the consummation of a Takeover Proposal; (iii) any Person (other than Parent or any of its subsidiaries) shall solicit proxies or consents or announce a bona fide intention to solicit proxies or consents from the Company's stockholders
(y) in opposition to the Merger, the Merger Agreement or any related transactions or (z) relating to a Takeover Proposal (other than solicitations of stockholders seeking approval of the Merger, the Merger Agreement or any related transactions), and the stockholders of the Company shall have failed to approve the Merger; or (iv) any Person (other than Parent or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Company Common Stock (other than trust account shares) aggregating 25% or more of the then outstanding Company Common Stock; or (B) the termination of the Merger Agreement under circumstances entitling Parent to payment of the Termination Fee within 2 Business Days of such termination under any of the provisions of Section 7.1(b) of the Merger Agreement; or (C) within twelve (12) months after the Merger Agreement is terminated pursuant to Section 6.1(e) or
(f) thereof, the Company executes a definitive agreement to implement a Takeover Proposal with a third party who had submitted a Takeover Proposal prior to the Termination Date (a "Proponent"); or (D) within six (6) months after the Merger Agreement is terminated pursuant to Section 6.1(e) or (f) thereof, the Company executes a definitive agreement to implement a Takeover Proposal with a third party other than a Proponent provided that the Company received a Takeover Proposal prior to the Termination Date.

(b) Except as provided in the last sentence of this Section 2(b) the Option shall terminate and be of no further force and effect upon the earliest to occur (the "Expiration Date") of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event, of the type described in subclauses (A)(i) through (iv) of Section 2(a) hereof or subclause (B) of
     Section 2(a) hereof and (C) six months after the first occurrence of a Purchase Event of the type described in subclauses (C) or (D) of Section 2(a) hereof. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

(c) In the event that Parent wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it wishes to purchase pursuant to such exercise and (ii) a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, however, that (i) if the closing of the purchase and sale
     --------  --------
     pursuant to the Option (the "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Except as otherwise agreed in writing by the parties, the place of the Option Closing shall be at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, PA 15219-1410, and the time of the Option Closing shall be 10:00 a.m. (Eastern Time) on the Option Closing Date.

3.  Payment and Delivery of Certificates.  (a) At the Option Closing, Parent
    ------------------------------------
shall deliver to the Company the Purchase Price for the Option Shares so designated and being purchased in immediately available funds by wire transfer to a bank account designated in writing by the Company or by certified check or bank check in an amount equal to the Purchase Price multiplied by the number of Option Shares being purchased. At any Option Closing, Parent shall also deliver a letter, in form and substance reasonable acceptable to the Company, agreeing that Parent will not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

(b) At any Option Closing, simultaneously with the delivery of the Purchase Price as provided in Section 3(a), the Company shall deliver to Parent (i) a certificate or certificates representing the Option Shares to be purchased at the Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and (ii) if the Option should be exercised in part only, a new Option evidencing the rights of the Parent to purchase the balance of the Option Shares purchasable hereunder in the form of a Stock Option Agreement identical to this Agreement save only the number of Option Shares subject thereto. If at the time of issuance of the Option Shares pursuant to the exercise of the Option hereunder, the Company shall not have redeemed any rights issued under the Company Shareholders Rights Plan dated November 20, 1996 (the "Company Rights Plan"), or shall have issued any similar rights, then each Option Share issued pursuant to such exercise shall also represent a corresponding right or security or new rights with terms substantially the same as and at least as favorable to Parent as are provided under the Company Rights Plan or any similar agreement then in effect.

(c) Certificates for the Option Shares delivered at the Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED JUNE 24, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF PENEDERM INCORPORATED CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

(d) It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Parent shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety as to those Option Shares with respect to which the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

4.  Representations and Warranties of the Company.  The Company hereby
    ---------------------------------------------
represents and warrants to Parent as follows:

(a)  Due Authorization.  The Company has all requisite corporate power and
     -----------------
     authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)  Authorized Stock.  The Company's representations and warranties in Section
     ----------------
     3.1(a) of the Merger Agreement are incorporated herein by reference. Without limiting the generality or effect of the foregoing, the Company has taken all necessary corporate and other action to authorize and reserve and, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Company Common Stock necessary for Parent to exercise the Option, and the Company shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 9 upon exercise of the Option. The shares of Company Common Stock to be issued upon due exercise of the Option, including all additional shares of Company Common Stock or other securities which may be issuable upon exercise of the Option or any Substitute Option pursuant to Section 9, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of the Company.

(c)  No Conflicts.  The execution and delivery of this Agreement does not, and
     ------------
     the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any subsidiary of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any subsidiary of the Company or their respective properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or the Merger Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

(d)  State Takeover Statutes.  Neither Section 203 of the Delaware General
     -----------------------
     Corporation Act, nor any similar provision contained in the charter or by-laws of the Company, is applicable to the acquisition of Option Shares pursuant to this Agreement.

5.  Representations and Warranties of Parent.  Parent hereby represents and
    ----------------------------------------
warrants to the Company that:

(a)  Due Authorization.  Parent has all requisite corporate power and authority
     -----------------
     to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(b)  No Conflicts.  The execution and delivery of this Agreement does not, and
     ------------
     the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement hereby shall not, conflict with or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, (i) the certificate of incorporation or by-laws of Parent or the comparable organizational documents of Parent,
     (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or its properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair the ability of Parent to perform its obligations under this Agreement or the Merger Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

(c)  Purchase Not for Distribution.  Any Option Shares or other securities
     -----------------------------
     acquired by Parent upon exercise of the Option shall not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

6.  Repurchase of Option at Request of Parent.  (a)  At the request of Parent
    -----------------------------------------
and in Parent's sole discretion, at any time during the period beginning upon the first occurrence of a Repurchase Event (as defined in Section 6(c)) and ending 6 months thereafter, the Company shall repurchase from Parent the Option (unless the Option shall have expired or been terminated) and all shares of Common Stock purchased by Parent upon exercise of the Option that are beneficially owned by Parent on the date upon which Parent requests that the Company repurchase the Option or Option Shares under this Section 6(a) (the "Request Date"). Such repurchase shall be at an aggregate price (the "Put Price") equal to the sum of:

          (x) the aggregate Purchase Price paid by Parent for all Option Shares previously purchased upon exercise of the Option that are beneficially owned by Parent on the Request Date;

          (y) the excess, if any, of the average of the last sales price for Company Common Stock for the ten trading days ending on the day immediately preceding the Put Closing Date (the "Market Price") over the Option Price paid by Parent for each share of Company Common Stock with respect to which the Option has been exercised that are beneficially owned by Parent on the Request Date, multiplied by the number of such shares; and

          (z) the excess, if any, of the Market Price of Company Common Stock at the Put Closing Date over the Option Price (determined as if the Put Closing Date were the Option Closing Date) multiplied by the number of Option Shares with respect to which the Option has not been exercised; provided that, in the case of Option Shares with respect to which the Option has been exercised but the Option Closing Date has not occurred, the Option Closing Date shall be suspended and the Option shall be treated, for purposes of this clause (z), as if it had not been exercised.


(b) If Parent exercises its rights under this Section 6, the Company shall, within 10 business days after the Request Date (the "Put Closing Date"), pay the Put Price to Parent in immediately available funds, by wire transfer to a bank account designated by Parent, Parent shall, against receipt of the payment therefore, surrender to the Company the Option and the certificates evidencing Option Shares previously purchased upon exercise of the Option that are beneficially owned by Parent on the Request Date; and Parent shall be deemed to have represented and warranted that it has sole ownership of such Option Shares, free and clear of all liens, claims, charges, and encumbrances of any kind. Notwithstanding the foregoing, if the Company is prohibited from paying all or any portion of the Put Price by reason of any applicable judgment, decree, order, law, or regulation, the Company shall immediately pay that portion of the Put Price that it is not prohibited from paying, shall from time to time thereafter immediately pay such further portion of the Put Price that it is not then prohibited from paying, and, in all cases, shall pay the balance of the Put Price within 10 business days after such prohibition has expired or been terminated. Upon receipt of a partial payment of the Put Price, Parent shall surrender a portion of the Option and/or Option Shares, as selected by Parent, corresponding (as closely as practicable) to the portion of the Put Price received by Parent.

(c) As used herein, a "Repurchase Event" means any of the following: (i) a termination of the Merger Agreement by the Board of Directors of the Company under Section 6.1(d) of the Merger Agreement; (ii) an occurrence of both (A) a Purchase Event of the type described in subclauses (A),or (C) of
     Section 2(a) hereof other than a termination of the Merger Agreement referred to in clause (i) of this sentence and (B) consummation of a Takeover Proposal within twelve (12) months after termination of the Merger Agreement; (or) (iii) an occurrence of both (A) a Purchase Event of the type described in subclause (D) of Section 2(a) hereof and (B) consummation of a Takeover Proposal within six (6) months after the termination of the Merger Agreement. A Repurchase Event referred to in clause (ii) or (iii) of the preceding sentence will occur when the last of the events referred to in clauses (ii)(A) and (ii) (B) occurs.

7.  Registration Rights.  Parent may, by written notice (the "Registration
    -------------------
Notice") request the Company to register under the Securities Act all or any part of the capital stock of the Company acquired under this Agreement and beneficially owned by Parent (the "Registrable Securities"). The Company (and/or any Person designated by the Company) shall thereupon have the option exercisable by written notice delivered to Parent within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price equal to the product of (i) the number of Registrable Securities and (ii) the fair market value of such shares. Any such purchase of Registrable Securities by the Company hereunder shall take place at a closing to be held at the principal executive offices of the Company or its counsel at any reasonable date and time designated by the Company and/or such designee in such notice within 20 business days after delivery of such notice. Any payment of the shares to be purchased shall be made by delivery at the time of such closing of the purchase price for the Registrable Securities in immediately available funds. For purposes of his Agreement the term Registrable Securities shall not include shares of capital stock acquired under this Agreement that may be sold pursuant to Rule 144(k) of the Securities Act.

          If the Company does not elect to exercise its option pursuant to this
Section 7 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however,
                                                          --------  --------
that (i) Parent shall be entitled to no more than an aggregate of two effective registration statements hereunder and (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to such Company, such information would have to be disclosed if a registration statement were filed at that time; (B) such Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) such Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Company or any of its affiliates.
If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the Securities and Exchange Commission of the registration statement becomes effective, the provisions of this Section 7 shall again be applicable to any proposed registration, provided, however, that neither party shall be entitled
                       -------- ---------
to request more than two registrations pursuant to this Section 7. The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company shall not be required to
              --------  --------
qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          The registration rights set forth in this Section 7 are subject to the condition that Parent shall provide the Company with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder, as, in the reasonable judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

          A registration effected under this Section 7 shall be effected at the Company's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to Parent, and the Company shall provide to any underwriter such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and any underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with any underwriters participating in such offering.

8.  Listing.  If shares of Company Common Stock or any other securities to be
    -------
acquired upon exercise of the Option are then listed on the Nasdaq National Market (or any other national securities exchange or national securities quotation system), the Company, upon the request of Parent, shall promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market (or such other national securities exchange or national securities quotation system) and shall use reasonable efforts to obtain approval of such listing as promptly as practicable.

9.  Adjustment Upon Changes in Capitalization, Etc.  (a) In the event of any
    ----------------------------------------------
change in Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 9(a)), the number of shares of Company Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

(b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Company enters into an agreement
     (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Subsidiary or one of Parent's other subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable.

(c) If, prior to the termination of the Option in accordance with Section 2 or the Notice Date, the Company enters into any agreement pursuant to which all outstanding shares of Company Common Stock are to be purchased for, or converted into the right to receive in whole or in part (other than in respect of fractional shares), cash (a "Transaction"), the Company covenants that proper provision shall be made in such agreement to provide that, if the Option shall not therefore have been exercised, then upon the consummation of a Transaction (which in the case of a Transaction involving a tender offer shall be when shares of Company Common Stock are accepted for payment), Parent shall receive in exchange for the cancellation of the Option an amount in cash equal to the Cash Consideration and if proper provision is so made the Option shall be cancelled. For purposes of this Agreement, the term "Cash Consideration" means the number of Option Shares multiplied by the difference between (A) the closing market price per share of Company Common Stock on the day immediately prior to the consummation of a Transaction and (B) the Purchase Price.

(d) Whenever the number of Option Shares purchasable upon exercise hereof is adjusted as provided in this Section 9, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Company Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Company Common Stock purchasable after the adjustment.

10.  Exchange Loss or Mutilation.  This Agreement (and the Option granted
     ---------------------------
hereby) are exchangeable, without expense, at the option of the Parent, upon presentation and surrender of this Agreement at the principal office of the Company, for other agreements providing for Options of different denominations entitling the Parent to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Option Shares hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company shall execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

11.  Certain Covenants of the Company.  The Company agrees:  (i) that it shall
     --------------------------------
at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; (iii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder or to any other governmental entity is necessary before the Option may be exercised, cooperating fully with the Parent in preparing such applications or notices and providing such information to each such governmental entity as they may require) in order to permit the Parent to exercise the Option and the Company duly and effectively to issue Option Shares pursuant hereto; and (iv) to take all action provided herein to protect the rights of the Parent against dilution.

12.  Specific Performance.  The Company acknowledges that if the Company fails
     --------------------
to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

13.  Profit Limitation.  (a) Notwithstanding any other provision of this
     -----------------
Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed $24 million (the "Cap") and, if it otherwise would exceed such amount, Parent, at its sole election, shall either (a) deliver to the Company for cancellation Shares previously purchased by Parent (valued at the average of the last sales price for Company Common Stock for the ten trading days ending on the day immediately preceding such delivery), (b) pay cash to the Company or (c) undertake any combination thereof, so that Parent's Total Profit shall not exceed the Cap after taking into account the foregoing actions.

          As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash paid or payable by Parent pursuant to Section 7.1(b) of the Merger Agreement, (ii) (x) the amount paid or payable by Parent pursuant to the Company's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Parent's purchase price for such Option Shares, and (iii) (x) the net cash amounts received by Parent pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Parent's purchase price for such Option Shares.

14.  Miscellaneous.
     -------------

(a)  Expenses.  Except as otherwise provided in the Sections 6 and 7, each of
     --------
     the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

(b)  Waiver and Amendment.  Any provision of this Agreement may be waived at any
     --------------------
     time by the party that is entitled to the benefits of such provision, but such waiver shall only be effective if in writing and signed by the party entitled to the benefits of such provision. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(c)  Descriptive Headings.  The descriptive headings contained herein are for
     --------------------
     convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)  Entire Agreement; No Third-Party Beneficiaries.  Except as otherwise
     ----------------------------------------------
     provided, in this Agreement, the Merger Agreement (including the documents and instruments referred to therein), the Confidentiality Agreement by and between the Company and Parent, dated May 27, 1998, the Supplement to the Confidentiality Agreement by and between the Company and Parent, dated May 6, 1998 and that certain Reciprocal Confidentiality Agreement by and between the Company and Parent (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) not intended to confer upon any person other than the parties any rights or remedies. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void, or unenforceable, the other terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Parent to acquire, or does not require the Company to repurchase, the full number of Option Shares provided herein (as adjusted pursuant to Section 9), it is the express intention of the Company to allow Parent to acquire, or to require the Company to repurchase, such lesser number of shares as may be permissible without any amendment or modification hereof.

(e)  GOVERNING LAW.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law). Each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. THE GRANTOR AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. THE GRANTOR HEREBY APPOINTS THE SECRETARY OF THE GRANTOR AS ITS AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY.

(f)  Notices.  All notices, requests, claims, demands and other communications
     -------
     under this Agreement must be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Company, to:


               Penederm Incorporated
               320 Lakeside Drive
               Foster City, California 94404


               Telecopy No.:  (650) 358-0547


               Attention:  Lloyd H. Malchow
                           President & Chief Executive Officer

               with copies to:


               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, CA  94301-1300


               Telecopy No.:  (650) 324-0638


               Attention:  Henry Lesser; and

          (ii) if to Parent, to:


               Mylan Laboratories Inc.
               781 Chestnut Ridge Road
               P.O. Box 4310
               Morgantown, WV  26505


               Telecopy No.:  (304) 599-7284


               Attention:  Roderick P. Jackson
                           Senior Vice President

               with a copy to:


               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street, 20th Floor
               Pittsburgh, PA  15219-1420


               Telecopy No.:  (412) 562-1041


               Attention:  JoEllen Lyons/John R. Previs

(g)  Counterparts.  This Agreement and any amendments hereto may be executed in
     ------------
     two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterparts.

(h)  Assignment.  Neither this Agreement nor any of the rights, interests or
     ----------
     obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party except that Parent may assign this Agreement and its rights hereunder to any of its subsidiaries. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(i)  Further Assurances.  In the event of any exercise of the Option by Parent,
     ------------------
     the Company and Parent shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                              PENEDERM INCORPORATED



                              By: /s/ Lloyd H. Malchow
                                  -----------------------------------
                                  Lloyd H. Malchow
                                  President and Chief Executive Officer


                              MYLAN LABORATORIES INC.



                              By: /s/ Roderick P. Jackson
                                  -----------------------------------
                                  Roderick P. Jackson
                                  Senior Vice President

                                   APPENDIX C


                               VOTING AGREEMENTS

                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of June 24, 1998, between Mylan Laboratories Inc., a Pennsylvania corporation ("Parent"), and the persons listed on Schedule A hereto (individually, a "Stockholder" and collectively, the "Stockholders").

          WHEREAS, Parent and Penederm Incorporated, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of MLI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with the Company (the "Merger");

          WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by such Stockholder, including Company Common Stock issuable upon the exercise of options to purchase Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Subsidiary have requested that the Stockholders enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

          NOW, THEREFORE, to induce Parent and Subsidiary to enter into, and in consideration of them entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

1. COVENANTS OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, agrees as follows:

(a) Each Stockholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person other than Parent or Parent's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby; provided, however, that any Stockholder that is an individual may transfer all or any part of his or her Securities to any sibling or any other member of his or her immediate family, any of his or her lineal descendants or any trust for the benefit of any of them, if the recipient of the Securities agrees in advance in writing delivered to Parent to be bound by this Agreement.

(b) Until the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall not, nor shall the Stockholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent acting on behalf of or at the direction of the Stockholder (a "Stockholder Representative") to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined in the Merger Agreement) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Stockholder Representative shall be deemed to be a violation of this
     Section 1(b) by the Stockholder.

(c) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought from the stockholders of the Company, each Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) such Stockholder's Securities in favor of approving the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the calling of a special meeting of the stockholders of the Company to consider any of the foregoing. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Securities against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or license of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement) (collectively, "Alternative Transactions"), or
     (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries or any motion at a meeting of stockholders of the Company, which amendment or other proposal or transaction or motion would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions").

2.   GRANT OF IRREVOCABLE PROXY COUPLED WITH AN INTEREST; APPOINTMENT OF PROXY.

(a) Each Stockholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the calling of a special meeting of the stockholders of the Company to consider any of the foregoing, and (ii) against any Alternative Transaction or Frustrating Transaction.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

(c) EACH STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. Such Stockholder hereby further affirms that such irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby ratifies and confirms all that the individual voting such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. Such irrevocable proxy shall be valid until the later to occur of
     (i) one year from the date hereof or (ii) the termination of this Agreement in accordance with its terms.

3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

(a) AUTHORIZATION. The Stockholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. If the Stockholder is married and the Securities constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder's spouse enforceable against such spouse in accordance with its terms.

(b) NO CONFLICT. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under any law or agreement or arrangement to which the Stockholder is a party or by which the Stockholder is bound, (ii) require any filing with or authorization by any governmental entity or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding on the Stockholder.

(c) OWNERSHIP OF SECURITIES. Each Stockholder's Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by each Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and the Stockholder has good and marketable title to such Securities, free and clear of any (i) liens, proxies, voting trusts or agreements, understandings or arrangements and
     (ii) pledges, restrictions, charges or other adverse claims of any kind or nature. Each Stockholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than the Securities set forth opposite the Stockholder's name on Schedule A hereto.

(d) MERGER AGREEMENT. Each Stockholder understands and acknowledges that Parent and Subsidiary are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

4. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder's Securities as contemplated by Section 2.

5. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 6 shall relieve any party from liability for willful breach of this Agreement.

7. STOP TRANSFER. The Company agrees with, and covenants to, Parent that the Company shall not register the transfer of any certificate representing any Stockholder's Securities unless such transfer is made in accordance with the terms of this Agreement.

8.  GENERAL PROVISIONS.

(a) EXPENSES. All costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by

     Parent. All costs and expenses incurred by the Stockholders in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

(b) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(c) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (i)  if to Parent, to:

                            Mylan Laboratories Inc.
                            781 Chestnut Ridge Road
                             Post Office Box 4310
                             Morgantown, WV  26505
                        Telecopy Number (304) 599-7284

                                with a copy to:

                            John R. Previs, Esquire
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                         301 Grant Street, 20th Floor
                          Pittsburgh, PA  15219-1410
                        Telecopy Number (412) 562-1041

and

                      (ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto:

                                with a copy to:

                             Henry Lesser, Esquire
                        Heller Ehrman White & McAuliffe
                             525 University Avenue
                           Palo Alto, CA  94301-1300
                        Telecopy Number (650) 324-0638

(d) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

(e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(f) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

9. STOCKHOLDER CAPACITY. As of the date of this Agreement, each of the Stockholders is a director of the Company. None of the Stockholders makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Securities and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States.
This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

EACH STOCKHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH STOCKHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS HIS OR HER AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MYLAN LABORATORIES INC.


                                    By:    /s/ Roderick P. Jackson
                                        -------------------------------------
                                    Name:  Roderick P. Jackson
                                    Title: Senior Vice President

                                    STOCKHOLDERS


                                    /s/ Gerald Weinstein
                                    ----------------------------------
                                    Gerald Weinstein


                                    /s/ Marcia Weinstein
                                    ----------------------------------
                                    Marcia Weinstein


                                    /s/ David Collins
                                    ----------------------------------
                                    David Collins


                                    /s/ Harvey S. Sadow
                                    ----------------------------------
                                    Dr. Harvey S. Sadow, Ph.D.


                                    /s/Lloyd Malchow
                                    ----------------------------------
                                    Lloyd Malchow


                                    /s/ Robert F. Allnutt
                                    ----------------------------------
                                    Robert F. Allnutt


                                    /s/ William E. Bergman
                                    ----------------------------------
                                    William E. Bergman


                                    /s/ Joseph E. Smith
                                    ----------------------------------
                                    Joseph E. Smith

                                   SCHEDULE A
                                   ----------


STOCKHOLDER                                                          SECURITIES HELD
---------------------------------------------------------  ------------------------------------
Gerald and Marcia Weinstein                                               27,725
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

David Collins                                                             15,000
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

Dr. Harvey S. Sadow, Ph.D.                                                10,000
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

Lloyd Malchow                                                              7,840
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

Robert F. Allnutt                                                          1,000
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

William E. Bergman                                                             0
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

Joseph E. Smith                                                                0
c/o Penederm Incorporated
320 Lakeside Drive
Foster City, CA  94404

                                   APPENDIX D


                        OPINION OF LEHMAN BROTHERS INC.

                          [Lehman Brothers Letterhead]


                                                                   June 23, 1998

Board of Directors
Penederm Incorporated
320 Lakeside Drive, Suite A
Foster City, California 94404

Members of the Board:

    We understand that Penederm Incorporated (the "Company") is proposing to enter into an agreement with Mylan Laboratories, Inc. ("Mylan") pursuant to which a subsidiary of Mylan ("Mylan sub") will merge with and into the Company (the "Merger") and, upon effectiveness of the Merger, each share of the common stock of the Company will be converted into the right to receive 0.68 shares (the "Exchange Ratio") of Mylan common stock ("the Transaction"). The terms and conditions of the Transaction are set forth in more detail in the Agreement and Plan of Merger to be dated June 24, 1998 (the "Agreement") among the Company, Mylan and Mylan sub.

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Transaction, (2) the Company's annual report on Form 10-K for the year ended December 31, 1997 and such other publicly available information concerning the Company and Mylan that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations, and prospects of Mylan furnished to us by Mylan, (5) a trading history of the Company's common stock over the last two years to the present, and a comparison of that trading history with those of other companies that we deemed relevant, (6) a trading history of Mylan's common stock over the last two years to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Mylan with those of other companies that we deemed relevant, (9) a comparison of the financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant, and (10) published estimates of third party research analysts with respect to the future financial performance of Mylan. In addition, we have had discussions with the managements of the Company and Mylan concerning their respective businesses, operations, assets, financial conditions, prospects and operating synergies expected by such managements to result from the Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.

Penederm Incorporated
June 23, 1998
Page Two

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the advice of managements of the Company and Mylan that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we relied upon such projections in arriving at our opinion. With respect to the future financial performance of Mylan, upon advice of Mylan we have assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of Mylan. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Mylan, and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the business of the Company. In addition, we have assumed that, as contemplated by the Agreement, the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company's stockholders in the Transaction is fair to such stockholders.

    We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the equity securities of the Company and Mylan for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction.

                                    Very truly yours,

                                    LEHMAN BROTHERS

                                    By:   /s/ Ted Breck
                                        -------------------
                                        Managing Director

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   In accordance with the PBCL, Mylan's Bylaws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

   As permitted by PBCL, Mylan's Bylaws provide that directors and officers of Mylan are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits. The following is a list of Exhibits filed as part of this Registration Statement.


Exhibit No.                                                                         Reference
-----------                                                                         ---------
2(a)       Merger Agreement (attached as Appendix A to the Proxy                  Filed herewith
           Statement/Prospectus included in this Registration
           Statement)
2(b)       Stock Option Agreement (attached as Appendix B to the                  Filed herewith
           Proxy Statement/Prospectus included in this Registration
           Statement)
3(a)       Amended and Restated Articles of Incorporation, as           Incorporated herein by reference
           amended, of Mylan                                            to Exhibit 3(a) to Mylan's Form
                                                                        10-Q for the quarter ended June
                                                                        30, 1992.
3(b)       Bylaws of Mylan                                              Incorporated herein by reference
                                                                        to Exhibit 3(b) to Mylan's Form
                                                                        10-Q for the quarter ended June
                                                                        30, 1992
5(a)       Opinion of Buchanan Ingersoll Professional Corporation                 Filed herewith
           regarding the validity of the Mylan Common Stock to be
           issued in the Merger
8(a)       Tax opinion of Heller Ehrman White & McAuliffe                    To be filed by Amendment
8(b)       Tax opinion of Buchanan Ingersoll Professional Corporation        To be filed by Amendment
23(a)(1)   Consent of Deloitte & Touche LLP                                       Filed herewith
23(a)(2)   Consent of Deloitte & Touche LLP                                       Filed herewith
23(b)      Consent of Ernst & Young LLP                                           Filed herewith


Exhibit No.                                                                         Reference
-----------                                                                         ---------

23(c)      Consent of Buchanan Ingersoll Professional Corporation                 Filed herewith
           (included in Exhibit 5(a))
23(d)      Consent of Heller Ehrman White & McAuliffe (included in           To be filed by Amendment
           Exhibit 8(a))
23(e)      Consent of Buchanan Ingersoll Professional Corporation            To be filed by Amendment
           (included in Exhibit 8(b))
24(a)      Power of Attorney (appearing on signature page)                        Filed herewith
99(a)      Opinion of Lehman Brothers Inc. (attached as Appendix D to             Filed herewith
           the Proxy Statement/Prospectus included in this
           Registration Statement)
99(b)      Consent of Lehman Brothers Inc.                                        Filed herewith
99(c)      Penederm Form of Proxy for Common Stock                                Filed herewith

   (b) Financial Statement Schedules. No financial statement schedules of the Registrant are required to be included herein.

   (c) Opinions. The opinion of Lehman Brothers Inc. is included as Appendix D to the Proxy Statement/Prospectus.


Item 22. Undertakings.

   (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   (g) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, on August 20, 1998.

                              MYLAN LABORATORIES INC.

                              By:   /s/ Roderick P. Jackson
                                   -----------------------------
                                   Name:  Roderick P. Jackson
                                   Title:  Senior Vice President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick P. Jackson and Donald C. Schilling, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 20, 1998.


     Signatures                            Title
     ----------                            -----

/s/ Milan Puskar               Chairman, Chief Executive Officer, President,
--------------------------     Director (Principal Executive Officer)
    Milan Puskar

/s/ C.B. Todd
--------------------------     Senior Vice President and Director
    C.B. Todd

/s/ Dana G. Barnett
--------------------------     Executive Vice President and Director
    Dana G. Barnett

/s/ Patricia A. Sunseri
--------------------------     Vice President--Investor and Public Relations
    Patricia A. Sunseri        and Director

/s/ Robert W. Smiley
--------------------------     Secretary and Director
    Robert W. Smiley

/s/ Laurence S. DeLynn
--------------------------     Director
    Laurence S. DeLynn

/s/ John C. Gaisford, M.D.
--------------------------     Director
    John C. Gaisford, M.D.

/s/ Donald C. Shilling
--------------------------     Chief Financial Officer (Principal Financial
    Donald C. Shilling         and Accounting Officer)